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As filed with the Securities and Exchange Commission on August 24, 2007

Registration No. 333-144945

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RFS Holding, L.L.C. (Depositor to GE Capital Credit Card Master Note Trust) (Exact name of registrant as specified in its charter)
Delaware (State of Incorporation)	57-1173164 (I.R.S. Employer Identification No.)
777 Long Ridge Road, Building B, 3rd Floor Stamford, CT 06927 Tel: (203) 585-6669 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael P. Paolillo, Esq.
Senior Vice President and Counsel
GE Money
777 Long Ridge Road, Building C, 1st Floor
Stamford, CT 06927
Tel: (203) 585-2151
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: Julie A. Gillespie, Esq. 71 South Wacker Drive Chicago, Illinois 60606-4637 (312) 782-0600

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)

Asset Backed Notes	$6,322,985,000	100%	$6,322,985,000	$194,115.64

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
$30.70 has previously been paid.

(3)
$34,559.40 of the registration fee for this Registration Statement is being offset, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, by the registration fee paid in connection with unsold Asset Backed Notes registered by the Registrant under Registration Statement No. 333-127292 filed on August 8, 2005 and amended by Amendment No. 1 to Form S-3 filed on August 30, 2005. This offset amount represents the remaining unused part of the $525,523.20 previously offset, also pursuant to Rule 457(p), against the registration fee for the Registrant's Registration Statement No. 333-130030 filed on November 30, 2005 and amended by Amendment No. 1 to Form S-3 filed on January 30, 2006, Amendment No. 2 to Form S-3 filed on May 26, 2006 and Amendment No. 3 to Form S-3 filed on June 12, 2006.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        Introductory Note

        This registration statement includes:

•
a representative form of prospectus supplement to the base prospectus relating to the offering by GE Capital Credit Card Master Note Trust of a series of asset-backed notes; and

•
a representative form of base prospectus relating to asset-backed notes of GE Capital Credit Card Master Note Trust.

The information in this preliminary prospectus supplement and the attached prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated [    •    ] [    •    ], 200[    •    ]

Prospectus Supplement to Prospectus dated [    •    ] [    •    ], 200[    •    ]

GE Capital Credit Card Master Note Trust Issuing Entity
RFS Holding, L.L.C. Depositor	GE Money Bank Sponsor and Servicer
$[Aggregate Amount] Series 200[•]- [•] Asset Backed Notes(1)
	Class A Notes	Class B Notes	Class C Notes
Principal amount	$[•]	$[•]	$[•]
Interest rate	[One-month LIBOR plus] [•]% per year(2)	[One-month LIBOR plus] [•]% per year(2)	[One-month LIBOR plus] [•]% per year(2)
Interest payment dates	monthly on the [•], beginning [•], [•]	monthly on the [•], beginning [•], [•]	monthly on the [•], beginning [•], [•]
Expected principal payment date	[•] payment date	[•] payment date	[•] payment date
Final maturity date	[•] payment date	[•] payment date	[•] payment date
Price to public	$[•] (or [•]%)	$[•] (or [•]%)	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)	$[•] (or [•]%)	$[•] (or [•]%)
Proceeds to issuing entity	$[•] (or [•]%)	$[•] (or [•]%)	$[•] (or [•]%)

(1)
The issuing entity may offer and sell Series 200[    •    ]- [    •    ] notes having an aggregate initial principal amount that is greater than the amount shown above. In that event, the initial principal amount of each class of notes and the initial excess collateral amount will be proportionally increased.

(2)
[Further disclosure of how one-month LIBOR is determined is included in the Structural Summary on page S-8.]

        The notes will be paid from the issuing entity's assets consisting primarily of receivables in a portfolio of private label revolving credit card accounts owned by GE Money Bank.

        Each class of notes benefits from credit enhancement in the form of subordination of any junior classes of notes, a specified amount of excess collateral and, for the Class C notes, a spread account. [In addition, the issuing entity will enter into an interest rate swap for the Class A notes, the Class B notes and the Class C notes with [    •    ], as the initial swap counterparty.]

        We expect to issue your series of notes in book-entry form on or about [    •    ] [    •    ], 200[    •    ].

        You should consider carefully the risk factors beginning on page S-15 in this prospectus supplement and page 1 in the prospectus.

        A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of GE Capital Credit Card Master Note Trust only and are not obligations of RFS Holding, L.L.C., GE Money Bank, General Electric Capital Corporation, their respective affiliates or any other person. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A notes
Underwriters of the Class B notes
Underwriters of the Class C notes

[    •    ] [    •    ], 200[    •    ]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

        We (RFS Holding, L.L.C.) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

        Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

        We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

i

Summary of Terms

Issuing Entity:	GE Capital Credit Card Master Note Trust
Depositor:	RFS Holding, L.L.C.
Sponsor and Servicer:	GE Money Bank
Indenture Trustee:	Deutsche Bank Trust Company Americas
Owner Trustee:	The Bank of New York (Delaware)
Expected Closing Date:	[•],[•]
Commencement of Accumulation Period (subject to adjustment):	[•],[•]
Expected Principal Payment Date:	[•] payment date
Final Maturity Date:	[•] payment date
Clearance and Settlement:	DTC/Clearstream/Euroclear
Denominations:	Minimum $100,000, and in integral multiples of $1,000
Servicing Fee Rate:	2% per year
Initial Collateral Amount:	$[•]
Primary Assets of the Issuing Entity:	Receivables generated by a portfolio of private label and co-branded revolving credit card accounts owned by GE Money Bank
Offered Notes:	The Class A notes, Class B notes and Class C notes are offered by this prospectus supplement and the accompanying prospectus

Series 200[    •    ]- [    •    ]

Class	Amount (subject to increase)	% of Initial Collateral Amount
Class A notes	$		%
Class B notes	$		%
Class C notes	$		%
Excess collateral amount	$		%

Initial collateral amount		$100.00%

Offered Notes

	Class A	Class B	Class C
Principal Amount (subject to increase):	$[•]	$[•]	$[•]
Anticipated Ratings:[1] (Moody's/S&P/Fitch)	Aaa/AAA/AAA	A2/A/A	Baa2/BBB/BBB+
Credit Enhancement:	subordination of Class B and Class C and excess collateral amount	subordination of Class C and excess collateral amount	excess collateral amount and spread account
Interest Rate:	[One-month LIBOR plus] [•]% per year	[One-month LIBOR plus] [•]% per year	[One-month LIBOR plus] [•]% per year
Interest Accrual Method:	[30] [actual]/360	[30] [actual]/360	[30] [actual]/360
Interest Payment Dates:	monthly (15th), beginning [•], [•]	monthly (15th), beginning [•], [•]	monthly (15th), beginning [•], [•]
[Interest Rate Index Reset Date:]	[2 London business days before each interest payment date]	[2 London business days before each interest payment date]	[2 London business days before each interest payment date]
ERISA eligibility:	Yes, subject to important considerations described under "Certain ERISA Considerations" in the accompanying prospectus.
Debt for United States Federal Income Tax Purposes:	Yes, subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus.

1
It is a condition to issuance that one of these ratings be obtained. Ratings on the notes are expected to be monitored by the rating agencies that are rating the notes while the notes are outstanding.

Structural Summary

        This summary is a simplified presentation of the major structural components of Series 200[•]- [•]. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

Issuing Entity

        The notes will be issued by GE Capital Credit Card Master Note Trust, a Delaware statutory trust, which is referred to in this prospectus supplement as the issuing entity or the trust. The notes will be issued under an indenture supplement to an indenture, each between the trust and the indenture trustee. The trust's principal offices are at the following address: c/o General Electric Capital Corporation, as administrator, 777 Long Ridge Road, Building B, 3rd Floor, Stamford, CT 06927. The trust's phone number is (203) 585-2351.

        The indenture trustee is Deutsche Bank Trust Company Americas.

Collateral for the Notes

        The notes are secured by a pool of receivables that arise under certain of GE Money Bank's private label and co-branded revolving credit card accounts. We refer to the receivables securing the notes as the transferred receivables, and we refer to the accounts that have been designated as trust accounts as the trust portfolio.

        The following information regarding the trust portfolio is as of [•],[•]:

  •
  total transferred receivables: $[•]

  •
  principal receivables: $[•]

  •
  finance charge receivables: $[•]

  •
  total number of accounts designated to the trust portfolio: [•]

        As of the end of the last billing cycle ended in [•] [•] for each of the retailers included in the trust portfolio:

  •
  The accounts designated for the trust portfolio had an average total receivable balance of approximately $[•] and an average credit limit of approximately $[•].

  •
  The percentage of the aggregate total receivable balance to the aggregate total credit limit was [•]%.

  •
  The average age of the accounts was approximately [•] months.

Addition of Assets to the Trust

        When an account has been designated as a trust account, GE Money Bank continues to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. GE Money Bank has the option to designate additional accounts, which must meet the criteria for eligible accounts described under "The Trust Portfolio—Representations and Warranties of the Depositor" in the accompanying prospectus, as trust accounts from time to time. If the volume of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the rating agencies for all outstanding series of notes confirm that the addition will not impair their ratings of any outstanding class of notes. Rating agency confirmations are also required if GE Money Bank wishes to designate any accounts that it acquired from third-party financial institutions or accounts in a new retailer program. See "The Trust Portfolio—Additions of Trust Assets" in the accompanying prospectus for a more detailed description of the limitations on our ability to designate additional accounts. In addition, GE Money Bank is required to designate additional accounts as trust accounts if the amount of principal receivables held by the trust falls below a specified minimum, as more fully described in "The Trust Portfolio—Addition of Trust Assets" in the accompanying prospectus.

Removal of Assets from the Trust

  Optional Removals

        We have the right to remove accounts from the list of designated accounts and to repurchase the related receivables from the trust in two circumstances. First, when the trust holds excess receivables, we may remove and repurchase on a random basis, subject to the condition that each rating agency confirms that these actions will not impair its rating of any outstanding class of notes. Second, some retailers have the right to purchase receivables relating to their credit card program if the program is terminated. If a retailer exercises this right, we will remove and repurchase the related accounts and receivables and are not required to obtain a rating agency confirmation. The conditions that must be satisfied when we remove accounts from the list of designated accounts are more fully described under "The Trust Portfolio—Removal of Accounts" in the accompanying prospectus.

  Required Removals

        We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust, and the ineligibility results in a charge-off or an impairment of the trust's rights in the transferred receivables or their proceeds. Similarly, the servicer is required to purchase receivables from the trust if the servicer fails to satisfy any of its obligations in connection with the transferred receivables or trust accounts, and the failure results in a material impairment of the transferred receivables or subjects their proceeds to a conflicting lien. These repurchase and purchase obligations are subject to cure periods and are more fully described in "The Trust Portfolio—Representations and Warranties of the Depositor" and "The Servicers—Servicer's Representations, Warranties and Covenants" in the accompanying prospectus.

Other Series of Notes

        [It is expected that the trust will issue an additional series of term notes designated as Series 200[•]- [•] and one or more additional series of variable funding notes on or about the closing date.]

        The trust has issued other series of notes and may issue additional series of notes from time to time in the future. A summary of the outstanding series of notes is in "Annex I: Other Series of Notes Issued and Outstanding", which is included at the end of this prospectus supplement and is incorporated into this prospectus supplement. Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of notes.

        No new series of notes may be issued unless the conditions described in "Description of the Notes—New Issuances of Notes" in the accompanying prospectus are satisfied, including:

  •
  each rating agency confirms that the new issuance will not impair its rating of any outstanding class of notes;

  •
  we certify, based on facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially or adversely affect the amount or timing of distributions to be made to any class of noteholders;

  •
  after giving effect to the new issuance, the free equity amount would not be less than the minimum free equity amount and the amount of principal receivables held by the trust and the principal amount of any participation interests held by the trust, together with any amount on deposit in the excess funding account, would at least equal the required minimum amount for the trust; and

  •
  an opinion with respect to certain tax matters is delivered.

Equity Amount

        We refer to the excess of the sum of the total amount of principal receivables and the principal amount of any participation interests held by the trust, plus any balance in the excess funding account and the amount of principal collections on deposit in other trust accounts over the aggregate outstanding principal amount of all of the trust's notes as the equity amount. To provide support for your notes, we are required to maintain an equity amount in the trust of not less than the excess collateral amount for your notes. The excess collateral amount for your series provides credit enhancement by absorbing losses and uncovered dilution on the transferred receivables allocated to your series to the extent not covered by finance charge collections available to your series.

        The equity amount at any time may exceed the excess collateral amount for your series and any excess collateral amounts required to be maintained for other series of notes. We refer to this excess amount, if any, as the free equity amount. We are currently required to maintain a minimum free equity amount equal to at least [•]% of the aggregate principal receivables securing the notes.

        The excess collateral amount for your series and a portion of the free equity amount also enhance the likelihood of timely payment of principal on your notes through cash flow subordination because of two features of your series.

  •
  The first feature is that the numerator for your series' allocation percentage for principal collections includes the excess collateral amount. This results in the share of principal collections corresponding to the excess collateral amount being available for required principal payments on the notes or deposits to the principal accumulation account before any such collections are applied to reduce the excess collateral amount.

  •
  The second feature is that the numerator for your series' allocation percentage for principal collections does not reduce as principal payments are made to your series or collections are accumulated to repay your notes. Since the collateral amount for your series does reduce as a result of principal payments and principal accumulation, effectively a portion of your principal allocation comes from principal collections corresponding to the free equity amount.

Allocations of Collections and Losses

        Your notes represent the right to receive principal and interest, which is secured in part by the right to payments from a portion of the collections on the transferred receivables. The servicer, on behalf of the trust, will allocate to the collateral amount for your series a portion of defaulted principal receivables and will also allocate a portion of the dilution on the transferred receivables to the collateral amount for your series if the dilution is not offset by the free equity amount and we fail to comply with our obligation to reimburse the trust for the dilution. Dilution means any reduction to the principal balances of the transferred receivables because of merchandise returns or any other reason except losses or payments.

        The portion of collections and defaulted principal receivables allocated to the collateral amount for your series will be based mainly upon the ratio of the collateral amount for your series to the aggregate amount of principal receivables securing the notes. The way this ratio is calculated for purposes of allocating principal collections will vary during each of three periods that will or may apply to your notes:

  •
  The revolving period, which will begin on the closing date and end when either of the other two periods begins.

  •
  The controlled accumulation period, which is scheduled to begin on [•], [•], but which may begin earlier or later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

  •
  The early amortization period, which will only occur if one or more adverse events, known as early amortization events, occurs.

        For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each monthly period. References in this prospectus supplement to the monthly period related to any payment date refer to the period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the immediately preceding calendar month. The first monthly period for your series will begin on the closing date and end on [•], 200[•]. However, for allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount as of the end of the revolving period will be used.

        The initial collateral amount for your series will equal $[•], which is the sum of the initial outstanding principal amount of the Series 200[•]-[•] notes plus an initial excess collateral amount of $[•]. The collateral amount will thereafter be reduced by:

  •
  principal collections to the extent applied to make principal payments on the notes (other than principal payments made from funds on deposit in the spread account) or to fund the principal accumulation account;

  •
  reductions in the excess collateral amount that result from reductions in the required excess collateral amount;

  •
  the amount of any principal collections to the extent reallocated to cover interest[, senior swap payments], payments to the indenture trustee, the owner trustee and the administrator for the trust and monthly servicing fee payments for your series; and

  •
  your series' share of defaults and uncovered dilution to the extent not funded from finance charge collections and investment earnings allocated to your series.

        Any reduction in the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reimbursed to the extent that your series has finance charge collections and other amounts treated as finance charge collections available for this purpose in future periods.

        As described under "—Credit Enhancement—Subordination" below in this summary and in "Risk Factors—Payments on the Class B notes are subordinate to payments on the Class A notes" and "—Payments on the Class C notes are subordinate to payments on the Class A notes and Class B notes" and in "Description of Series Provisions—Subordination," the excess collateral amount provides credit enhancement by absorbing reductions in the collateral amount because of reallocated principal collections, defaults and uncovered dilution. If the total amount of these types of reductions exceeds the excess collateral amount, then the Class C notes may not be repaid in full. If the total amount exceeds the sum of the excess collateral amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total amount exceeds the sum of the excess collateral amount and the principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

Application of Finance Charge Collections

        The trust will apply your series' share of collections of finance charge receivables[, net swap receipts], recoveries and investment earnings each month in the following order of priority:

  •
  to pay, pro rata, the following amounts allocated to your series: accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of $[•] for each calendar year, the accrued and unpaid fees and other amounts owed to the owner trustee up to a maximum amount of $[•] for each calendar year and the accrued and unpaid fees and other amounts owed to the administrator for the trust up to a maximum amount of $[•] for each calendar year;

  •
  to pay the servicing fee for your series (to the extent not directly paid by the trust to the servicer during the month);

  •
  to pay, pro rata, interest on the Class A notes [and to make senior swap payments under the Class A interest rate swap];

  •
  to pay, pro rata, interest on the Class B notes [and to make senior swap payments under the Class B interest rate swap];

  •
  to pay, pro rata, interest on the Class C notes [and to make senior swap payments under the Class C interest rate swap];

  •
  to cover your series' share of defaults and uncovered dilution;

  •
  to increase the collateral amount to the extent of reductions in your series' collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been previously reimbursed;

  •
  to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 200[•]- [•] notes during the controlled accumulation period;

  •
  to make a deposit, if needed, to the spread account for the Class C notes up to the required spread account amount;

  •
  without duplication of the amount specified in the sixth bullet point above in respect of uncovered dilution, to cover your series' share of the excess, if any, of the minimum free equity amount over the free equity amount, which will be calculated as described under "Description of Series Provisions—Application of Finance Charge Collections";

  •
  [to make subordinated termination payments and any other payments or deposits relating to the Class A interest rate swap;]

  •
  [to make subordinated termination payments and any other payments or deposits relating to the Class B interest rate swap;]

  •
  [to make subordinated termination payments and any other payments or deposits relating to the Class C interest rate swap;]

  •
  unless an early amortization event has occurred, to pay, pro rata, remaining amounts owed to the indenture trustee, the owner trustee and the administrator for the trust that are allocated to your series;

  •
  to other series that share excess finance charge collections with Series 200[ [•]- [•];

  •
  if an early amortization event has occurred, first, to make principal payments on the Class A notes, the Class B notes and the Class C notes, in that order of priority, and second, to pay, pro rata, remaining amounts owed to the indenture trustee, the owner trustee and the administrator for the trust that are allocated to your series; and

  •
  to us.

        Similar amounts that are initially allocated to another series will be used to cover any shortfalls to the extent those amounts are not needed by those other series and the excess funds are allocated to your series as described in "Description of the Notes—Shared Excess Finance Charge Collections" in the accompanying prospectus.

Application of Principal Collections

        The trust will apply your series' share of collections of principal receivables each month as follows:

  Revolving Period

        During the revolving period, no principal will be paid to, or accumulated for, your series.

  Controlled Accumulation Period

        During the controlled accumulation period, your series' share of principal collections will be deposited in a principal accumulation account, up to a specified deposit amount on each payment date. Unless an early amortization event occurs, amounts on deposit in that account will be paid on the expected principal payment date first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full or the amounts available are depleted.

  Early Amortization Period

        An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary and under "Description of Series Provisions—Early Amortization Events" in this prospectus supplement and under "Description of the Notes—Early Amortization Events" in the accompanying prospectus. During the early amortization period, your series' share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.

  Reallocation of Principal Collections

        During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes[, senior swap payments due from the trust], payments to the indenture trustee, the owner trustee and the administrator for the trust and monthly servicing fee payments not made from your series' share of finance charge collections and other amounts treated as finance charge collections and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the notes obtain the benefit of subordination, as described under "Credit Enhancement—Subordination" in this summary. The amount of reallocated principal collections available to each class is limited by the amount of subordination available to that class.

  Shared Principal Collections

        Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series on any payment date during the early amortization period that is prior to the expected principal payment date unless all outstanding series of notes are in early amortization periods. See "Description of the

Notes—Shared Principal Collections" in the accompanying prospectus.

        At all times, collections of principal receivables allocated to your series that are not needed to make deposits or payments for your series will be: first, made available to other series, second, deposited in the excess funding account if needed to maintain the minimum free equity amount for the trust, and third, distributed to us or our assigns.

Interest on the Notes

        Each class of Notes will accrue interest from and including the closing date to but excluding [•],[•], and for each following interest period at the applicable rate set forth on the cover page of this prospectus supplement. [For purposes of determining the interest rate applicable to the Class A notes, the Class B notes and the Class C notes for each interest period, LIBOR will be determined two London business days before that interest period begins. For each date of determination, LIBOR will equal the rate per annum displayed in the Bloomberg Financial Markets system as the composite offered rate for London interbank deposits for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period), as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, LIBOR will be determined as described in "Description of Series Provisions—Interest Payments."]

        [LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding [•],[•], between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and the other of which will be determined for a maturity of two months.]

Credit Enhancement

        Credit enhancement for your series includes subordination and a spread account, which provides credit enhancement primarily for the benefit of the Class C notes.

        Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

  Subordination

        Credit enhancement for the Class A notes includes the subordination of the Class B notes, the Class C notes and the excess collateral amount.

        Credit enhancement for the Class B notes includes the subordination of the Class C notes and the excess collateral amount.

        Credit enhancement for the Class C notes includes the subordination of the excess collateral amount.

        Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payments of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes. The excess collateral amount for your series is subordinated to all of the classes of notes, so it will absorb shortfalls and collateral deterioration before any class of notes.

  Spread Account

        A spread account will provide additional credit enhancement for your series, primarily for the benefit of the Class C notes. The spread account initially will not be funded. After the Series 200[•]-[•] notes are issued, deposits into the spread account will be made each month from finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series up to the required spread account amount. The required spread account amount is described under "Description of Series Provisions—Spread Account."

        The spread account will be used to make interest payments on the Class C notes [and senior swap payments due from the trust under the Class C interest rate swap] if finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series are insufficient to make those payments.

        Unless an early amortization event occurs, the amount, if any, remaining on deposit in the spread account on the expected principal payment date for the Class C notes, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes, to the extent that the Class C notes have not been paid in full after application of all principal collections on that date. Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first payment date on which the outstanding principal amount of the Class A notes and Class B notes has been paid in full.

        In addition, on any day after the occurrence of an event of default with respect to Series 200[•]-[•] and the acceleration of the maturity date, the indenture trustee will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount in the distribution account for distribution to the Class C noteholders, Class A noteholders and Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

[Interest Rate Swaps

        The trust will enter into an interest rate swap for the Class A notes, an interest rate swap for the Class B notes and an interest rate swap for the Class C notes, each covering the period from the closing date through the final maturity date.

        The notional amounts of the Class A interest rate swap, the Class B interest rate swap and the Class C interest rate swap will, for each interest period, equal the outstanding principal amounts of the Class A notes, the Class B notes and the Class C notes, respectively, as of the end of the first day of the related interest period. Under each swap, prior to each payment date, two interest amounts will be calculated on the outstanding principal amount of the Class A notes, the Class B notes or the Class C notes, as applicable:

  •
  a floating interest amount, accruing at the applicable [one-month LIBOR] and based on the actual number of days in the interest period and a year of 360 days; and

  •
  a fixed interest amount, accruing at the specified fixed interest rate and based on twelve 30-day months and a year of 360 days.

        If the floating interest amount is greater than the fixed interest amount, the trust will receive a payment from the swap counterparty in an amount equal to the difference. Alternatively, if the fixed interest amount is greater than the floating interest amount, the trust will be required to make a payment to the swap counterparty in an amount equal to the difference. The specified fixed interest rate for each of the Class A interest rate swap, the Class B interest rate swap and the Class C interest rate swap is not expected to be higher than [•]% per year.

        Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of each interest rate swap agreement is less than 10%.

        The initial swap counterparty for the Class A, Class B and Class C interest rate swaps is [•]. See "Description of Series Provisions—Interest Rate Swap Counterparty."

        For a discussion of certain risks arising from a default by a swap counterparty under the Class A, Class B or Class C interest rate swap or from the early termination of any of the interest rate swaps, see "Risk Factors—

Default by a swap counterparty or termination of the Class A, Class B or Class C interest rate swap could reduce or delay payments and may cause commencement of an early amortization period or a reduction in the ratings of the notes" and "Description of Series Provisions—Interest Rate Swaps" and "—Early Amortization Events."]

Early Amortization Events

        The trust will begin to repay the principal of the notes before the expected principal payment date if an early amortization event occurs. An early amortization event will occur if the finance charge collections on the receivables are too low or if defaults on the receivables are too high. The minimum amount that must be available for payments to your series in any monthly period, referred to as the base rate, is the result, expressed as a percentage, of the sum of the interest payable on the Series 200[•]- [•] notes [net of any net swap receipts received by the trust or any net swap payments due from the trust for the related interest period], plus your series' share of the servicing fee for the related monthly period and, subject to certain limitations, your series share of fees, expenses and other amounts owing to the indenture trustee, the owner trustee and the administrator for the trust, divided by the sum of the collateral amount and amounts on deposit in the principal accumulation account, each as of the last day of that monthly period. If the average net portfolio yield for your series, calculated as described in the following sentence, for any three consecutive monthly periods is less than the average base rate for the same three consecutive monthly periods, an early amortization event will occur. The net portfolio yield for your series for any monthly period will be the result, expressed as a percentage, of the amount of finance charge collections and other amounts treated as finance charge collections allocated to your series for that monthly period, other than excess finance charge collections [and net swap receipts, if any, received by the trust], net of the amount of defaulted principal receivables and uncovered dilution allocated to your series for that monthly period, divided by the sum of the collateral amount and amounts on deposit in the principal accumulation account, each as of the last day of that monthly period.

        The other early amortization events are:

  •
  Our failure to make required payments or deposits or material failure by us to perform other obligations, subject to applicable grace periods;

  •
  Material inaccuracies in our representations and warranties subject to applicable grace periods;

  •
  The Series 200[•]-[•] notes are not paid in full on the expected principal payment date;

  •
  Bankruptcy, insolvency or similar events relating to us or any originator of accounts;

  •
  We are unable to transfer additional receivables to the trust or the bank is unable to transfer additional receivables to us;

  •
  We do not transfer receivables in additional accounts or participations to the trust when required;

  •
  Servicer defaults described in the accompanying prospectus under the caption "The Servicers—Servicer Default; Successor Servicer" and other specified material defaults of the servicer, subject to applicable grace periods;

  •
  [Failure of a swap counterparty to make a payment under any of the interest rate swaps for the Class A notes, the Class B notes or the Class C notes in respect of a payment obligation arising as a result of LIBOR being greater than the specified fixed rate for the related interest rate swap, and the failure is not cured within 5 business days after the payment is due;]

  •
  [The early termination of the interest rate swap for any of the Class A notes,

    the Class B notes or the Class C notes unless the trust obtains a replacement interest rate hedging arrangement or enters into another arrangement acceptable to the rating agencies within [•] business days after the termination;]

  •
  The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

  •
  An event of default occurs for the Series 200[•]-[•] notes and their maturity date is accelerated.

        The early amortization events for Series 200[•]-[•] are more fully described under "Description of Series Provisions—Early Amortization Events" in this prospectus supplement and under "Description of the Notes—Early Amortization Events" in the accompanying prospectus.

Events of Default

        The Series 200[•]-[•] notes are subject to events of default described under "Description of the Notes—Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include:

  •
  Failure to pay interest on the Series 200[•]-[•] notes for 35 days after it is due;

  •
  Failure to pay principal on the Series 200[•]-[•] notes when it becomes due and payable on the final maturity date for the Series 200[•]-[•] notes;

  •
  Bankruptcy, insolvency or similar events relating to the trust; and

  •
  Material failure by the trust to perform its obligations under the indenture, subject to applicable grace periods.

        In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 200[•]-[•] notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 200[•]-[•] notes, the indenture trustee or holders of not less than a majority of the then-outstanding principal amount of the Series 200[•]-[•] notes may declare the principal amount of the Series 200[•]-[•] notes to be immediately due and payable. These declarations may be rescinded by holders of not less than a majority of the then-outstanding principal amount of the Series 200[•]- [•] notes if the related event of default has been cured, subject to the conditions described under "Description of the Notes—Events of Default; Rights upon Event of Default" in the accompanying prospectus.

        After an event of default and the acceleration of the Series 200[•]-[•] notes, funds allocated to the Series 200[•]-[•] notes and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 200[•]-[•] notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 200[•]-[•] will be applied to make monthly principal and interest payments on the Series 200[•]-[•] notes until the earlier of the date those notes are paid in full or the final maturity date.

        If the Series 200[•]-[•] notes are accelerated or the trust fails to pay the principal of the Series 200[•]-[•] notes on the final maturity date, subject to the conditions described in the prospectus under "Description of the Notes—Events of Default; Rights upon Event of Default", the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount equal to the collateral amount for Series 200[•]-[•] and the related finance charge receivables.

Optional Redemption

        We have the option to purchase the collateral amount for your series when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount, but only if the purchase price paid to the trust is sufficient to pay in full all amounts owing to the noteholders [and any swap counterparty]. The purchase price for your series will equal the collateral amount for your series plus the applicable allocation percentage of finance charge receivables. See "Description of the Notes—Final Payment of Principal" in the accompanying prospectus.

Servicing and Servicer's Fee

        The servicer for the trust is GE Money Bank. GE Money Bank has contracted with GE Capital to provide servicing for its private label and co-branded credit card portfolio, including the trust portfolio. GE Capital has entered into a sub-servicing arrangement with its affiliate, GE Consumer Finance, Inc., and may from time to time enter into additional sub-servicing arrangements with other affiliated companies. See "The Servicers—GE Money Bank" and "—GE Capital" in the accompanying prospectus.

        GE Money Bank, as servicer, receives a fee for its servicing activities. The share of the servicing fee allocable to Series 200[•]- [•] for each payment date will be equal to one-twelfth of the product of (a) 2% and (b) the collateral amount for Series 200[•]-[•] on the last day of the prior monthly period. However, the servicing fee for the first monthly period will be based on the number of days in the first monthly period and will be equal to $[•]. The servicing fee allocable to Series 200[•]-[•] for each payment date will be paid from your series share of collections of finance charge receivables[, net swap receipts], recoveries and investment earnings each month as described in "—Application of Finance Charge Collections" above and in "Description of Series Provisions—Application of Finance Charge Collections."

Tax Status

        Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Mayer, Brown, Rowe & Maw LLP as tax counsel to the trust, is of the opinion that under existing law the Class A notes, the Class B notes and the Class C notes will be considered to be "regular interests" in the RFS FASIT or will otherwise be characterized as debt for federal income tax purposes and that the trust will not be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Series 200[•]- [•] note, you will agree to treat your Series 200[•]-[•] notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

Certain ERISA Considerations

        Subject to important considerations described under "Certain ERISA Considerations" in the accompanying prospectus, the Class A notes, the Class B notes and the Class C notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Each purchaser will be deemed to represent that its purchase, holding or disposition of the notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law. If you are contemplating purchasing the Series 200[•]- [•] notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Series 200[•]-[•] notes could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. See "Certain ERISA Considerations" in the accompanying prospectus for additional information.

Risk Factors

        There are material risks associated with an investment in the Series 200[•]-[•] notes, and you should consider the matters set forth under "Risk Factors" beginning on page S-15 and on page 1 of the accompanying prospectus.

Ratings

        It is a condition to the issuance of your notes that one of the ratings set forth for each class of Series 200[•]- [•] notes under the caption "Offered Notes" above be obtained.

        Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the transferred receivables and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Ratings on the notes are expected to be monitored by the rating agencies that are rating the notes while the notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time.

RFS Holding, L.L.C.

        Our address is 777 Long Ridge Road, Stamford, Connecticut 06927. Our phone number is (203) 585-6669.

        This prospectus supplement uses defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-48 in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page 85 in the accompanying prospectus.

Risk Factors

        In addition to the risk factors described in the prospectus, you should consider the following:

  It may not be possible to find a purchaser for your securities.

        There is currently no secondary market for the notes and we cannot assure you that one will develop. As a result, you may not be able to resell your notes at all, or may be able to do so only at a substantial loss. The underwriters may assist in resales of the notes, but they are not required to do so. We do not intend to apply for the inclusion of the notes on any exchange or automated quotation system. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

  If the ratings of the notes are lowered or withdrawn, the market value of the notes could decrease.

        It is a condition to the issuance of the notes that they receive one of the ratings from the rating agencies set forth under the caption "Offered Notes" in this prospectus supplement. A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as the rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest and the ultimate repayment of principal of the notes pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the notes are based primarily on the value of the transferred receivables and the credit enhancement provided. In the event that the rating initially assigned to any notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial loss.

  Payments on the Class B notes are subordinate to payments on the Class A notes.

        If you buy Class B notes, your interest payments will be subordinate to interest payments on the Class A notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

  •
  You will not receive any interest payments on your Class B notes on any payment date until the full amount of interest then payable on the Class A notes [and senior swap payments, if any, due from the trust under the Class A interest rate swap] have been paid in full.

  •
  In addition, you will not receive any principal payments on your Class B notes on any payment date until the entire principal amount of the Class A notes has been paid in full.

        As a result of these features, any reduction in the collateral amount for your series due to charge-offs, dilution or reallocation of principal will reduce payments on the Class B notes before reducing payments on the Class A notes. If the total amount of these reductions exceeds the excess collateral amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A noteholders until the outstanding principal amount of the Class A notes and all accrued and unpaid interest payable to the Class A noteholders have been paid in full before any payments would be made to the Class B noteholders.

  Payments on the Class C notes are subordinate to payments on the Class A notes and the Class B notes.

        If you buy Class C notes, your interest payments will be subordinate to interest payments on the Class A notes and the Class B notes, and your principal payments will be subordinate to principal payments on the Class A notes and Class B notes as follows:

  •
  You will not receive any interest payments on your Class C notes on any payment date until the full amount of interest then payable on the Class A notes and the Class B notes [and senior swap payments, if any, due from the trust under the Class A and Class B interest rate swaps] have been paid in full.

  •
  In addition, except under the limited circumstances described under "Description of Series Provisions—Spread Account Distributions," you will not receive any principal payments on your Class C notes on any payment date until the entire principal amount of the Class A notes and the Class B notes has been paid in full.

        As a result of these features, any reduction in the collateral amount for your series due to charge-offs, dilution or reallocation of principal will reduce payments on the Class C notes before reducing payments on the Class B notes or Class A notes. If the total amount of these reductions exceeds the excess collateral amount, then the Class C notes may not be repaid in full. If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes and then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

        [Default by a swap counterparty or termination of the Class A, Class B or Class C interest rate swap could reduce or delay payments and may cause commencement of an early amortization period or a reduction in the ratings of the notes.]

        [The interest rate swaps expose you to risks arising from the failure of either a swap counterparty or the trust to perform its obligations thereunder or from the early termination of an interest rate swap. If a swap counterparty does not make a required payment, the trust will have less funds available to make interest payments on the notes. Continuance of such failure for five business days will cause the early amortization period to commence. If either a swap counterparty or the trust does not make a payment due under an interest rate swap, the other party may initiate an early termination of the interest rate swap. If the ratings of a swap counterparty are reduced below certain levels established by Standard & Poor's, Moody's or Fitch, that swap counterparty will be required to assign its rights and obligations under the applicable interest rate swap to a replacement swap counterparty, obtain a letter of credit or guaranty or make other arrangements satisfactory to the rating agencies within certain grace periods. The interest rate swaps may be terminated if the swap counterparty fails to do so. If an interest rate swap is terminated or a swap counterparty fails to perform its obligations (whether following a downgrade or otherwise), we cannot assure you that the trust would be able to enter into a replacement interest rate swap or make other arrangements to hedge the trust's interest payment obligations. The early termination of an interest rate swap will cause an early amortization event and commencement of the early amortization period if the trust does not enter into a replacement interest rate swap or enter into an alternative arrangement satisfactory to the rating agencies.]

        [If the early amortization period commences as a result of any of the foregoing, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes. If the affected interest rate swap is not terminated following the swap counterparty's failure to perform, the trust may have less funds available to pay interest on the notes. In addition, the ratings of the notes may be reduced, which could affect your ability to sell your notes. See "Description of Series Provisions—Interest Rate Swaps" and "—Early Amortization Events."]

  Termination of certain credit card programs could lead to a reduction of receivables in the trust.

        The bank operates its private label and co-branded credit card programs with various retailers under agreements, some of which, if not extended, are scheduled to expire while your notes are outstanding. Some of those program agreements provide that, upon expiration, the retailer has either the option or the obligation to purchase the receivables generated with respect to its program, including the receivables in the trust. Approximately [    •    ]% of the accounts would be subject to removal from the trust and approximately [    •    ]% of the total receivables in the trust as of the last billing cycle ended in [    •    ], would be subject to purchase prior to the expected payment date for your series if the related program agreements were not extended. If these terminations and purchases were to occur and the bank were unable to provide receivables arising under newly designated additional accounts to replace those purchased by the retailers, an early amortization period could begin.

        In addition, the program agreements generally permit retailers to discontinue their programs prior to the respective termination dates for the programs if the bank materially breaches its obligations under the related program agreements, subject to any cure rights the bank may have under the related program agreements. If the bank were unable to adequately perform its obligations, or a retailer were otherwise to assert that the bank was not adequately performing, then one or more of the programs could be terminated, leading to a reduction in the generation of receivables.

  An increase in the initial principal amount of the notes may dilute your voting rights.

        The trust may offer and sell notes of your series having an initial principal amount that is greater than the aggregate amount shown on the cover page of this prospectus supplement depending on market conditions and demand for the notes of your series. In that event, although the initial principal amount of each class of notes of your series will be proportionally increased, the voting rights of your notes will be diluted. Dilution of voting rights decreases your ability to influence actions under the indenture and other transaction documents to the extent such actions are subject to a vote.

        [Insert any additional risk factors applicable for this Series]

Receivables Performance

        The trust portfolio includes a subset of the accounts arising in the bank's private label programs for specified retailers. We refer to these specified retailers as the "approved retailers." The approved retailers are listed in the table "Composition by Retailer" under "Composition of the Trust Portfolio" below.

        The tables below contain performance information for the receivables in the trust portfolio for each of the periods shown. The composition of the trust portfolio is expected to change over time and accounts arising in the private label and co-branded card programs for additional retailers may be added to the trust portfolio in the future.

        For purposes of the tables in this section:

  •
  Each Securitization Reporting Year is the period of twelve Monthly Periods ending on December 21st of the related calendar year.

  •
  Principal Receivables Outstanding is the sum of principal receivables included in the trust portfolio as of the date or in the period indicated.

  •
  Average Principal Receivables Outstanding is the average of the balance of the Principal Receivables Outstanding as of the first day of each monthly period in the period indicated.

  •
  Accounts Outstanding is the sum of the number of accounts included in the trust portfolio as of the date or in the period indicated.

  •
  Average Accounts Outstanding is the average of the number of accounts in each monthly period in the period indicated.

Delinquency and Loss Experience

        The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown. Please note that numbers and percentages presented in the tables in this section may not sum to the totals presented due to rounding. We cannot assure you that the future delinquency and loss experience for the trust portfolio will be similar to historical experience set forth below.

Receivables Delinquency Experience
(Dollars in Thousands)

	As of March 21,		As of December 21,
	2007		2006
	Receivables	Percentage of Principal Receivables Outstanding	Receivables	Percentage of Principal Receivables Outstanding
Principal Receivables Outstanding	$17,065,383		$17,907,100
Receivables Delinquent
30–59 Days	225,676	1.32%	213,192	1.19%
60–89 Days	153,007	0.90%	144,144	0.80%
90–119 Days	105,771	0.62%	109,113	0.61%
120–149 Days	86,149	0.50%	91,243	0.51%
150–179 Days	76,977	0.45%	78,020	0.44%
180 or more Days	24	0.00%	0	0.00%

Total	$647,604	3.79%	$635,712	3.55%
	As of December 21,
	2005		2004
	Receivables	Percentage of Principal Receivables Outstanding	Receivables	Percentage of Principal Receivables Outstanding
Principal Receivables Outstanding	$13,523,999		$12,729,941
Receivables Delinquent
30–59 Days	179,435	1.33%	162,040	1.27%
60–89 Days	111,501	0.82%	108,730	0.85%
90–119 Days	82,899	0.61%	81,799	0.64%
120–149 Days	67,001	0.50%	69,665	0.55%
150–179 Days	55,721	0.41%	53,148	0.42%
180 or more Days	153	0.00%	194	0.00%

Total	$496,709	3.67%	$475,575	3.74%

Account Delinquency Experience

	As of March 21,		As of December 21,
	2007		2006
	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding
Accounts Outstanding	48,682,277		46,865,812
Accounts Delinquent
30–59 Days	287,084	0.59%	285,443	0.61%
60–89 Days	183,444	0.38%	186,175	0.40%
90–119 Days	124,907	0.26%	129,031	0.28%
120–149 Days	93,290	0.19%	99,000	0.21%
150–179 Days	87,587	0.18%	89,297	0.19%
180 or more Days	15	0.00%	1	0.00%

Total	776,327	1.59%	788,947	1.68%
	As of December 21,
	2005		2004
	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding
Accounts Outstanding	40,729,158		38,040,966
Accounts Delinquent
30–59 Days	253,968	0.62%	229,495	0.60%
60–89 Days	151,230	0.37%	148,054	0.39%
90–119 Days	105,203	0.26%	93,836	0.25%
120–149 Days	80,851	0.20%	76,305	0.20%
150–179 Days	70,863	0.17%	59,521	0.16%
180 or more Days	110	0.00%	206	0.00%

Total	662,225	1.63%	607,417	1.60%

Loss Experience
(Dollars in Thousands)

	Three Months Ended March 21, 2007	Securitization Reporting Year
		2006	2005	2004
Average Principal Receivables Outstanding	$17,227,773	$13,347,699	$11,843,700	$10,288,275
Gross Principal Charge-Offs	$221,282	$699,726	$879,143	$729,242
Gross Principal Charge-Offs as a percentage of Average Principal Receivables Outstanding (annualized)	5.14%	5.24%	7.42%	7.09%
Less: Recoveries	$61,042	$144,008	$124,110	$84,193
Net Principal Charge-Offs	$160,240	$555,718	$755,033	$645,049
Net Principal Charge-Offs as a percentage of Average Principal Receivables Outstanding (annualized)	3.72%	4.16%	6.37%	6.27%
Gross Charge-Off Accounts	321,189	1,079,551	1,193,287	899,746
Average Accounts Outstanding	46,776,119	39,327,702	36,675,563	27,337,117
Gross Charge-Offs as a Percentage of Average Accounts Outstanding (annualized)	2.75%	2.75%	3.25%	3.29%

Revenue Experience

        The net revenues collected from finance charges and fees related to accounts in the trust portfolio for each of the periods shown are set forth in the following table. Fees include late fees, pay by phone fees and returned check fees.

        We cannot assure you that the future revenue experience for the receivables in the trust portfolio will remain similar to the historical experience set forth below.

Revenue Experience
(Dollars in Thousands)

	Three Months Ended March 21, 2007	Securitization Reporting Year
		2006	2005	2004
Average Principal Receivables Outstanding	$17,227,773	$13,347,699	$11,843,700	$10,288,275
Collected Finance Charges and Fees	$976,884	$3,107,420	$2,755,017	$2,470,498
Collected Finance Charges and Fees as a percentage of Average Principal Receivables Outstanding (annualized)	22.68%	23.28%	23.26%	24.01%

Interchange

        Merchants receive a discounted purchase price for goods and services purchased using credit card accounts in the MasterCard, VISA, Discover and American Express systems. A portion of the discount is referred to as "interchange" and used to compensate various participants in the system for their respective roles in processing and funding charges, including the issuers of the cards. Since the co-branded cards issued by the bank include a credit line for purchases through one of these systems, charges on those credit lines will generate interchange revenue for the bank in connection with purchases by cardholders other than at the retailer related to the co-branded card. When co-branded card accounts are designated as part of the trust portfolio, the bank will be required to transfer to us, and we will in turn transfer to the trust, a portion of the interchange from accounts in the related retailer's co-branded card program. The portion of interchange to be transferred is meant to approximate the interchange attributable to cardholder charges for merchandise and services in the co-branded accounts that are designated to the trust portfolio. Interchange received by the trust will be treated as collections of finance charge receivables.

Composition of the Trust Portfolio

        The receivables to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. A description of the bank's credit card business is contained in the prospectus under the caption "The Sponsor—Credit Card Activities."

        The following tables summarize the trust portfolio by various criteria as of the end of the last billing cycle ended in April 2007 for each of the retailers included in the trust portfolio. [Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time.]

        For purposes of the tables in this section:

  •
  Total Receivables Outstanding is the sum of principal receivables and finance charge receivables (which includes fee receivables) included in the trust portfolio in the period indicated.

  •
  Accounts is the number of accounts included in the trust portfolio as of the date or in the period indicated.

Composition by Retailer

Retailer	Total Receivables Outstanding	Percentage of Total Receivables	Number of Accounts Outstanding	Percentage of Number of Accounts
[Lowe's]
[JC Penney]
[Wal-Mart(1)]
[Sam's Club(1)]
[CareCredit]
[Dillard's]
[GAP(2)]
[Other]

Total

(1)
Sam's Club and Wal-Mart are affiliated retailers. Sam's Club cards may also be used at Wal-Mart locations, and Wal-Mart cards may be used at Sam's Club locations if the cardholder belongs to the club. Figures shown here are based on which retailer is identified on the card, not where the purchase was made.

(2)
Figures presented for GAP include Old Navy, GAP and Banana Republic, which are affiliated retailers. Each of these retailers' cards may be used at the locations of the other two.

Composition by Account Balance

Account Balance Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Credit Balance
No Balance
$.01–$100.00
$100.01–$250.00
$250.01–$500.00
$500.01–$750.00
$750.01–$1,000.00
$1,000.01–$1,250.00
$1,250.01–$1,500.00
$1,500.01–$2,000.00
$2,000.01–$2,500.00
$2,500.01–$3,000.00
$3,000.01–$4,000.00
$4,000.01–$5,000.00
$5,000.01–$6,000.00
$6,000.01–$7,000.00
$7,000.01–$8,000.00
$8,000.01–$9,000.00
$9,000.01–$10,000.00
$10,000.01 or more

Total

Composition by Credit Limit

Credit Limit Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
$.01–$100.00
$100.01–$250.00
$250.01–$500.00
$500.01–$750.00
$750.01–$1,000.00
$1,000.01–$1,250.00
$1,250.01–$1,500.00
$1,500.01–$2,000.00
$2,000.01–$2,500.00
$2,500.01–$3,000.00
$3,000.01–$4,000.00
$4,000.01–$5,000.00
$5,000.01–$6,000.00
$6,000.01–$7,000.00
$7,000.01–$8,000.00
$8,000.01–$9,000.00
$9,000.01–$10,000.00
$10,000.01 or more

Total

Composition by Account Age

Age	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Not More than 12 Months
Over 12 Months to 24 Months
Over 24 Months to 36 Months
Over 36 Months to 48 Months
Over 48 Months to 60 Months
Over 60 Months

Total

        Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands. [Except for the five states listed below, no state accounted for more than 5% of the number of accounts or 5% of the total receivables balances as of the last billing cycle ended in [    •    ] 200[    •    ] for each of the retailers included in the trust portfolio. Since the largest number of cardholders (based on billing addresses) whose accounts are designated for the trust portfolio were in the five states listed below, adverse economic conditions affecting cardholders residing in those areas could affect timely payment by the related cardholders of amounts due on the accounts and, accordingly, the rate of delinquencies and losses for the trust portfolio.]

Composition by Billing Address

State	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
[Texas
California
Florida
North Carolina
New York]
Other

Total

 Composition by Delinquency Status

Aging Status	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Current to 29 Days
30–59 Days
60–89 Days
90–119 Days
120–149 Days
150–179 Days
180 or More Days

Total

        As described under "The Sponsor—Underwriting Process" in the prospectus, the bank uses proprietary scoring models developed for the bank for purposes of monitoring obligor credit quality. Information obtained from customers and credit bureaus is electronically transmitted into these proprietary scoring models to determine the probability of an account becoming 90 or more days past due or becoming a charged-off account, in each case within the next 12 months. Obligor credit quality is monitored at least monthly during the life of an account. The information in the following table is based on the most recent information available for each account in the trust portfolio. Because the future composition of the trust portfolio will change over time, obligor credit quality as shown in the table below is not indicative of obligor credit quality for the trust portfolio at any subsequent time. In addition, the bank's assessment of obligor credit quality may change over time depending on the conduct of the cardholder and changes in the proprietary scoring models used by the bank.

Composition by Obligor Credit Quality

Probability of an Account Becoming 90 or More Days Past Due or Becoming Charged-Off (in each case within the next 12 months)	Total Receivables Outstanding	Percentage of Total Receivables Outstanding
16.2% and higher
7.1%–16.1%
2.8%–7.0%
Lower than 2.8%
No score

Total

Static Pool Information

        Static pool information for the trust portfolio relating to gross charge-offs, delinquencies, yield and payment rate can be located [at the following website address: [http://www.ge.com/abs]] [in Annex III to this prospetus supplement, which forms an integral part of this prospectus supplement]. Static pool information for periods prior to the 2003 calendar year either was not retained or, if retained, is not available in a form that would allow it to be presented in a reliable, accurate manner without unreasonable effort or expense.

        Static pool information provided on the website for periods before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement for the notes.

Maturity Considerations

        Series 200[    •    ]-[    •    ] will always be in one of three periods—the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event

occurs, each class of notes will not receive payments of principal until the expected principal payment date for the Series 200[    •    ]-[    •    ] notes. The expected principal payment date for the Class A notes, the Class B notes and the Class C notes will be the payment date in [    •    ] [    •    ]. We expect, but cannot assure you, that the trust will have sufficient funds to pay the full principal amount of each class of the Series 200[    •    ]- [    •    ] notes on the expected principal payment date. However, if an early amortization event occurs, principal payments for the Series 200[    •    ]-[    •    ] notes may begin prior to the expected principal payment date.

Controlled Accumulation Period

        During the controlled accumulation period, principal allocated to the Series 200[    •    ]- [    •    ] noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Class A notes, the Class B notes and the Class C notes in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date will be sufficient to pay in full the outstanding principal amount of the Series 200[    •    ]- [    •    ] notes. If there are not sufficient funds on deposit in the principal accumulation account to pay any class of notes in full on the expected principal payment date, an early amortization event will occur and the early amortization period will begin.

Early Amortization Period

        If an early amortization event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. On each payment date during the early amortization period, principal allocated to the Series 200[    •    ]- [    •    ] noteholders, including any amount on deposit in the principal accumulation account will be paid:

  •
  first to the Class A noteholders, up to the outstanding principal amount of the Class A notes;

  •
  then to the Class B noteholders, up to the outstanding principal amount of the Class B notes; and

  •
  then to the Class C noteholders, up to the outstanding principal amount of the Class C notes.

        The trust will continue to pay principal in the priority noted above to the noteholders on each payment date during the early amortization period until the earliest of the date the notes are paid in full, the date on which the collateral amount is reduced to zero and the Series 200[    •    ]- [    •    ] final maturity date, which is the [    •    ] [    •    ] payment date. No principal will be paid on the Class B notes until the Class A notes have been paid in full. Except as described under "Description of Series Provisions—Spread Account Distributions," no principal will be paid on the Class C notes until the Class A notes and Class B notes have been paid in full.

Payment Rates

        The payment rate on the receivables is the most important factor that will determine the size of principal payments during an early amortization period and whether the trust has funds available to repay the notes on the expected principal payment date. The following Cardholder Monthly Payment Rates table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts in the trust portfolio during any Monthly Period in the Securitization Reporting Years shown, in each case calculated as a percentage of the Principal Receivables Outstanding as of the last day of each Monthly Period during the Securitization Reporting Years shown. Payment rates shown in the table are based on amounts that would be deemed payments of principal receivables with respect to the accounts. For purposes of these calculations, Principal Receivables Outstanding are principal receivables included in the trust portfolio in the period indicated. Each Securitization Reporting Year is the period of twelve Monthly Periods ending on December 21st of the related calendar year.

        The Payment Status table in this section shows the average for all billing cycles in the period indicated of the payments made on the receivables that fall within each of the following categories: (1) less than minimum payment, (2) minimum payment, (3) greater than minimum payment, but less than full payment and (4) full payment or greater than full payment. For any billing cycle, the percentage of payments in each category is calculated by dividing the amount of payments in that category by the total amount of all payments made on the receivables.

        Although we have provided historical data concerning the payment rates on the receivables and the percentage of the receivables falling in each payment category, because of the factors described in the prospectus under "Risk Factors," we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following tables for the trust portfolio or that deposits into the principal accumulation account will equal the applicable controlled accumulation amount. The trust may shorten the controlled accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amount of the Series 200[    •    ]- [    •    ] notes on the expected principal payment date.

Cardholder Monthly Payment Rates

		Securitization Reporting Year
	Three Months Ended March 21, 2007
		2006	2005	2004
Lowest Month	12.84%	12.71%	13.55%	13.39%
Highest Month	13.71%	15.41%	15.95%	17.96%
Monthly Average	13.18%	13.85%	14.65%	14.38%

Payment Status

	Percentage of Receivables
	Three Billing Cycles Ended in March, 2007	Twelve Billing Cycles Ended in December, 2006
Less than Minimum Payment	3.56%	3.60%
Minimum Payment	4.35%	4.16%
Greater Than Minimum Payment, Less than Full Payment	45.16%	43.61%
Full Payment or Greater than Full Payment	46.93%	48.63%

        We cannot assure you that the cardholder monthly payment rates or the payment experience for the trust portfolio in the future will be similar to the historical experience set forth in the tables above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Use of Proceeds

        We will receive the net proceeds from the sale of the Series 200[    •    ]- [    •    ] notes and will use those proceeds [for general corporate purposes] [to purchase credit card receivables from the bank] [and to repay intercompany indebtedness owed by us to RFS Holding, Inc., as described under "The Trust—Transfer and Assignment of Receivables" in the accompanying prospectus].

Description of Series Provisions

        We have summarized the material terms of the Series 200[    •    ]- [    •    ] notes below and under "Description of the Notes" in the accompanying prospectus.

General

        The Class A notes, the Class B notes and the Class C notes comprise the Series 200[    •    ]-[    •    ] notes and will be issued under the indenture, as supplemented by the Series 200[    •    ]-[    •    ] indenture supplement, in each case between the trust and the indenture trustee.

        The Series 200[    •    ]-[    •    ] notes will be issued in minimum denominations of $100,000 and higher integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See "Description of the Notes—General," "—Book-Entry Registration" and "—Definitive Notes" in the accompanying prospectus. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names the Series 200[    •    ]- [    •    ] notes were registered on the related record date, which will be the last business day of the calendar month preceding that payment date.

Collateral Amount

        Your notes are secured by the transferred receivables. The amount of the collateral for your notes, which we call the collateral amount, will initially be $[    •    ] and will thereafter be reduced by:

  (a)
  all principal collections applied to make principal payments on the Series 200[    •    ]-[    •    ] notes (other than principal payments made from funds on deposit in the spread account) or deposited into the principal accumulation account;

  (b)
  reductions in the excess collateral amount that result from reductions in the required excess collateral amount as described under "—Excess Collateral Amount" below; and

  (c)
  all reductions to the collateral amount as a result of defaulted principal receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest[, Senior Swap Payments], payments to the indenture trustee, the owner trustee and the administrator for the trust and the monthly servicing fee payments for your series that have not been reimbursed.

        The collateral amount cannot be less than zero.

        Reductions described in clause (c) above will be reimbursed to the extent that finance charge collections are available for that purpose on any subsequent payment date.

Allocation Percentages

        The servicer, on behalf of the trust, will allocate among the collateral amount for your series, the collateral amount of each other series of notes issued and outstanding and the Free Equity Amount, the following items: collections of finance charge receivables and principal receivables, defaulted principal receivables and dilution amounts that are not offset by the Free Equity Amount or reimbursed by us.

        On any day, the allocation percentage for your series will be the percentage equivalent—which may not exceed 100%—of a fraction:

  •
  the numerator of which is:

  •
  for purposes of allocating finance charge collections and defaulted principal receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior Monthly Period (or, in the case of the Monthly Period during which the closing date occurs, on the closing date); or

  •
  for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, prior to the date on which the amount on deposit in the principal accumulation account equals the outstanding principal amount of the notes, equal to the collateral amount as of the end of the revolving period, and, thereafter, zero; and

  •
  the denominator of which is the greater of:

  (a)
  except as described in the last sentence of the following paragraph, the Aggregate Principal Receivables as of a specified date; and

  (b)
  the sum of the numerators used to calculate the applicable allocation percentages for all series of notes outstanding as of the date of determination.

        The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, finance charge collections and defaulted principal receivables at the end of each Monthly Period and on the following dates, which are referred to as "reset dates" in this prospectus supplement:

  •
  on each date on which additional accounts are designated to the trust portfolio;

  •
  on each date on which accounts are removed from the trust portfolio in an aggregate amount approximately equal to the collateral amount of any series that has been paid in full;

  •
  on each date on which there is an increase in the outstanding balance of any variable interest issued by the trust; and

  •
  on each date on which a new series or class of notes is issued.

        If a reset date occurs and the trust is permitted to make a single monthly deposit to the collection account, the denominator referred to in clause (a) above will instead equal the Average Principal Balance for the related Monthly Period.

Interest Payments

        The outstanding principal amount of the Class A notes will accrue interest from and including the closing date to but excluding [     •     ], [     •     ], and for each following interest period, at a rate of [     •     ]% per year [above LIBOR for the related interest period].

        The outstanding principal amount of the Class B notes will accrue interest from and including the closing date to but excluding [     •     ], [     •     ], and for each following interest period, at a rate of [     •     ]% per year [above LIBOR for the related interest period].

        The outstanding principal amount of the Class C notes will accrue interest from and including the closing date to but excluding [     •     ], [     •     ], and for each following interest period, at a rate of [     •     ]% per year [above LIBOR for the related interest period].

        Each interest period will begin on and include a payment date and end on but exclude the next payment date. However, the first interest period will begin on and include the closing date.

        [For purposes of determining the interest rates applicable to each interest period, LIBOR will be determined two London business days before that interest period begins.]

        [For each date of determination, LIBOR will equal the rate per annum displayed in the Bloomberg Financial Markets system as the composite offered rate for London interbank deposits for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period), as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be the rate per annum shown on page 3750 of the Moneyline Telerate Services Report screen or any successor page as the composite offered rate for London interbank deposits for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period), as shown under the heading "USD" as of 11:00 a.m., London time, on that date. If no rate is shown as described in the preceding two sentences, LIBOR will be the rate per annum based on the rates at which Dollar deposits for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period) are displayed on page "LIBOR" of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, on that date; provided that if at least two rates appear on that page, the rate will be the arithmetic mean of the displayed rates and if fewer than two rates are displayed, or if no rate is relevant, LIBOR will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period). The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period).]

        [LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding [     •     ], [     •     ], between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.]

        The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [     •     ] or any other telephone number identified in a written notice from the indenture trustee to the Series 200[     •     ]-[     •     ] noteholders from time to time.

        Interest on the notes will be calculated on the basis of the [actual number of days in the related interest period and] a 360-day year [of twelve 30-day months].

        If the trust does not pay interest as calculated above to any class on a payment date, the amount not paid will be due on the next payment date, together with interest on the overdue amount of regular monthly interest at [2% plus] the interest rate payable on the notes for the applicable class.

[Interest Rate Swaps

        To hedge the trust's interest payment obligations, the trust will enter into an interest rate swap for each of the Class A notes, the Class B notes and the Class C notes, each covering the period from the closing date through the final maturity date.

        The notional amount of the Class A interest rate swap, the notional amount of the Class B interest rate swap and the notional amount of the Class C interest rate swap for each interest period will be equal to the outstanding principal amount of each of the Class A notes, the Class B notes and the Class C notes, respectively, in each case as of the end of the first day of the related interest period. Under each swap, prior to each payment date, two interest amounts will be calculated on the outstanding principal amount of the Class A notes, the Class B notes or the Class C notes, as applicable:

  •
  a floating interest amount, accruing at the applicable one-month LIBOR and based on the actual number of days in the interest period and a year of 360 days; and

  •
  a fixed interest amount, accruing at the specified fixed interest rate and based on twelve 30-day months and a year of 360 days.

        If the floating interest amount is greater than the fixed interest amount, the trust will receive a payment from the swap counterparty in an amount equal to the difference. Alternatively, if the fixed interest amount is greater than the floating interest amount, the trust will be required to make a payment to the swap counterparty in an amount equal to the difference. The specified fixed interest rate for the Class A interest rate swap, the Class B interest rate swap and the Class C interest rate swap is not expected to be higher than [     •     ]% per year.

        Any net amounts received by the trust under the interest rate swaps will be treated as collections of finance charge receivables. Any net amounts payable by the trust under the Class A interest rate swap will be paid from finance charge collections at the same priority as interest payments on the Class A notes. Any net amounts payable by the trust under the Class B interest rate swap will be paid from finance charge collections at the same priority as interest payments on the Class B notes. Any net amounts payable by the trust under the Class C interest rate swap will be paid from finance charge collections at the same priority as interest payments on the Class C notes.

        Each of the interest rate swaps may terminate, whether or not the notes have been paid in full prior to such termination, upon the occurrence of any event of default or termination event specified in the related interest rate swap agreement. Upon the occurrence of any event of default specified in an interest rate swap agreement, the non-defaulting party may elect to terminate such interest rate swap agreement. Events of default under the interest rate swap agreements include:

  •
  failure to make a payment due under the interest rate swap agreement within the applicable grace period;

  •
  the occurrence of certain bankruptcy and insolvency events;

  •
  a default, event of default or other similar condition or event by the interest rate swap counterparty under any debt obligation owed by the interest rate swap counterparty arising from a payment default or other event resulting in the acceleration of such debt obligation, if the amount of such payment default or accelerated debt meets the specified threshold amount, subject to applicable cure periods; and

  •
  failure by the interest rate swap counterparty to comply with certain other obligations under the interest rate swap agreement or breach by the interest rate swap counterparty of certain representations in the interest rate swap agreement, in each case subject to applicable cure periods.

        The interest rate swaps may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include:

  •
  illegality on the part of the trust or an interest rate swap counterparty to be a party to the related interest rate swap agreement;

  •
  noncompliance by the interest rate swap counterparty with certain obligations under a disclosure agreement pursuant to which the interest rate swap counterparty may be required to deliver to the trust specified financial and other information regarding the interest rate swap counterparty to enable the depositor and the trust to comply with their reporting obligations to the SEC;

  •
  noncompliance by the interest rate swap counterparty with certain obligations after its ratings downgrade;

  •
  certain tax consequences arising from administrative or judicial procedures, changes in tax law or certain mergers and asset transfers; and

  •
  certain other events specified in the interest rate swap agreements.

        The trust can only enter into and maintain interest rate swaps with counterparties that have debt ratings consistent with the standards of the rating agencies for the notes. If the ratings of a swap counterparty are reduced below certain levels established by Standard & Poor's, Moody's or Fitch, if the swap counterparty is rated by Fitch, that swap counterparty will be required to assign its rights and obligations under the applicable interest rate swap to a replacement swap counterparty, obtain a letter of credit or guaranty or make other arrangements satisfactory to the rating agencies within certain grace periods. The failure to replace a terminated interest rate swap or enter into an alternative arrangement satisfactory to the rating agencies within ten business days, or the failure of a swap counterparty to make a required payment for five business days after a payment is due, will cause an early amortization event and commencement of the early amortization period. See "Risk Factors—Default by a swap counterparty or termination of the Class A, Class B or Class C interest rate swap could reduce or delay payments and may cause commencement of an early amortization period or a reduction in the ratings of the notes" in this prospectus supplement for a discussion of potential adverse consequences if a swap counterparty defaults on its obligations or is downgraded, or another termination event occurs under an interest rate swap.]

[Interest Rate Swap Counterparty

        [     •     ] is the interest rate swap counterparty for each of the Class A, Class B and Class C interest rate swaps.

        The initial interest rate swap counterparty for the Class A, Class B and Class C interest rate swaps will in each case be a third party swap counterparty having (or having a credit support provider with) the following ratings as of the closing date for the Series 200[     •     ]- [     •     ] notes: (a) a Moody's long-term unsecured debt rating or counterparty rating of at least "Aa3", and if a short term rating has been provided, a short-term rating of at least "P-1"; (b) a Standard and Poor's long-term unsecured debt rating or counterparty rating of at least "AA-", and if a short term rating has been provided, a short-term rating of at least "A-1"; and (c) if such entity or its credit support provider has a Fitch short-term unsecured debt rating, a Fitch short-term unsecured debt rating of at least "F1", and if such entity or its credit support provider has a Fitch long-term unsecured debt rating, a Fitch long-term unsecured debt rating of at least "A".

        The identity of the initial interest rate swap counterparty and a description thereof will be included in the final prospectus supplement.]

Revolving Period; Source of Principal Payments

        During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the early amortization period, deposits to the principal accumulation account and principal payments on the Series 200[     •     ]- [     •     ] notes, as applicable, will be made on each payment date from the following sources:

  (a)
  principal collections allocated to your series based on your allocation percentage and required to be deposited into the collection account for your series, less any amounts required to be reallocated to cover interest payments on the Series 200[     •     ]- [     •     ] notes[, Senior Swap Payments due from the trust], certain fees and expenses payable to the indenture trustee, the owner trustee and the administrator for the trust or monthly servicing fee payments; plus

  (b)
  any amount on deposit in the excess funding account allocated to your series on that payment date; plus

  (c)
  any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted principal receivables, uncovered dilution amounts and shortfalls in the Minimum Free Equity Amount allocated to your series or to reinstate prior reductions to the collateral amount; plus

  (d)
  any principal collections from other series that are shared with your series.

Controlled Accumulation Period

        The controlled accumulation period is scheduled to commence on [     •     ], [     •     ], and to last ten months. On each determination date until the controlled accumulation period begins, the servicer, on behalf of the trust, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the expected principal payment date as described under "Description of the Notes—Length of Controlled Accumulation Period" in the accompanying prospectus. If the number of months needed to fully fund the principal accumulation account by the expected principal payment date is less than or more than the number of months in the scheduled controlled accumulation period, the trust will either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal accumulation account by the expected principal payment date. In no event will the controlled accumulation period be less than one month.

        On each payment date relating to the controlled accumulation period, funds will be deposited in the principal accumulation account in amount equal to the least of:

  (1)
  funds available for this purpose for your series with respect to that payment date;

  (2)
  the outstanding principal amount of the Series 200[     •     ]- [     •     ] notes as of the last day of the revolving period, divided by the number of months in the controlled accumulation period, plus any amounts required to be deposited to the principal accumulation account on prior payment dates that have not yet been deposited;

  (3)
  an amount equal to the outstanding principal amount of the notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and

  (4)
  the collateral amount.

        Any remaining funds not deposited in the principal accumulation account first will be made available to other series as shared principal collections and second will either be deposited in the excess funding account under the circumstances described under "The Trust—Capitalization of Trust; Minimum Free Equity Amount" and "—Shared Principal Collections" in the accompanying prospectus or distributed to us or our assigns. During the controlled accumulation period, if the excess collateral amount exceeds the required excess collateral amount, the excess collateral amount will be reduced, but not below the required excess collateral amount, by the amount of funds applied as described in the preceding sentence.

        Unless an early amortization period commences prior to the expected principal payment date, amounts in the principal accumulation account will be paid on the expected principal payment date to the Class A noteholders until the outstanding principal amount of the Class A notes has been paid in full, then to the Class B noteholders until the outstanding principal amount of the Class B notes has been paid in full, and then to the Class C noteholders until the outstanding principal amount of the Class C notes has been paid in full.

Early Amortization Period

        On each payment date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 200[     •     ]-[     •     ] for the related Monthly Period in an amount up to the outstanding principal amount of the Class A notes.

        After payment in full of the outstanding principal amount of the Class A notes, the Class B noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for Series 200[     •     ]- [     •     ] for the related Monthly Period in an amount up to the outstanding principal amount of the Class B notes.

        After payment in full of the outstanding principal amount of the Class A notes and the Class B notes, the Class C noteholders will be entitled to receive on each payment date relating to the early amortization period, the remaining available funds for Series 200[     •     ]- [     •     ] for the related Monthly Period in an amount up to the outstanding principal amount of the Class C notes.

        See "—Early Amortization Events" below for a discussion of events that might lead to the commencement of the early amortization period.

Subordination

        The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. The excess collateral amount is subordinated to all three classes of notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

        Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Except as described under "Description of Series Provisions—Spread Account Distributions," principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full.

        The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series (other than principal payments made from funds on deposit in the spread account). In addition, the collateral amount can be applied for the benefit of your series in two other ways:

  •
  by reallocating principal collections to make interest payments and [to pay Senior Swap Payments due from the trust,]to pay the fees of the indenture trustee, the owner trustee and the administrator for the trust and monthly servicing fee payments for your series, when finance charge collections are not sufficient to make these payments; and

  •
  to absorb your series' share of defaulted principal receivables and any uncovered dilution amounts, when finance charge collections are not sufficient to cover these amounts.

        The excess collateral amount provides credit enhancement by absorbing these types of reductions. If the total amount of these latter two types of reductions exceeds the excess collateral amount, then the Class C notes may not be repaid in full. If the total amount exceeds the excess collateral amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total amount exceeds the sum of the excess collateral amount and the principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

        If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

Application of Finance Charge Collections

        We refer to your series' share of finance charge collections, including recoveries, net investment proceeds transferred from the principal accumulation account[, net swap receipts], amounts withdrawn from the reserve account and any available excess finance charge collections from other series, collectively, as finance charge collections. On each payment date, the servicer, on behalf of the trust, will apply your series' share of finance charge collections for the Monthly Period in the following order:

  (1)
  to pay, pro rata, the following amounts allocated to your series: the accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of $[     •     ] for each calendar year, accrued and unpaid fees and other amounts owed to the owner trustee up to a maximum amount of $[     •     ] for each calendar year, and accrued and unpaid fees and other amounts owed to the administrator for the trust up to a maximum amount of $[     •     ] for each calendar year;

  (2)
  to pay the servicing fee for your series for the prior Monthly Period and any overdue servicing fee (to the extent not directly paid by the trust to the servicer during the month);

  (3)
  to pay, pro rata, interest on the Class A notes, including any overdue interest and additional interest on the overdue interest[, and any Senior Swap Payments due from the trust under the Class A interest rate swap];

  (4)
  to pay, pro rata, interest on the Class B notes, including any overdue interest and additional interest on the overdue interest[, and any Senior Swap Payments due from the trust under the Class B interest rate swap];

  (5)
  to pay, pro rata, interest on the Class C notes, including any overdue interest and additional interest on the overdue interest[, and any Senior Swap Payments due from the trust under the Class C interest rate swap];

  (6)
  an amount equal to your series' share of the defaulted principal receivables and uncovered dilution, if any, for the related Monthly Period, will be treated as principal collections for that Monthly Period;

  (7)
  an amount equal to any previous reductions to the collateral amount on account of defaulted principal receivables, uncovered dilution or reallocations of principal collections in each case not previously reimbursed will be treated as principal collections for that Monthly Period;

  (8)
  on and after the reserve account funding date, to deposit into the reserve account an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account;

  (9)
  to deposit into the spread account an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account;

  (10)
  without duplication of the amount specified in clause (6) in respect of the uncovered dilution amount, an amount equal to the Series Allocation Percentage (calculated by excluding all outstanding series of notes issued prior to September 22, 2004 and any other series of notes that is excluded from this calculation in the related indenture supplement) of the excess, if any, of the Minimum Free Equity amount over the Free Equity Amount will be treated as principal collections for that Monthly Period;

  (11)
  [to make Subordinated Termination Payments and any other payments or deposits relating to the Class A interest rate swap;]

  (12)
  [to make Subordinated Termination Payments and any other payments or deposits relating to the Class B interest rate swap;]

  (13)
  [to make Subordinated Termination Payments and any other payments or deposits relating to the Class C interest rate swap;]

  (14)
  unless an early amortization event has occurred, to pay, pro rata, any amounts owed to the indenture trustee, the owner trustee and the administrator for the trust to the extent allocated to your series and not paid pursuant to clause (1) above;

  (15)
  to cover any shortfalls in finance charge collections for other outstanding series in group one; and

  (16)
  if an early amortization event has occurred, first, to make principal payments on the Class A notes, the Class B notes and the Class C notes, in that order of priority, to the extent principal collections, including shared principal collections, allocated to your series are not sufficient to pay the notes in full, and, second, to pay, pro rata, any amounts owed to the indenture trustee, the owner trustee and the administrator for the trust to the extent allocated to your series and not paid pursuant to clause (1) above.

Reallocation of Principal Collections

        If finance charge collections available to your series are not sufficient to pay the aggregate amount of those payments described in clauses (1) through (5) under the caption "—Application of Finance Charge Collections" above, then principal collections allocated to your series will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by the amount that was reallocated. The amount of principal collections that will be reallocated on any payment date will not exceed the sum of the amounts described in the following clauses (1) through (3):

(1)
the lesser of:

•
the excess of (a) the amount needed to make the payments described in clauses (1), (2) and (3) under the caption "—Application of Finance Charge Collections" above over (b) the amount of finance charge collections available to cover these amounts; and

•
the excess, if any, of (a) [     •     ]% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount;

(2)
the lesser of:

•
the excess of (a) the amount needed to make the payments described in clause (4) under the caption "—Application of Finance Charge Collections" above over (b) the amount of finance charge collections available to cover these amounts; and

•
the excess, if any, of (a) [     •     ]% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make the payments described in clauses (1), (2) and (3) under the caption "—Application of Finance Charge Collections" above on the then current payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount; and

(3)
the lesser of:

•
the excess of (a) the amount needed to make the payments described in clause (5) under the caption "—Application of Finance Charge Collections" above over (b) the amount of finance charge collections and amounts withdrawn from the spread account that are available to cover that amount; and

•
the excess, if any, of (a) [     •     ]% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make the payments described in clauses (1) through (4) under the caption "—Application of Finance Charge Collections" above on the then current payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount.

Investor Charge-Offs

        A portion of the defaulted principal receivables in each charged-off account will be allocated to the collateral amount for your series in an amount equal to your series' allocation percentage on the date the account is charged-off. The allocation percentage is described under "—Allocation Percentages" above.

        Dilution will also be allocated to the collateral amount for your series in the circumstances described in "The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs" in the accompanying prospectus. If dilution is allocated among each series for any Monthly Period, your series' share of dilution will equal:

  (1)
  dilution to be allocated to all series for that Monthly Period, times

  (2)
  the Series Allocation Percentage for that Monthly Period, which will be determined on a weighted average basis for any Monthly Period in which a reset date occurs.

        On each payment date, if the sum of the defaulted principal receivables and any remaining uncovered dilution allocated to the collateral amount for your series is greater than the finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted principal receivables and uncovered dilution will be reimbursed to the extent that finance charge collections are available for that purpose on any subsequent payment date.

Sharing Provisions

        Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series in group one. See "Description of the Notes—Shared Excess Finance Charge Collections" in the accompanying prospectus.

        Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series on any payment date during the early amortization period that is prior to the expected principal payment date unless all outstanding series of notes are in early amortization periods. See "Description of the Notes—Shared Principal Collections" in the accompanying prospectus.

Principal Accumulation Account

        The trust will establish and maintain a segregated trust account to serve as the principal accumulation account. During the controlled accumulation period, the servicer, on behalf of the trust, will make deposits to the principal accumulation account as described under "—Principal Payments" in this prospectus supplement.

        Funds on deposit in the principal accumulation account will be invested to the following payment date by the trust in highly rated investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related Monthly Period. If, for any payment date, these net investment earnings are less than the sum of:

  (a)
  the product of (1) a fraction, the numerator of which is equal to the balance of the principal accumulation account, up to the outstanding principal amount of the Class A notes, on the last day of the calendar month preceding that payment date, and the denominator of which is equal to the outstanding principal amount of the Class A notes on the last day of the calendar month preceding that payment date and (2) the Class A monthly interest payment, [plus any net swap payments payable by the trust under the Class A interest rate swap, minus net swap receipts payable by the swap counterparty under the Class A interest rate swap];

  (b)
  the product of (1) a fraction, the numerator of which is equal to the lesser of (i) the outstanding principal amount of the Class B notes on the last day of the calendar month preceding that payment date and (ii) the balance of the principal accumulation account in excess of the outstanding principal amount of the Class A notes on the last day of the calendar month preceding that payment date, and the denominator of which is equal to the outstanding principal amount of the Class B notes on the last day of the calendar month preceding that payment date and (2) the Class B monthly interest payment, [plus any net swap payments payable by the trust under the Class B interest rate swap, minus net swap receipts payable by the swap counterparty under the Class B interest rate swap]; and

  (c)
  the product of (1) a fraction, the numerator of which is equal to the balance of the principal accumulation account in excess of the outstanding principal amount of the Class A notes and Class B notes on the last day of the calendar month preceding that payment date, and the denominator of which is equal to the outstanding principal amount of the Class C notes on the last day of the calendar month preceding that payment date and (2) the Class C monthly interest payment, [plus any net swap payments payable by the trust under the Class C interest rate swap, minus net swap receipts payable by the swap counterparty under the Class C interest rate swap];

then the trust will withdraw the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

Excess Collateral Amount

        An excess collateral amount provides credit enhancement for your series. The initial excess collateral amount will be $[    •    ], which equals [    •    ]% of the initial collateral amount. The excess collateral amount at any time will equal the excess of the collateral amount for your series, calculated without reduction on account of funds on deposit in the principal accumulation account, over the outstanding principal amount of the Series 200[    •    ]-[    •    ] notes.

        On each payment date during the controlled accumulation period and early amortization period, the excess collateral amount will be decreased by the amount of funds that are available, but not required, to be deposited into the principal accumulation account on that payment date. However, no such reduction will be permitted to reduce the excess collateral amount below the required excess collateral amount. See "Description of Series Provisions—Controlled Accumulation Period" in this prospectus supplement and "Credit Enhancement—Excess Collateral Amount" in the accompanying prospectus.

        The required excess collateral amount for your series on any day is currently equal to [    •    ]% of the total collateral amount on that day. However, a percentage lower than [    •    ]% may be used to calculate the required excess collateral amount in the future if each rating agency we designate for the Series 200[    •    ]- [    •    ] notes confirms that the use of a lower percentage will not impair its ratings of the notes. In addition:

  (a)
  except as provided in clause (c), the required excess collateral amount will never be less than [    •    ]% of the initial collateral amount,

  (b)
  except as provided in clause (c), the required excess collateral amount will not be reduced during an early amortization period, and

  (c)
  the required excess collateral amount will never exceed the aggregate outstanding principal amount of the notes, minus the balance on deposit in the principal accumulation account.

Reserve Account

        The trust will establish and maintain a segregated account to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first payment date with respect to the early amortization period. On each payment date from and after the reserve account funding date, but prior to the termination of the reserve account, the trust will apply finance charge collections available to your series at the priority identified above under "—Application of Finance Charge Collections" to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

        Unless each rating agency confirms that the postponement of the reserve account funding date will not impair its rating of the Series 200[    •    ]-[    •    ] notes, the reserve account funding date will be a date selected by the servicer, on behalf of the trust, that is not later than the payment date with respect to the Monthly Period which commences three months prior to the commencement of the controlled accumulation period.

        The required reserve account amount for any payment date on or after the reserve account funding date will be equal to (a) [    •    ]% of the outstanding principal amount of the notes or (b) any other amount designated by the trust. The trust may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of any class of the Series 200[    •    ]- [    •    ] notes and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for Series 200[    •    ]- [    •    ].

        On each payment date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that payment date, the trust will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will no longer be available for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

        All amounts on deposit in the reserve account on any payment date—after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that payment date—will be invested to the following payment date by the trust, in highly rated investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the finance charge account for your series and treated as finance charge collections available to your series.

        On or before each payment date with respect to the controlled accumulation period and on or before the first payment date with respect to the early amortization period, the trust will withdraw from the reserve account and deposit in the collection account an amount equal to the least of:

  (1)
  the amount then on deposit in the reserve account with respect to that payment date;

  (2)
  the amount of the shortfall described under "—Principal Accumulation Account" above; and

  (3)
  the required reserve account amount.

        Amounts withdrawn from the reserve account on any payment date will be included as finance charge collections available to your series for that payment date.

        The reserve account will be terminated upon the earliest to occur of:

  (1)
  the first payment date for the early amortization period;

  (2)
  the expected principal payment date; and

  (3)
  the termination of the trust.

        Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date, will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

Spread Account

        The trust will establish and maintain as a segregated account primarily for the benefit of the Class C noteholders to serve as the spread account. Amounts on deposit in the spread account will be used as described below under "—Spread Account Distributions."

        The spread account initially will not be funded, but will be funded up to the required spread account amount on each payment date from finance charge collections allocated to your series to the extent available for that purpose.

        The required spread account amount will be determined on each payment date as the product of:

  (a)
  the spread account percentage determined in accordance with the table below for that date of determination; and

  (b)
  (1)    during the revolving period, the collateral amount; or

  (2)
  during the controlled accumulation period or early amortization period, the collateral amount as of the last day of the revolving period; provided that prior to the occurrence of an event of default and acceleration of the Series 200[    •    ]-[    •    ] notes, the required spread account amount will never exceed the outstanding principal amount of the Class C notes after taking into account any payments to be made on that payment date.

        The spread account percentage will be determined as follows:

If the Quarterly Excess Spread Percentage is
greater than or equal to:	and	less than:	then, the spread account percentage will equal:

        Funds on deposit in the spread account will be invested by the trust in highly rated investments that meet the criteria described in the indenture supplement. Investment earnings, net of losses and investment expenses, will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be distributed to us. However, after an event of default and acceleration of the maturity of the Series 200[    •    ]-[    •    ] notes, these investment earnings will be available for payment to holders of the Series 200[    •    ]-[    •    ] notes as described under "—Spread Account Distributions" below.

Spread Account Distributions

        On or before each payment date, the trust will withdraw from the spread account, and deposit in the distribution account for payment to the Class C noteholders [and the swap counterparty under the Class C interest rate swap] an amount equal to the least of:

  (1)
  the amount on deposit in the spread account with respect to that payment date;

  (2)
  the shortfall, if any, in the amount of finance charge collections that are available to cover the interest payable on the Class C notes [and any net payments due under the Class C interest rate swap]; and

  (3)
  the required spread account amount for that payment date.

        Unless an early amortization event occurs, the trust will withdraw from the spread account and deposit into the collection account for distribution to the Class C noteholders on the expected principal payment date an amount equal to the lesser of:

  (1)
  the amount on deposit in the spread account after application of any amounts as set forth in the immediately preceding paragraph; and

  (2)
  the outstanding principal amount of the Class C notes after the application of any amounts on that payment date.

Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first payment date on which the outstanding principal amount of the Class A and Class B notes has been paid in full.

        In addition, on any day after the occurrence of an event of default with respect to Series 200[    •    ]-[     •    ] and the acceleration of the maturity date, the trust will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount into the distribution account for distribution to the Class C noteholders, the Class A noteholders and the Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

Early Amortization Events

        An early amortization event may occur for the Series 200[    •    ]- [    •    ] notes upon the occurrence of any of the following events:

  (a)
  our failure (1) to make any payment or deposit on the date required to be made under the trust receivables purchase agreement or the transfer agreement on or before the date that is five business days after the date the payment or deposit is required to be made or (2) to observe or perform in any material respect its other covenants or agreements set forth in the trust receivables purchase agreement or the transfer agreement which failure has a material adverse effect on the Series 200[    •    ]- [    •    ] noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, has been given to us by the indenture trustee or to us and the indenture trustee by any holder of the Series 200[    •    ]- [    •    ] notes;

  (b)
  any representation or warranty made by us in the trust receivables purchase agreement or the transfer agreement or any information required to be given by us to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the Series 200[    •    ]- [    •    ] noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

  (c)
  our failure to convey receivables in additional accounts or participations to the trust when required to do so;

  (d)
  any of the following servicer defaults or breaches:

  (1)
  a servicer default described under "The Servicers—Servicer Default; Successor Servicer" in the accompanying prospectus;

  (2)
  failure by the servicer to observe or perform in any material respect any of its covenants or agreements in the servicing agreement if the failure has a material adverse effect on the noteholders which continues unremedied for a period of 60 days after notice to the trust by the indenture trustee or noteholders of at least 25% of the outstanding principal amount of the notes;

  (3)
  the servicer delegates its duties, except as specifically permitted under the servicing agreement, and the delegation remains unremedied for 15 days after written notice to the trust by the indenture trustee; or

  (4)
  any representation, warranty or certification made by the servicer in the servicing agreement, or in any certificate delivered in accordance with the servicing agreement, proves to have been incorrect when made if it:

    •
    has a material adverse effect on the rights of the noteholders; and

    •
    continues to be incorrect in any material respect for a period of 60 days after notice to the trust by the indenture trustee or noteholders of at least 25% of the outstanding principal amount of the notes;

  (e)
  the average of the Portfolio Yields for any 3 consecutive Monthly Periods is less than the average of the Base Rates for the same Monthly Periods;

  (f)
  the outstanding principal amount of the Class A notes, the Class B notes or the Class C notes is not paid in full on the expected principal payment date;

  (g)
  specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or any originator of accounts;

  (h)
  we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us;

  (i)
  the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

  (j)
  an event of default for Series 200[    •    ]-[    •    ] and an acceleration of the maturity of the Series 200[    •    ]-[    •    ] notes occurs under the indenture;

  (k)
  [failure of any interest rate swap counterparty to make a payment under any of the interest rate swaps for the Class A notes, the Class B notes or the Class C notes in respect of a payment obligation arising as a result of LIBOR being greater than the specified fixed rate for the related interest rate swap, and the failure is not cured within 5 business days after the payment is due; or]

  (l)
  [the early termination of the interest rate swaps for any of the Class A notes, the Class B notes or the Class C notes unless the trust obtains a replacement interest rate hedging arrangement or enters into another arrangement acceptable to the rating agencies within 10 business days after the termination.]

        In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 200[    •    ]- [    •    ] noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 200[    •    ]-[    •    ] notes, by written notice to the trust, with a copy to the indenture trustee if notice is given by the Series 200[    •    ]- [    •    ] noteholders, declare that an early amortization event has occurred with respect to the Series 200[    •    ]-[    •    ] notes as of the date of the notice.

        In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f), (j), [(k)] or [(l)] an early amortization event with respect to only the Series 200[    •    ]-[    •    ] notes, will occur without any notice or other action on the part of the indenture trustee or the Series 200[    •    ]- [    •    ] noteholders immediately upon the occurrence of the event.

        On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

        See "Description of the Notes—Early Amortization Events" in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

Events of Default

        The events of default for Series 200[    •    ]- [    •    ], as well as the rights and remedies available to the indenture trustee and the Series 200[    •    ]-[    •    ] noteholders when an event of default occurs, are described under "Description of the Notes—Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

        In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 200[    •    ]-[    •    ] notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 200[    •    ]- [    •    ] occurs, the

indenture trustee or the holders of not less than a majority of the then-outstanding principal amount of the Series 200[    •    ]-[    •    ] notes may declare the Series 200[    •    ]-[    •    ] notes to be immediately due and payable. If the Series 200[    •    ]-[    •    ] notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

Servicing Compensation and Payment of Expenses

        The servicing fee rate for your series is 2% per year. Your series' share of the servicing fee for each month will be calculated as described under "The Servicers—Servicing Compensation and Payment of Expenses" in the accompanying prospectus.

        On each payment date, the trust will allocate to your series a portion of the unpaid fees and other amounts owed to the indenture trustee, the owner trustee and the administrator for the trust in an amount equal to any such amounts attributable solely to your series, plus your series' Series Allocation Percentage of any other amounts that are attributable to more than one series, as described under "Description of the Notes—Fees and Expenses Payable from Collections" in the accompanying prospectus. These amounts will be paid from finance charge collections allocated to your series as described under "Description of Series Provisions—Application of Finance Charge Collections."

Reports to Noteholders

        On each payment date, the trust will forward to each noteholder a statement substantially in the form of Annex II to this prospectus supplement or in the form otherwise agreed to by the trust and the indenture trustee from time to time. Annex II is included at the end of this prospectus supplement and is incorporated into this prospectus supplement.

Legal Proceedings

        There are no legal proceedings pending or proceedings known by us to be contemplated by governmental authorities involving the depositor, the sponsor, the servicer, any subservicer or the trust, or to our knowledge, the owner trustee or the indenture trustee that are material to noteholders.

[Certain Relationships and Related Transactions]

        [To the extent not described in the prospectus, describe if so, and how, the sponsor, depositor or issuing entity is an affiliate of any servicer contemplated by Item 1108(a)(3) of Regulation AB, originator contemplated by Item 1110 of Regulation AB, significant obligor contemplated by Item 1112 of Regulation AB or enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB or any other material parties related to the notes contemplated by Item 1101(d)(1) of Regulation AB.]

        [To the extent not described in the prospectus, describe, if applicable: (1) any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this asset-backed securities transaction, between the sponsor, us and the issuing entity and any of the parties described in paragraphs (a)(1) through (a)(6) of Item 1119 of Regulation AB, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor's understanding of the notes; and (2) to the extent material, any specific relationships involving or relating to this asset-backed securities transaction or the assets of the issuing entity, between the sponsor, us or the issuing entity and any of the parties in paragraphs (a)(1) through (a)(6) of Item 1119 of Regulation AB, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Underwriting

        Subject to the terms and conditions set forth in an underwriting agreement between us, the trust and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Class A Underwriters	Principal Amount of Class A Notes
$
Total	$

Class B Underwriters	Principal Amount of Class B Notes
$

Total	$

Class C Underwriters	Principal Amount of Class C Notes
$

Total	$

        In the underwriting agreement, the underwriters of each class of notes have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes in that class offered by this prospectus supplement if any of the notes in that class are sold.

        The underwriters of each class of notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table.

        After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[    •    ]. The underwriters have agreed to pay certain expenses incurred in connection with the issuance and distribution of the notes.

	Class A Notes		Class B Notes		Class C Notes
Concessions		%		%		%
Reallowances		%		%		%

        The underwriters will be compensated as set forth in the following table:

	Underwriters' Discounts and Commissions		Amount per $1,000 of Principal	Total Amount
Class A Notes		%	$	$
Class B Notes		%
Class C Notes		%

Total Class A, Class B and Class C Notes				$

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

        We and RFS Holding, Inc. will indemnify the underwriters for certain liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities as described in the underwriting agreement.

        The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

        In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.

Legal Matters

        Certain legal matters relating to the issuance of the Series 200[    •    ]- [    •    ] notes will be passed upon for us by Mayer, Brown, Rowe & Maw LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 200[    •    ]- [    •    ] notes will be passed upon for us by Mayer, Brown, Rowe & Maw LLP. Certain legal matters relating to the issuance of the Series 200[    •    ]-[    •    ] notes will be passed upon for the underwriters by McKee Nelson LLP.

Glossary of Terms for Prospectus Supplement

        "Average Principal Balance" means, for any Monthly Period in which a reset date occurs, the sum of:

  •
  the Aggregate Principal Receivables determined as of the close of business on the last day of the prior Monthly Period, multiplied by a fraction, the numerator of which is the number of days from and including the first day of that Monthly Period, to but excluding the related reset date and the denominator of which is the number of days in that Monthly Period; and

  •
  for each reset date during that Monthly Period, the product of the Aggregate Principal Receivables determined as of the close of business on that reset date, multiplied by a fraction, the numerator of which is the number of days from and including that reset date, to the earlier of the last day of that Monthly Period (in which case that period will include the last day of the Monthly Period) or the next reset date (in which case that period will exclude that reset date), and the denominator of which is the number of days in that Monthly Period.

        "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

  •
  the numerator of which is the sum of (a) the interest due on the Series 200[    •    ]-[    •    ] notes, (b) the monthly servicing fee payment for your series[, (c) any net swap payments due from the trust] and (d) the amounts payable pursuant to clause (1) under the caption "Description of Series Provisions—Application of Finance Charge Collections", in each case payable on the following payment date, [minus any net swap receipts received by the trust on the following payment date] and

  •
  the denominator of which is the collateral amount, plus amounts on deposit in the principal accumulation account, each as of the last day of that Monthly Period.

        "Excess Spread Percentage" means, for any Monthly Period, a percentage equal to the Portfolio Yield for such Monthly Period, minus the Base Rate for such Monthly Period.

        "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

  •
  the numerator of which is the amount of finance charge collections allocated to your series, including recoveries, net investment earnings and amounts withdrawn from the reserve account treated as finance charge collections, but excluding [net swap receipts and] excess finance charge collections allocated to your series, minus the amount of defaulted principal receivables and uncovered dilution allocated to your series for that Monthly Period; and

  •
  the denominator of which is the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that Monthly Period.

        "Quarterly Excess Spread Percentage" means:

  •
  for the [    •    ] [    •    ] payment date, the excess spread percentage for the [    •    ] payment date;

  •
  for the [    •    ] [    •    ] payment date, the sum of the excess spread percentages for the [    •    ] and [    •    ] payment dates, divided by two; and

  •
  for any other payment date, the sum of the excess spread percentages for the then-current payment date and the two prior payment dates, divided by three.

        "Required Retained Transferor Percentage" means, for Series 200[    •     ]-[    •    ], [    •    ]%, subject to increase to [    •    ]% if GE Capital's long-term unsecured debt is rated Aa2 or lower by Moody's or AA or lower by Standard & Poor's.

        "Senior Swap Payments" means net swap payments and Senior Termination Payments payable by the issuing entity pursuant to the Class A interest rate swap, the Class B interest rate swap or the Class C interest rate swap, as applicable.

        "Senior Termination Payments" means any termination payments payable by the issuing entity arising as a result of the early termination of the Class A interest rate swap, the Class B interest rate swap or the Class C interest rate swap, as applicable, due to (i) a tax event or illegality or (ii) any other event of default or termination event, unless, in the case of this clause (ii), the applicable swap counterparty is the defaulting party or sole affected party.

        "Subordinated Termination Payments" means any termination payments other than Senior Termination Payments payable by the issuing entity arising as a result of the early termination of the Class A interest rate swap, the Class B interest rate swap or the Class C interest rate swap, as applicable.

        "Series Allocation Percentage" means, for Series 200[    •    ]- [    •    ] and for each Monthly Period, a fraction,

  •
  the numerator of which is the numerator used in determining your series' allocation percentage for purposes of allocating finance charge collections for that Monthly Period, as described under "Description of Series Provisions—Allocation Percentages", and

  •
  the denominator of which is the sum of the numerators used in determining the allocation percentages used by all outstanding series for purposes of allocating finance charge collections;

provided that, if the allocation percentage for finance charge collections for any series has been reset during that Monthly Period, for the portion of the Monthly Period falling on and after each reset date and prior to any subsequent reset date, the Series Allocation Percentage will be calculated using a denominator which is equal to the sum of the numerators used in determining the allocation percentage for finance charge collections for all outstanding series as of the close of business on the subject reset date.

Annex I

Other Series of Notes Issued and Outstanding

        The principal characteristics of the other outstanding series of notes previously issued by the trust are set forth in the table below. All of the outstanding series of notes are in group one. For more specific information with respect to any series of notes, any prospective investor should contact us at [    •    ].

1. Series 2004-1
Initial collateral amount	$1,000,000,000
Class A principal amount	$790,000,000
Class B principal amount	$110,000,000
Class C principal amount	$52,500,000
Class A interest rate	One-month LIBOR plus 0.05% per year
Class B interest rate	One-month LIBOR plus 0.30% per year
Class C interest rate	One-month LIBOR plus 0.55% per year
Expected principal payment date	June 2007 payment date
Final maturity date	June 2010 payment date
Series issuance date	June 23, 2004
2. Series 2004-2
Initial collateral amount	$1,000,000,000
Class A principal amount	$790,000,000
Class B principal amount	$110,000,000
Class C principal amount	$52,500,000
Class A interest rate	One-month LIBOR plus 0.04% per year
Class B interest rate	One-month LIBOR plus 0.26% per year
Class C interest rate	One-month LIBOR plus 0.48% per year
Expected principal payment date	September 2007 payment date
Final maturity date	September 2010 payment date
Series issuance date	September 22, 2004
3. Series 2005-1
Initial collateral amount	$1,000,000,000
Class A principal amount	$790,000,000
Class B principal amount	$110,000,000
Class C principal amount	$52,500,000
Class A interest rate	One-month LIBOR plus 0.04% per year
Class B interest rate	One-month LIBOR plus 0.17% per year
Class C interest rate	One-month LIBOR plus 0.34% per year
Expected principal payment date	March 2010 payment date
Final maturity date	March 2013 payment date
Series issuance date	March 30, 2005

A-1-1

4. Series 2005-2
Initial collateral amount	$1,000,000,000
Class A principal amount	$790,000,000
Class B principal amount	$110,000,000
Class C principal amount	$52,500,000
Class A interest rate	One-month LIBOR plus 0.01% per year
Class B interest rate	One-month LIBOR plus 0.20% per year
Class C interest rate	One-month LIBOR plus 0.27% per year
Expected principal payment date	June 2008 payment date
Final maturity date	June 2011 payment date
Series issuance date	June 30, 2005
5. Series 2005-3
Initial collateral amount	$750,000,000
Class A principal amount	$592,500,000
Class B principal amount	$82,500,000
Class C principal amount	$39,375,000
Class A interest rate	4.13% per year
Class B interest rate	One-month LIBOR plus 0.30% per year
Class C interest rate	One-month LIBOR plus 0.40% per year
Expected principal payment date	June 2010 payment date
Final maturity date	June 2013 payment date
Series issuance date	June 30, 2005
6. Series 2005-VFN3
Expected outstanding principal amount as of Series 200[•]-[•] closing date	$
Expected collateral amount as of Series 200[•]-[•] closing date	$
Commencement of controlled amortization period	September 22, 2006
Expected principal payment date	August 2007 payment date
Final maturity date	August 2009 payment date
7. Series 2005-VFN4
Expected outstanding principal amount as of Series 200[•]-[•] closing date	$
Expected collateral amount as of Series 200[•]-[•] closing date	$
Commencement of controlled amortization period	December 22, 2006
Expected principal payment date	November 2007 payment date
Final maturity date	November 2009 payment date

A-1-2

8. Series 2005-VFN5
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	December 22, 2006
Expected principal payment date:	November 2007 payment date
Final maturity date:	November 2009 payment date
9. Series 2006-VFN1
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	March 22, 2008
Expected principal payment date:	February 2009 payment date
Final maturity date:	February 2011 payment date
10. Series 2006-VFN2
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	March 22, 2008
Expected principal payment date:	February 2009 payment date
Final maturity date:	February 2011 payment date
11. Series 2006-VFN3
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	December 22, 2007
Expected principal payment date:	November 2008 payment date
Final maturity date:	November 2010 payment date
12. Series 2006-1
Initial collateral amount	$1,000,000,000
Class A principal amount	$812,500,000
Class B principal amount	$92,500,000
Class C principal amount	$65,000,000
Class A interest rate	5.08% per year
Class B interest rate	One-month LIBOR plus 0.11% per year
Class C interest rate	One-month LIBOR plus 0.24% per year
Expected principal payment date	September 2009 payment date
Final maturity date	September 2012 payment date
Series issuance date	September 27, 2006

A-1-3

13. Series 2006-VFN4
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	December 22, 2007
Expected principal payment date:	November 2008 payment date
Final maturity date:	November 2010 payment date
14. Series 2006-VFN5
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	December 22, 2007
Expected principal payment date:	November 2008 payment date
Final maturity date:	November 2010 payment date
15. Series 2006-VFN6
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	June 22, 2008
Expected principal payment date:	May 2009 payment date
Final maturity date:	May 2012 payment date
16. Series 2007-1
Initial collateral amount	$1,240,000,000
Class A principal amount	$1,007,500,000
Class B principal amount	$114,700,000
Class C principal amount	$80,600,000
Class A interest rate	One-month LIBOR plus 0.00% per year
Class B interest rate	4.95% per year
Class C interest rate	One-month LIBOR plus 0.27% per year
Expected principal payment date	March 2010 payment date
Final maturity date	March 2013 payment date
Series issuance date	March 29, 2007

A-1-4

17. Series 2007-2
Initial collateral amount	$1,072,000,000
Class A principal amount	$871,000,000
Class B principal amount	$99,160,000
Class C principal amount	$69,680,000
Class A interest rate	One-month LIBOR plus 0.04% per year
Class B interest rate	One-month LIBOR plus 0.18% per year
Class C interest rate	One-month LIBOR plus 0.36% per year
Expected principal payment date	March 2012 payment date
Final maturity date	March 2015 payment date
Series issuance date	March 29, 2007
18. Series 2007-VFN1
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	September 22, 2008
Expected principal payment date:	August 2009 payment date
Final maturity date:	August 2012 payment date
19. Series 2007-3
Initial collateral amount	$1,500,000,000
Class A-1 principal amount	$949,750,000
Class A-2 principal amount	$269,000,000
Class B principal amount	$138,750,000
Class C principal amount	$97,500,000
Class A-1 interest rate	One-month LIBOR plus 0.01% per year
Class A-2 interest rate	5.40% per year
Class B interest rate	5.49% per year
Class C interest rate	One-month LIBOR plus 0.30% per year
Expected principal payment date	June 2010 payment date
Final maturity date	June 2013 payment date
Series issuance date	June 28, 2007
20. Series 2007-4
Initial collateral amount	$500,000,000
Class A principal amount	$406,250,000
Class B principal amount	$46,250,000
Class C principal amount	$32,500,000
Class A interest rate	One-month LIBOR plus 0.05% per year
Class B interest rate	One-month LIBOR plus 0.20% per year
Class C interest rate	One-month LIBOR plus 0.42% per year
Expected principal payment date	June 2012 payment date
Final maturity date	June 2015 payment date
Series issuance date	June 28, 2007

A-1-5

21. Series 2007-VFN2
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	September 22, 2008
Expected principal payment date:	August 2009 payment date
Final maturity date:	August 2012 payment date
22. Series 2007-VFN3
Expected outstanding principal amount as of Series 200[•]-[•] closing date:	$
Expected collateral amount as of Series 200[•]-[•] closing date:	$
Commencement of controlled amortization period:	September 22, 2008
Expected principal payment date:	August 2009 payment date
Final maturity date:	August 2012 payment date

A-1-6

Annex II

Monthly Noteholder's Statement
GE Capital Credit Card Master Note Trust

Class A [LIBOR +] [    ]% Notes
Class B [LIBOR +] [    ]% Notes
Class C [LIBOR +] [    ]% Notes

        Pursuant to the Master Indenture, dated as of September 25, 2003 (as amended and supplemented, the "Indenture") between GE Capital Credit Card Master Note Trust (the "Issuer") and Deutsche Bank Trust Company Americas, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 200[    •    ]- [    •    ] Indenture Supplement (the "Indenture Supplement"), dated as of June [    •    ], 2007, between the Issuer and the Indenture Trustee, the Issuer is required to prepare, or cause the Servicer to prepare, certain information each month regarding current distributions to the Series 200[    •    ]- [    •    ] Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Payment Date of [    •    ], 20[    •    ], and with respect to the performance of the Trust during the Monthly Period ended [    •    ], 20[    •    ] is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement. The undersigned, an Authorized Officer of the Servicer, does hereby certify as follows:

Record Date:	[•],20[•]
Monthly Period Beginning:	[•],20[•]
Monthly Period Ending:	[•],20[•]
Previous Payment Date:	[•],20[•]
Payment Date:	[•],20[•]
Interest Period Beginning:	[•],20[•]
Interest Period Ending:	[•],20[•]
Days in Monthly Period:	[•]
Days in Interest Period:	[•]
LIBOR Determination Date	[•],20[•]
LIBOR Rate	[•]
Is there a Reset Date?	[No][Yes]

I.    Trust Receivables Information

a.
Number of Obligors (Total Securitized) Beginning

b.
Number of Obligors (Total Securitized) Ending

c.
Average Obligor Balance (q/b)

d.
BOP Principal Receivables

e.
BOP Finance Charge Receivables

f.
BOP Total Receivables

A-2-1

g.
Increase in Principal Receivables from Additional Accounts

h.
Increase in Principal Activity on Existing Securitized Accounts

i.
Increase in Finance Charge Receivables from Additional Accounts

j.
Increase in Finance Charge Activity on Existing Securitized Accounts

k.
Increase in Total Receivables

l.
Decrease in Principal Receivables due to Account Removal

m.
Decrease in Principal Activity on Existing Securitized Accounts

n.
Decrease in Finance Charge Receivables due to Account Removal

o.
Decrease in Finance Charge Activity on Existing Securitized Accounts

p.
Decrease in Total Receivables

q.
EOP Aggregate Principal Receivables

r.
EOP Finance Charge Receivables

s.
EOP Total Receivables

t.
Excess Funding Account Balance

u.
Required Principal Balance

v.
Minimum Free Equity Amount (EOP Aggregate Principal Receivables * 4.0%)

w.
Free Equity Amount (EOP Principal Receivables—EOP Collateral Amount)

II.    Investor Information (Trust Level)

a.
Note Principal Balance (Sum of all Series)

i.
Beginning of Interest Period

ii.
Increase in Note Principal Balance due to New Issuance

iii.
Decrease in Note Principal Balance due to Principal Paid

iv.
End of Interest Period

b.
Excess Collateral Amount (Sum of all Series)

i.
Beginning of Interest Period

ii.
Additional Enhancement Amount

iii.
Increase in Excess Collateral Amount due to New Issuance

iv.
Reductions in Required Excess Collateral Amount

v.
Increase in Unreimbursed Investor Charge-Off

vi.
Decrease in Unreimbursed Investor Charge-Off

vii.
Increase in Unreimbursed Reallocated Principal Collections

viii.
Decrease in Unreimbursed Reallocated Principal Collections

ix.
End of Interest Period

A-2-2

c.
Collateral Amount (Sum of all Series)

i.
End of Prior Monthly Period

ii.
Beginning of Interest Period

iii.
Increase in Unreimbursed Investor Charge-Off

iv.
Decrease in Unreimbursed Investor Charge-Off

v.
Increase in Unreimbursed Reallocated Principal Collections

vi.
Decrease in Unreimbursed Reallocated Principal Collections

vii.
End of Interest Period

III.    Trust Performance Data (Monthly Period)

a.
Gross Trust Yield (Finance Charge Collections + Recoveries/BOP Principal Receivables)

i.
Current

ii.
Prior Monthly Period

iii.
Two Months Prior Monthly Period

iv.
Three-Month Average

b.
Payment Rate (Principal Collections/BOP Principal Receivables)

i.
Current

ii.
Prior Monthly Period

iii.
Two Months Prior Monthly Period

iv.
Three-Month Average

c.
Charge-Off Rate (Default Amount for Defaulted Accounts/BOP Principal Receivables)

i.
Current

ii.
Prior Monthly Period

iii.
Two Months Prior Monthly Period

iv.
Three-Month Average

d.
Default Amount for Defaulted Accounts

e.
Collections

i.
Total Trust Finance Charge Collections

ii.
Total Trust Principal Collections

iii.
Total Trust Collections

f.
Delinquency Data                                                 Percentage                        Amount

i.
15-29 Days Delinquent

ii.
30-59 Days Delinquent

iii.
60-89 Days Delinquent

iv.
90-119 Days Delinquent

A-2-3

  v.
  120-149 Days Delinquent

  vi.
  150 or Greater Days Delinquent

IV.    Series Performance Data

a.
Portfolio Yield (Finance Charge Collections + Recoveries-Aggregate Investor Default Amount + PAA Inv Proceeds/BOP Collateral)

i.
Current

ii.
Prior Monthly Period

iii.
Two Months Prior Monthly Period

iv.
Three-Month Average

b.
Base Rate (Noteholder Servicing Fee + Admin Fee + Monthly Interest + Swap Payments-Swap Receipts/BOP Collateral)

i.
Current

ii.
Prior Monthly Period

iii.
Two Months Prior Monthly Period

iv.
Three-Month Average

c.
Excess Spread Percentage (Portfolio Yield—Base Rate)

i.
Current

ii.
Prior Monthly Period

iii.
Two Months Prior Monthly Period

iv.
Quarterly Excess Spread Percentage

V.    Investor Information Regarding Distributions to Noteholders

a.
The total amount of the distribution to Class A Noteholders per $1000 Note Initial Principal Balance.

b.
The amount of the distribution set forth in paragraph a. above in respect of interest on the Class A Notes, per $1000 Note Initial Principal Balance.

c.
The amount of the distribution set forth in paragraph a. above in respect of principal on the Class A Notes, per $1000 Note Initial Principal Balance.

d.
The total amount of the distribution to Class B Noteholders per $1000 Note Initial Principal Balance.

e.
The amount of the distribution set forth in paragraph d. above in respect of interest on the Class B Notes, per $1000 Note Initial Principal Balance.

f.
The amount of the distribution set forth in paragraph d. above in respect of principal on the Class B Notes, per $1000 Note Initial Principal Balance.

g.
The total amount of the distribution to Class C Noteholders per $1000 Note Initial Principal Balance.

h.
The amount of the distribution set forth in paragraph g. above in respect of interest on the Class C Notes, per $1000 Note Initial Principal Balance.

A-2-4

i.
The amount of the distribution set forth in paragraph g. above in respect of principal on the Class C Notes, per $1000 Note Initial Principal Balance.

VI.    Investor Information

a.
Class A Note Initial Principal Balance

b.
Class B Note Initial Principal Balance

c.
Class C Note Initial Principal Balance

d.
Initial Excess Collateral Amount

e.
Initial Collateral Amount

f.
Class A Note Principal Balance

i.
Beginning of Interest Period

ii.
Principal Payment

iii.
End of Interest Period

g.
Class B Note Principal Balance

i.
Beginning of Interest Period

ii.
Principal Payment

iii.
End of Interest Period

h.
Class C Note Principal Balance

i.
Beginning of Interest Period

ii.
Principal Payment

iii.
End of Interest Period

i.
Excess Collateral Amount

i.
Beginning of Interest Period

ii.
Reduction in Excess Collateral Amount

iii.
End of Interest Period

j.
Collateral Amount

i.
Beginning of Interest Period

ii.
Increase/Decrease in Unreimbursed Investor Charge-Offs

iii.
Increase/Decrease in Reallocated Principal Collections

iv.
Reduction in Excess Collateral Amount

v.
Principal Accumulation Account Deposit

vi.
End of Interest Period

vii.
Collateral Amount as a Percentage of Note Trust Principal Balance

viii.
Amount by which Note Principal Balance exceeds Collateral Amount

k.
Required Excess Collateral Amount

A-2-5

VII.    Investor Charge-Offs and Reallocated Principal Collections (Section references relate to
           Indenture Supplement)

a.
Beginning Unreimbursed Investor Charge-Offs

b.
Current Unreimbursed Investor Defaults

c.
Current Unreimbursed Investor Uncovered Dilution Amount

d.
Current Reimbursement of Investor Charge-Offs

e.
Ending Unreimbursed Investor Charge-Offs

f.
Beginning Unreimbursed Reallocated Principal Collections

g.
Current Reallocated Principal Collections

h.
Current Reimbursement of Reallocated Principal Collections

i.
Ending Unreimbursed Reallocated Principal Collections

VIII.    Investor Percentages—BOP Balance and Series Account Information

a.
Allocation Percentage Numerator—for Finance Charge Collections and Default Amounts

b.
Allocation Percentage Numerator—for Principal Collections

c.
Allocation Percentage Denominator

i.
Aggregate Principal Receivables Balance

ii.
Number of Days at Balance

iii.
Average Principal Balance

d.
Sum of Allocation Percentage Numerators for all outstanding Series with respect to Finance Charge Collections and Default Amounts

e.
Sum of Allocation Percentage Numerators for all outstanding Series with respect to Principal Collections

f.
Allocation Percentage, Finance Charge Collections and Default Amount

g.
Allocation Percentage, Principal Collections

h.
Series Allocation Percentage

IX.    Collections and Allocations                                  Trust                         Series

a.
Finance Charge Collections

b.
Recoveries

c.
Principal Collections

d.
Default Amount

e.
Dilution

f.
Investor Uncovered Dilution Amount

g.
Available Finance Charge Collections

i.
Investor Finance Charge Collections

A-2-6

  ii.
  Excess Finance Charge Collections allocable to Series 200[    •    ]- [    •    ]

  iii.
  Principal Accumulation Account Investment Proceeds

  iv.
  Investment earnings in the Reserve Account

  v.
  Reserve Account Draw Amount

  vi.
  Net Swap Receipts

  vii.
  Recoveries

h.
Available Finance Charge Collections

i.
Total Collections to Series

j.
Total Finance Charge Collections deposited in the Collection Account (net of any amounts distributed to Transferor and owed to Servicer)

X.    Application of Available Funds pursuant to Section 4.4(a) of the Indenture Supplement

a.
Available Finance Charge Collections

i.
On a pari passu basis:

a.
Payment to the Indenture Trustee, to a maximum of $25,000

b.
Payment to the Trustee, to a maximum of $25,000

c.
Payment to the Administrator, to a maximum of $25,000

ii.
To the Servicer:

a.
Noteholder Servicing Fee

b.
Noteholder Servicing Fee previously due but not paid

c.
Total Noteholder Servicing Fee

iii.
On a pari passu basis:

a.
Class A Monthly Interest

b.
Class A Deficiency Amount

c.
Class A Additional Interest

d.
Class A Additional Interest not paid on prior Payment Date

e.
Class A Senior Swap Payments

f.
Class A Senior Swap Payments not paid on a prior Payment Date

iv.
On a pari passu basis:

a.
Class B Monthly Interest

b.
Class B Deficiency Amount

c.
Class B Additional Interest

d.
Class B Additional Interest not paid on prior Payment Date

e.
Class B Senior Swap Payments

f.
Class B Senior Swap Payments not paid on a prior Payment Date

A-2-7

  v.
  On a pari passu basis:

  a.
  Class C Monthly Interest

  b.
  Class C Deficiency Amount

  c.
  Class C Additional Interest

  d.
  Class C Additional Interest not paid on prior Payment Date

  e.
  Class C Senior Swap Payments

  f.
  Class C Senior Swap Payments not paid on a prior Payment Date

  vi.
  To be treated as Available Principal Collections

  a.
  Aggregate Investor Default Amount

  b.
  Aggregate Investor Uncovered Dilution Amount

  vii.
  To be treated as Available Principal Collections, to the extent not previously reimbursed

  a.
  Investor Charge-offs

  b.
  Reallocated Principal Collections

  viii.
  Excess of Required Reserve Account Amount Over Available Reserve Account Amount

  ix.
  Amounts required to be deposited to the Spread Account

  x.
  To be treated as Available Principal Collections: Series Allocation Percentage of Minimum Free Equity Shortfall

  xi.
  Subordinated Termination Payments or other additional amounts owed to Class A Swap Counterparty

  xii.
  Subordinated Termination Payments or other additional amounts owed to Class B Swap Counterparty

  xiii.
  Subordinated Termination Payments or other additional amounts owed to Class C Swap Counterparty

  xiv.
  Unless an Early Amortization Event has occurred, amounts that have not been paid pursuant to (a)(i) above

  xv.
  The balance, if any, will constitute a portion of Excess Finance Charge Collections for such Payment Date and first will be available for allocation to other Series in Group One and, second, paid to the Transferor, to be applied in accordance with Section 8.6 of the Indenture unless:

  a.
  There is an Early Amortization Period, in which case Excess Finance Charge Collections will be used to pay Monthly Principal; or

  b.
  GE Capital's long-term unsecured debt rating is Aa2 or lower by Moody's or AA or lower by S&P and the Free Equity Amount is less than the Minimum Free Equity Amount, in which case Excess Finance Charge Collections will be deposited to the Excess Funding Account up to such shortfall

XI.    Excess Finance Charge Collections (Group One)

a.
Total Excess Finance Charge Collections in Group One

b.
Finance Charge Shortfall for Series 200[    •    ]-[    •    ]

A-2-8

c.
Finance Charge Shortfall for all Series in Group One

d.
Excess Finance Charges Collections Allocated to Series 200[    •    ]- [    •    ]

XII.    Available Principal Collections and Distributions (Section references relate to Indenture
           Supplement)

a.
Investor Principal Collections

b.
Less: Reallocated Principal Collections for the Monthly Period pursuant to Section 4.7

c.
Plus: Shared Principal Collections allocated to this Series

d.
Plus: Aggregate amount to be treated as Available Principal Collections pursuant to Section 4.4(a)(vi)

e.
Plus: Aggregate amount to be treated as Available Principal Collections pursuant to Section 4.4(a)(vii)

f.
Plus: Unless there is an Early Amortization Period, the amount of Available Finance Charge Collections used to pay principal on the Notes

g.
Available Principal Collections (Deposited to Principal Account)

i.
During the Revolving Period, Available Principal Collections treated as Shared Principal Collections

ii.
During the Controlled Accumulation Period, Available Principal Collections deposited to the Principal Accumulation Account

iii.
During the Early Amortization Period, Available Principal Collections deposited to the Distribution Account

iv.
Series Shared Principal Collections available to Group One

v.
Principal Distributions in order of priority

a.
Principal paid to Class A Noteholders

b.
Principal paid to Class B Noteholders

c.
Principal paid to class C Noteholders

vi.
Total Principal Collections Available to Share (Inclusive of Series 200[    •    ]- [    •    ])

vii.
Series Principal Shortfall

viii.
Shared Principal Collections allocated to this Series from other Series

XIII.    Series 200[    •    ]-[    •    ] Accumulation

a.
Controlled Accumulation Period Length in months (scheduled)

b.
Controlled Accumulation Amount

c.
Controlled Deposit Amount

d.
Accumulation Shortfall

e.
Principal Accumulation Account Balance

i.
Beginning of Interest Period

A-2-9

  ii.
  Controlled Deposit Amount

  iii.
  Withdrawal for Principal Payment

  iv.
  End of Interest Period

XIV.    Reserve Account Funding (Section references relate to Indenture Supplement)

a.
Reserve Account Funding Date (scheduled)

b.
Required Reserve Account Amount (.50% of Note Principal Balance beginning on Reserve Account Funding Date)

c.
Beginning Available Reserve Account Amount

d.
Reserve Draw Amount

e.
Deposit pursuant to 4.4(a)(viii) the excess of b. over c.

f.
Withdrawal for Reserve Account Surplus paid to Transferor pursuant to Section 4.10(d)

g.
Withdrawal for Reserve Account Surplus paid to Transferor pursuant to Section 4.10(e)

h.
Ending Available Reserve Account Amount

XV.    Spread Account Funding (Section references relate to Indenture Supplement)

a.
Spread Account Percentage

b.
Required Spread Account Amount

c.
Beginning Available Spread Account Amount

d.
Withdrawal pursuant to 4.11(a)—Section 4.4(a)(v) Shortfall

e.
Withdrawal pursuant to 4.11(b)—Class C Expected Principal Payment Date

f.
Withdrawal pursuant to 4.11(c)—Early Amortization Event

g.
Withdrawal pursuant to 4.11(d)—Event of Default

h.
Deposit pursuant to 4.4(a)(ix)—Spread Account Deficiency

i.
Withdrawal pursuant to 4.11(f)—Spread Account Surplus Amount

j.
Ending Available Spread Account Amount

XVI.    Series Early Amortization Events

a.
The Free Equity Amount is less than the Minimum Free Equity Amount Free Equity:

i.
Free Equity Amount

ii.
Minimum Free Equity Amount

iii.
Excess Free Equity Amount

b.
The Note Trust Principal Balance is less than the Required Principal Balance Note Trust Principal Balance:

i.
Note Trust Principal Balance

ii.
Required Principal Balance

iii.
Excess Principal Balance

A-2-10

c.
The three-month average Portfolio Yield is less than three-month average Base Rate Portfolio Yield:

i.
Three month average Portfolio Yield

ii.
Three month average Base Rate

iii.
Excess Spread over Base Rate

d.
The Note Principal Balance is outstanding beyond the Expected Principal Payment Date

i.
Expected Principal Payment Date

ii.
Current Payment Date

        IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Noteholder's Statement as of the [    •    ] day of [    •    ] 20[    •    ].

GE MONEY BANK, as Servicer
By:	Name: Title:

A-2-11

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 24, 2007

Prospectus

GE Capital Credit Card Master Note Trust Issuing Entity
RFS Holding, L.L.C. Depositor	GE Money Bank Sponsor and Servicer
Asset Backed Notes

The Issuing Entity—

  •
  may periodically issue asset backed notes in one or more series with one or more classes; and

  •
  will own—

  •
  receivables generated from or derived from a portfolio of private label and co-branded revolving credit card accounts owned by GE Money Bank;

  •
  payments due on those receivables; and

  •
  other property described in this prospectus and in the accompanying prospectus supplement.

The Notes—

  •
  will be secured by, and paid only from, the assets of the issuing entity;

  •
  offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

  •
  may have one or more forms of credit enhancement; and

  •
  will be issued as part of a designated series which may include one or more classes of notes.

        You should consider carefully the risk factors beginning on page 1 in this prospectus.

        A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        The notes are obligations of GE Capital Credit Card Master Note Trust only and are not obligations of RFS Holding, L.L.C., GE Money Bank, General Electric Capital Corporation or any other person.

        This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[    •    ], 200[    •    ]

Important Notice About Information Presented In This
Prospectus And The Accompanying Prospectus Supplement

        We (RFS Holding, L.L.C.) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

  •
  the terms, including interest rates, for each class;

  •
  the timing of interest and principal payments;

  •
  information about credit enhancement, if any, for each class;

  •
  the ratings for each class being offered;

  •
  the method for selling the notes; and

  •
  information about the receivables.

        You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

        We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

i

Resignation or Removal of Indenture Trustee	36
THE OWNER TRUSTEE	36
The Bank of New York (Delaware)	36
Duties and Responsibilities of Owner Trustee	37
Limitations on Owner Trustee's Liability	38
Compensation and Indemnification of Owner Trustee	38
Resignation or Removal of Owner Trustee; Eligibility	39
THE TRUST PORTFOLIO	39
Account Terms	41
Consumer Protection Laws	42
Representations and Warranties of the Depositor	42
Representations and Warranties of the Bank	45
Addition of Trust Assets	47
Removal of Accounts	49
Funding Period	50
Notice of Changes in Trust Portfolio	50
DESCRIPTION OF THE NOTES	51
General	51
New Issuances of Notes	52
Collateral Amount; Allocation of Collections	53
Book-Entry Registration	53
Definitive Notes	56
Interest Payments	57
Principal Payments	58
Length of Controlled Accumulation Period	58
Early Amortization Events	59
Events of Default; Rights upon Event of Default	59
Shared Excess Finance Charge Collections	62
Shared Principal Collections	62
Discount Option	63
Voting Rights; Amendments	63
Fees and Expenses Payable From Collections	67
Final Payment of Principal	68
Satisfaction and Discharge of Indenture	69
CREDIT ENHANCEMENT	69
General	69
Subordination	70
Letter of Credit	70
Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral	71
Derivative Agreements	71
Surety Bond or Insurance Policy	71
Spread Account	72
Reserve Account	72
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	72
OWNERSHIP OF TRANSACTION PARTIES INCLUDED IN THE GE AFFILIATED GROUP	73
NOTE RATINGS	74
FEDERAL INCOME TAX CONSEQUENCES	74
Classification of FASITs	75
Tax Consequences to Holder of the Notes	76

ii

Special Rules for FASIT High-Yield Regular Interests	78
Pass-Through Entities Holding Notes	79
Prohibited Transactions and Other Taxes	79
Termination of the RFS FASIT	79
STATE TAX CONSEQUENCES	79
CERTAIN ERISA CONSIDERATIONS	80
PLAN OF DISTRIBUTION	82
REPORTS TO NOTEHOLDERS	82
WHERE YOU CAN FIND MORE INFORMATION	84
GLOSSARY OF TERMS FOR PROSPECTUS	85

iii

Risk Factors

        The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

Some liens may be given priority over your notes, which could cause delayed or reduced payments.

        We and the bank account for our respective transfers of the receivables as sales. Even so, a court could conclude that we or the bank own the receivables and that the trust holds only a security interest in the receivables. Even if a court would reach that conclusion, however, steps will be taken to give the indenture trustee a first-priority perfected security interest in the receivables.

        If a court were to conclude that the trust has only a security interest in the receivables, a tax or governmental lien or other lien imposed under applicable state or federal law on our property or the bank's property arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections that have been commingled with other funds. If any of these events were to occur, payments to you could be delayed or reduced. See "The Trust—Perfection and Priority of Security Interests" in this prospectus.

Regulatory action could cause delays or reductions in payment of your notes.

        If the bank were to become insolvent, the FDIC could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs.

        The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made before the repeal or amendment.

        We have structured the issuance of the notes with the intention that the transfers of the receivables by the bank would have the benefit of this rule. If the FDIC were to assert that the rule does not apply to these transfers of receivables or that these transactions do not comply with other banking laws, however, payments of principal and interest on your notes could be delayed and, if the FDIC were successful, possibly reduced. Furthermore, if the FDIC were successful, the FDIC could:

  •
  require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes;

  •
  obtain a stay of any actions by any of those parties to enforce the transaction documents against the bank; or

  •
  repudiate the transaction documents and limit the affected parties' claims to their "actual direct compensatory damages" (as defined in the statute that governs the FDIC's authority and actions as a receiver or conservator).

        If the FDIC were to successfully take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

        Furthermore, the Financial Services Regulatory Relief Act of 2006 made certain changes to the Federal Deposit Insurance Act (FDIA). As a result of these changes, the FDIA, in certain circumstances, requires the consent of the FDIC before any party could exercise any right or power to terminate, accelerate or declare a default under any contract to which an insolvent bank is a party.

        If a conservator or receiver were appointed for the bank, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. The conservator or receiver may have the power:

  •
  to prevent either the indenture trustee or the noteholders from appointing a new servicer;

  •
  to direct the servicer to stop servicing the receivables; or

  •
  to increase the amount or the priority of the servicing fee due to the bank or otherwise alter the terms under which the bank services the transferred receivables.

        See "The Trust—Conservatorship and Receivership; Bankruptcy" in this prospectus.

        In addition, at any time, if the FDIC were to conclude that an obligation of the bank under the agreement governing the transfer of receivables to us or the servicing agreement were an unsafe or unsound practice or violated any law, rule or regulation applicable to the bank, the FDIC could order the bank to rescind or amend the terms of such obligation. See "The Sponsor—Safety and Soundness" in this prospectus.

If we became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur.

        We are a bankruptcy remote affiliate of the bank, and our limited liability company agreement limits the nature of our business. If, however, we became a debtor in a bankruptcy case, a court could conclude that we effectively still own the transferred receivables. This could happen if a court presiding over our bankruptcy were to conclude either that the transfers referred to above were not "true sales" or that we and the trust should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

  •
  the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral;

  •
  tax or government liens on our property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or

  •
  the fact that the trust might not have a perfected security interest in any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See "The Servicers—Collections; Commingling" in this prospectus for a description of the conditions under which the servicer is allowed to commingle collections with its funds.

Commingling of payments could cause delays or reductions in payment of your notes.

        So long as General Electric Capital Corporation continues to guarantee the bank's servicing obligations and retains credit ratings that satisfy rating agency requirements, and there exists no servicer default, collections on the transferred receivables will not be required to be deposited into the related collection account until the payment date. Pending deposit into the related collection account, collections may be held by the servicer and invested at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds or did not for any reason remit such funds, you might experience delays in payments on your notes or might incur a loss.

The bank may change the terms and conditions of the accounts in a way that reduces collections.

        The bank transfers the receivables but continues to own the credit card accounts. As owner of the accounts, the bank retains the right to change various account terms, including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be required by law, market conditions or other reasons. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the portfolio yield, reduce the amount of collections on those receivables or otherwise alter payment patterns. Payments to you could be accelerated, delayed or reduced as a result of these changes. Changes could also cause a reduction in the credit ratings on your notes.

Charged-off receivables or uncovered dilution could reduce payments to you.

        The primary risk associated with extending credit to the bank's customers under its credit card programs is the risk of default or bankruptcy of the customer, resulting in the customer's account balance being charged-off as uncollectible. The bank relies principally on the customer's creditworthiness for repayment of the account and usually has no other recourse for collection. In certain circumstances, the bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses among customers.

        In addition to being affected by general economic conditions and the success of the servicer's collection and recovery efforts, the trust's delinquency and net credit card receivable charge-off rates are affected by the average age of the various credit card account portfolios. The average age of credit card receivables affects the stability of delinquency and loss rates of the portfolio because delinquency and loss rates typically increase as the average age of accounts in a credit card portfolio increases. The servicer, on behalf of the trust, will charge-off the receivables arising in accounts designated to the trust in accordance with the trust's collection policies if the receivables become uncollectible. The collateral securing your notes will be allocated a portion of these charged-off receivables. See "Description of Series Provisions—Allocation Percentages" and "—Investor Charge-Offs" in the accompanying prospectus supplement.

        Unlike charged-off receivables, reductions in the receivables due to returns of merchandise, unauthorized charges or disputes between a cardholder and a merchant, called dilution, are typically absorbed by reductions in our interest in the trust or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to the collateral securing your notes. However, to the extent our interest is insufficient to cover dilution for any monthly period and we then default in our obligation to compensate the trust for these reductions, the collateral securing your notes will be allocated a portion of the uncovered dilution.

        If the amount of charged-off receivables and any uncovered dilution allocated to the collateral securing your notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions—Investor Charge-Offs" in the accompanying prospectus supplement and "The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

Current and proposed regulation and legislation relating to consumer protection laws may impede collection efforts or reduce collections.

        Various federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank's products and services, require specified disclosures to consumers, or require that the bank maintain certain qualifications and minimum capital levels. In some cases, the precise application of these statutes and regulations is not clear. In addition, numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the servicer may conduct its activities on behalf of the trust. The failure to comply with these laws or regulations or adverse changes in their terms or interpretation could make it more difficult to collect payments on the receivables or reduce the finance charges and other fees that can be charged, resulting in reduced collections.

        Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be charged-off as uncollectible. See "The Trust Portfolio—Consumer Protection Laws" in this prospectus.

Limited remedies for breaches of representations could reduce or delay payments.

        When we transfer the receivables to the trust, we make representations and warranties relating to the validity and enforceability of the transferred receivables, and as to the perfection and priority of the trust's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

        A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure any violation within the specified time period and the violation has a material adverse effect on the transferred receivables or the availability of the proceeds to the trust, we must, if requested, accept reassignment of the receivables affected by the violation. See "The Trust Portfolio—Representations and Warranties of the Depositor" in this prospectus.

Payment and origination patterns of receivables and operations of retailers could reduce collections.

        The receivables transferred to the trust may be paid at any time. Prepayments represent principal reductions in excess of the contractually scheduled reductions. The rate of cardholder prepayments or defaults on credit card balances, as well as credit card usage, may be affected by a variety of competitive, economic and social factors.

        Except for co-branded cards, the bank's ability to generate new receivables is completely dependent upon sales at or through the retailers. The retailing and credit card industries are intensely competitive. Generally, the retailers compete not only with other retailers and department stores in the geographic areas in which they operate, but also with numerous other types of retail outlets, including catalog and internet sales businesses. We cannot assure you that the retailers will continue to generate receivables at the same rate as in prior years. Also, if a retailer were to close some or all of its stores or otherwise stop honoring the related credit cards, the loss of utility of the affected credit cards could reduce the cardholders' incentive to pay their outstanding balances.

        The bank's ability to generate new receivables is also dependent upon its ability to compete in the current industry environment. Because the retailers generally accept most major credit cards, not all sales made on credit at the retailers will generate receivables that will be transferred to the trust. We cannot guarantee that credit card sales under the bank's private label credit card programs will not decline as a percentage of total credit card sales by the retailers. In addition, the bank offers co-branded credit cards for certain retailers, and certain holders of private label credit card accounts have been solicited to replace their private label credit cards with co-branded credit cards. When a cardholder's private label credit card that is currently designated to the trust is replaced by a co-branded credit card, the private label credit card account will be removed from the trust in accordance with the provisions of the securitization documents. The balance, if any, on the private label credit card that is replaced by a co-branded credit card will be reduced to zero using the balance transfer capability of the new co-branded credit card. Co-branded card accounts were first designated to the trust portfolio in June 2007 and additional co-branded card accounts may be designated to the trust portfolio in the future subject to substantially the same conditions that apply to the designation of private label accounts. See "The Sponsor—Credit Card Activities" in this prospectus.

        Economic factors that may affect payment patterns and credit card usage include the rate of inflation, unemployment levels, relative interest rates and the availability of alternative financing, most of which are not within the bank's control. A decrease in interest rates could cause cardholder prepayments to increase.

        Social factors that may affect payment patterns and credit card usage include consumer confidence levels and the public's attitude about the use of credit cards and incurring debt and the consequences of personal bankruptcy. Moreover, adverse changes in economic conditions in states where cardholders are located, terrorist acts against the United States or other nations, or the commencement of hostilities between the United States and a foreign nation or nations could have a direct impact on the timing and amounts of payments on your notes.

        We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the commencement of an early amortization period for one or more series of notes, including your series. If an early amortization event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in the accompanying prospectus supplement.

Recharacterization of principal receivables would reduce principal receivables and may require the addition of new receivables.

        As described under "Description of the Notes—Discount Option" in this prospectus, we may designate a portion of some or all transferred receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of transferred principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we were unable to add receivables, one or more series of notes, including your series, could go into early amortization.

The note interest rate and the receivables interest rate may re-set at different times, resulting in reduced or early payments to you.

        Some accounts have finance charges assessed at a variable rate based on a designated index, which rate may or may not be subject to a specified floor. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

We may assign our obligations as depositor and the bank may assign its obligations as servicer.

        Either we or the bank may transfer our rights and obligations in our respective capacities as depositor or servicer to one or more entities without noteholders' consent so long as specific conditions are satisfied. See "The Depositor—Assignment of Depositor's Interests" and "The Servicers—Resignation of Servicer" and "—Merger or Consolidation of Servicer" in this prospectus. The entity assuming the rights and obligations may or may not be affiliated with us or the bank. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the documents relating to the notes and the trust, other than those liabilities that arose prior to the transfer.

Default by a counterparty to a derivative contract or termination of a derivative contract could lead to the commencement of an early amortization period.

        If specified in the prospectus supplement for your series, the trust may enter into one or more derivative contracts for the benefit of your series. Derivative contracts include interest rate swaps, currency swaps, credit swaps, interest rate caps or interest rate floors.

        If a counterparty to a derivative contract for your series does not make a required payment, the trust will have less funds available to make payments on your notes. This could cause delays or reductions in the amount of interest or principal paid to you. The failure of a counterparty to make a required payment may also, subject to any applicable grace periods specified in the related prospectus supplement, cause an early amortization event and commencement of the early amortization period. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

        If any derivative contract for your series were to terminate, the trust might not be able to enter into a replacement derivative contract. For example, a derivative contract may terminate if the counterparty is downgraded or if the counterparty defaults on its obligations. The early termination of a derivative contract may, subject to any applicable grace periods specified in the related prospectus supplement, cause an early amortization event and commencement of the early amortization period if the trust does not enter into a replacement derivative contract. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

Issuance of additional notes may affect the timing and amount of payments to you.

        The trust expects to issue notes from time to time. New notes, which may have different terms from outstanding notes, may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the trust can issues new notes, see "Description of the Notes—New Issuances of Notes" in this prospectus.

        The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

Addition of credit card accounts to the trust may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

        The assets of the trust securing the notes change every day. We may choose, or may be required, to add credit card receivables to the trust. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for the trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. We cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated for the trust. If the credit quality of the assets in the trust were to deteriorate, the trust's ability to make payments on the notes could be adversely affected. See "The Trust Portfolio—Addition of Trust Assets" in this prospectus.

It may be difficult to find a suitable successor servicer if the bank ceases to act as servicer.

        If the bank is terminated as servicer as described under "The Servicers—Servicer Default; Successor Servicer" in this prospectus, the trust will appoint a successor servicer. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor servicer. Deutsche Bank Trust Company Americas, the indenture trustee, does not have credit card operations. If Deutsche Bank Trust Company Americas is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts.

Acts of terrorism and related military actions could adversely affect the timing or amount of payments on your notes

        The acts of terrorism which occurred in the United States on September 11, 2001 had an immediate impact on commercial activities in the United States, including the use of credit cards and the payment of credit card bills during the first few days after the terrorist attacks. The ongoing effect of the terrorist attacks on credit card use and payment patterns is unclear. The political and military actions taken in response to the terrorist attacks and the impact of those actions on credit card use and payment patterns are also unclear. We cannot predict the extent to which these events or similar events, including the recent conflict with Iraq, will have an adverse effect on general economic conditions, consumer confidence or general market liquidity or on credit card use or payment patterns. If delinquencies or losses on the receivables increase or the yield on the receivables, the rate at which new receivables are created or the principal payment rate on the receivables declines as a result of these events or similar events in the future, you may suffer payment delays or losses with respect to your notes or be exposed to reinvestment risk.

        This prospectus uses defined terms. You can find a glossary of these terms under the caption "Glossary of Terms for Prospectus" beginning on page 85 in this prospectus.

The Sponsor

GE Money Bank

        GE Money Bank is the sponsor of the transactions described in this prospectus and the accompanying prospectus supplement. The bank has designated a pool of accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the bank receivables sale agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. See "The Trust—Transfer and Assignment of Receivables" in this prospectus for a more detailed description of the agreement under which the bank transfers receivables to us.

        GE Money Bank is an FDIC-insured federal savings bank which is regulated, supervised and examined by the Office of Thrift Supervision. The predecessor to GE Money Bank, GE Capital Consumer Card Co., was established in 1988 as a limited purpose credit card bank and converted to a federal savings bank in 2003. On February 7, 2005, Monogram Credit Card Bank of Georgia was merged with and into GE Capital Consumer Card Co. and the surviving entity changed its name to GE Money Bank. As of February 7, 2005, GE Money Bank assumed the obligations of Monogram Credit Card Bank of Georgia as seller of the receivables to us under the receivables sale agreement and as servicer of the receivables under the servicing agreement. On February 5, 2006, all of the common stock of GE Money Bank was contributed by General Electric Capital Corporation to GE Consumer Finance, Inc., a newly created holding company. GE Money Bank is engaged in various consumer lending activities including retail sales financing programs, private label credit cards, bank cards, co-branded cards, consumer installment loans, home improvement loans and mortgages. In addition, the bank provides small business lines of credit to several of its retail clients.

        GE Money Bank is a wholly-owned subsidiary of GE Consumer Finance, Inc., which is in turn a wholly-owned subsidiary of General Electric Capital Corporation, a Delaware corporation (often referred to as GE Capital). GE Money Bank operates within the GE Money operating segment, which is further described below.

GE Capital

        GE Capital acts in three capacities in connection with the trust: (1) it guarantees the obligations of the bank as servicer of the transferred receivables, (2) it acts as administrator for the trust and (3) it has contracted with the bank to provide the servicing functions described under "The Servicers—GE Money Bank" and "—GE Capital" in this prospectus.

        All of GE Capital's outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned, directly or indirectly, by General Electric Company (GE).

        GE Capital operates in four of GE's operating segments: GE Commercial Finance; GE Money; GE Industrial; and GE Infrastructure. These operations are subject to a variety of regulations in their respective jurisdictions. Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, which was financing distribution and sale of consumer and other GE products. Currently, GE manufactures few of the products financed by GE Capital.

        GE Capital's services are offered primarily in North America, Europe and Asia. GE Capital's principal offices are located at 901 Main Avenue, Norwalk, CT, 06851-1187; GE Capital also maintains executive offices at 3135 Easton Turnpike, Fairfield, CT, 06828-0001. As of December 31, 2006, GE Capital's employment totaled approximately 81,000.

        GE Capital's financial information, including filings with the U.S. Securities and Exchange Commission (SEC), is available at www.ge.com/secreports. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, CT, 06828-0001. Alternatively, reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room in Washington, D.C.

        The GE Money operating segment of GE is a leading provider of financial services to consumers and retailers in over 50 countries around the world. GE Money offers a full range of innovative financial products to suit customers' needs. These products include private-label credit cards; personal loans; bank cards; auto loans and leases; mortgages; corporate travel and purchasing cards; debt consolidation; home equity loans; deposit and other savings products, and credit insurance on a global basis.

        In 2006, as part of GE Money's continued global expansion, it made a number of acquisitions, the most significant of which was the private-label credit card portfolio of Hudson's Bay Company, the largest department store retailer in Canada.

        GE Money's operations are subject to a variety of bank and consumer protection regulations, including regulations controlling data privacy. Further, a number of countries have ceilings on rates chargeable to consumers in financial service transactions. GE Money is subject to competition from various types of financial institutions including commercial banks, leasing companies, consumer loan companies, independent finance companies, manufacturers' captive finance companies, and insurance companies. Industry participants compete on the basis of price, servicing capability, promotional marketing, risk management, and cross selling. The markets in which GE Money operates are also subject to the risks from fluctuations in retail sales, interest and currency exchange rates, and the consumers' capacity to repay debt.

        GE Money's headquarters are in Stamford, Connecticut and its operations are located in North America, South America, Europe, Australia and Asia.

Credit Card Activities

        The bank predominantly offers private label credit card accounts. The private label credit card account business consists of revolving consumer credit account programs established with retailers that have been approved by the bank. Open-end revolving credit card accounts are offered to customers of those retailers. Each credit card account is established primarily for the purchase of goods and services of a particular retailer. In addition, cardholders may access their credit card accounts by using checks issued by the bank for cash advances and other purchases on their credit card accounts.

        Many retailers have been replacing private label credit cards offered to their customers with co-branded MasterCard, VISA, Discover and American Express general purpose credit cards that may be used to purchase goods and services wherever MasterCard, VISA, Discover and American Express cards, as the case may be, are accepted. The bank also offers such co-branded cards, and they may in the future make up a larger portion of the bank's portfolio. The bank currently offers co-branded cards for several retailers including JC Penney, Wal-Mart, Sam's Club, Dillard's, Meijer and Brooks Brothers. Certain holders of private label credit card accounts have been solicited to replace their private label credit cards with co-branded credit cards. In the future the bank expects to solicit other holders of private label credit card accounts to replace their private label credit cards with co-branded credit card accounts. The bank sometimes refers to the co-branded cards it issues as dual cards, since they can combine features and benefits of private label credit cards with multi-merchant acceptance of general purpose credit cards.

        Generally, when a cardholder is solicited to replace its private label credit card, the cardholder will have up to 120 days to accept a co-branded credit card. If the cardholder does not accept a co-branded credit card, its existing private label credit card account will remain open. In addition, in most cases, the co-branded credit cards are offered at the point of sale at the same retail locations where private label credit cards are offered. When a cardholder's private label credit card that is currently designated to the trust is replaced by a co-branded credit card, the private label credit card account will be removed from the trust in accordance with the provisions of the securitization documents. The balance, if any, on the private label credit card that is replaced by a co-branded credit card will be reduced to zero using the balance transfer capability of the new co-branded credit card. Co-branded card accounts were first designated to the trust portfolio in June 2007 and additional co-branded card accounts may be designated to the trust portfolio in the future subject to substantially the same conditions that apply to the designation of private label accounts.

        When any accounts arising in one or more co-branded card programs or dual card programs are designated as trust accounts, a portion of interchange revenue, if any, relating to such accounts may be transferred from the bank to us and from us to the trust. Interchange is the term for the fees received by creditors participating in the Visa, MasterCard International, Discover and American Express associations as partial compensation for taking credit risk, absorbing fraud losses and funding. Any interchange revenues so transferred will be treated as collections of finance charge receivables.

Program Agreements

        Retailers that are approved and accepted into a private label or co-branded card program enter into a credit card program agreement with the bank. These agreements vary on a retailer-by-retailer basis, and may be amended from time to time. Under these agreements, the bank issues credit cards to approved customers and owns the underlying account and all receivables generated thereunder from the time of origination, unless otherwise sold following origination. The program agreements generally provide that the bank will fund new purchases on an account only if the bank has authorized such new purchases.

        Some program agreements also provide that upon termination, the retailer has the option to purchase the receivables generated with respect to its program, including receivables in the trust. If these terminations and purchases were to occur with respect to retailers whose programs generate a significant portion of the trust's receivables, and the bank were unable to provide receivables arising under newly designated additional accounts to replace those purchased by a retailer, an early amortization period could begin. See "Risk Factors—Termination of certain credit card programs could lead to a reduction of receivables in the trust" in the accompanying prospectus supplement.

        The program agreements typically provide that the bank may chargeback a receivable if customer disputes occur concerning the merchandise or the validity of the charge or if there is a violation of certain terms of the program agreement. The program agreements may also provide for chargeback of receivables if there is fraud and the retailer failed to follow the operating procedures documented in the program agreement. In most other cases there is no recourse to the retailer because of the failure of the customer to pay.

        The program agreements generally have current terms ranging from two to eight years and many of the program agreements have renewal clauses which allow the program agreement to be renewed for successive one or more year terms until terminated by the bank or the retailer. In addition, the program agreements generally permit termination in the event of a breach of the agreement or in the event the retailer becomes insolvent, files bankruptcy, undergoes a change in ownership or has a material adverse change in financial condition.

Account Origination

        The bank has separately developed programs to promote credit with each of the retailers and has developed varying credit decision guidelines for the different retailers. The bank originates revolving credit card accounts through several different channels: (1) in-store, (2) mail, (3) internet, (4) telephone and (5) pre-approved solicitations.

        Applicants provide information such as name, address, telephone number, date of birth and social security number. Once inputted into the credit application system, the application is screened for information such as applicant age, missing information and other information which would result in a policy rejection of the application. After clearing these screens, the application is scored based on the applicant's credit bureau report obtained from one of the three major credit bureaus using proprietary credit and bankruptcy scorecards. The bank applies additional application screens based on input from credit bureaus and applicant information to help identify potential fraud and prior bankruptcies before qualifying the application for approval. Accounts that are identified as involving potential fraud will go through an additional authorization process before being approved. Qualifying credit scores and initial credit line assignments are determined for each portfolio by the risk management group responsible for the individual portfolio.

        The process for submitting applications through a retail client location requires the sales associate to transmit the applicant's information to the bank after obtaining positive identification and providing the applicant with key account terms. Once received by the bank, the application is entered and reviewed as required and the system automatically screens the application for content and obtains application scores electronically. If the application is approved, the sales associate is advised of the account number and credit line either electronically or by phone. If the application is declined or referred for additional reviews, the store is advised that the applicant will be notified of the final decision by mail. When an application is approved, the store offers the new account holder the opportunity to shop immediately on the card using a temporary shopping pass after providing the new cardholder with the account terms and conditions. Credit cards and an additional copy of the account terms and conditions are mailed to the cardholder following approval.

        Applications submitted through the mail or entered through the internet are processed similarly after the information is entered into the bank's system, except that the applicant is notified of the bank's decision regarding the application by mail.

        A number of the current retailers use or have used pre-approved account solicitations in varying degrees. The bank, through a credit bureau, eliminates existing accounts from the list and scores the remaining names using credit bureau information to eliminate those prospects less likely to respond to the offer as well as those not meeting an established minimum risk score. The remaining qualified individuals are each mailed a pre-approved account solicitation.

        At the time a new account is opened, the bank assigns the credit card account to a billing cycle to control monthly billings.

Underwriting Process

        Account Underwriting and Credit Guidelines.    The bank develops or adopts systems and specifications for underwriting and authorizations. It contracts with GE Capital for services, including the implementation of these systems and of the underwriting and authorization specifications. The bank's underwriting process involves the purchase of credit bureau information. The bank obtains credit reports from one or more of the following credit bureaus: Experian, Inc., Equifax Credit Information Services, Inc. and Trans Union Corporation. The information obtained is electronically transmitted into proprietary scoring models developed for the bank to calculate a credit score. The bank periodically analyzes performance trends of accounts originated at different score levels as compared to projected performance, and adjusts the minimum score or the opening credit limit to manage risk. Different scoring models may be used depending upon bureau type and account source. Virtually all underwriting and authorization decisions are automated. In some situations, a customer may request a higher credit limit than what is initially offered by the bank. In these instances, the bank requests additional financial information such as verification of income, net worth and total outstanding indebtedness. This additional information is also evaluated through the bank's automated underwriting and authorization processes. To the extent that an evaluation of a particular applicant's request cannot be accommodated through the bank's automated evaluation process, a policy override could occur which would be supported by the additional information obtained from the customer.

        Credit Monitoring.    To monitor and control the quality of its portfolio of credit cards, the bank uses behavioral scoring models to score each active account on its monthly cycle date. The behavioral scoring models are used to dynamically evaluate whether or not credit limits should be increased or decreased.

        Credit Authorization.    Point-of-sale terminals in each retailer's stores have an on-line connection with the bank's credit authorization system and allow real-time updating of accounts. Sales transactions are passed through a proprietary authorization system which looks at a variety of behavioral and risk factors to determine whether each transaction should be approved "as is," with a credit limit increase, with an over credit limit allowance or should be declined.

        Fraud Investigation.    The bank contracts with several of its affiliates to provide follow up and research with respect to different types of fraud such as fraud rings, new account fraud and transactional fraud. The bank has developed a proprietary fraud model to identify new account fraud that utilizes tools that help identify transaction purchase behavior outside the cardholder's established pattern.

Marketing Programs

        Following new account opening, the bank has an ongoing lifecycle marketing program, the primary purpose of which is to promote cardholders' loyalty to the retailers. Working in close collaboration with each retailer client, the bank develops card marketing programs that promote retailers' cardholder sales for creditworthy cardholders. Direct mail campaigns and monthly billing statements provide direct marketing communications for cardholders. This supports the retailer's in-store programs by encouraging both store traffic and card usage. These programs include cardholder specific offers, events and special services, including product discounts, dollar-off coupons, cardholder sales, new product announcements and previews, gift wrapping, alteration or delivery services.

        The bank has invested significantly to improve its direct marketing capabilities with an extensive marketing database, including, among other things, retailer specific data warehouses containing account level transactional, performance, demographic and campaign history. This data is used to develop marketing models and programs to increase credit card usage. Client-dedicated teams provide ongoing program performance tracking to assess return on investment and support continuous improvement in the bank's ability to predict and target the most responsive cardholders.

        The bank also manages a number of ongoing retail loyalty programs as part of the private label credit card benefits offered to specific retailers. These programs typically provide discounts to cardholders in the form of gift certificates offered by the applicable retailers, which are earned based on achieving a pre-set spending level on the card. The gift certificates are then mailed to the cardholder and can be redeemed at the retailer for store merchandise. These ongoing loyalty programs have typically generated incremental credit sales per cardholder on an ongoing basis, while ensuring continued card value and ongoing purchase loyalty.

        The bank is also continuously working with its retailer clients to identify improved private label card strategies and to increase overall card demand and usage through improved value, card utility, functionality and convenience. Major product improvements may be introduced from time to time through widespread card reissues, direct mail and in-store marketing campaigns.

Sponsor's Securitization Experience

        GE Money Bank has been engaged (including through predecessor entities) in the securitization of credit card receivables since 1997. Historically, the bank used both sponsored and third-party entities to execute credit card securitization transactions in the commercial paper markets. With GE Capital's adoption of FIN 46, Consolidation of Variable Interest Entities, on July 1, 2003, GE Capital, with respect to its credit card securitization activities, consolidated the assets and liabilities in certain sponsored entities and stopped executing new securitization transactions with those entities. The bank continues to engage in credit card securitization transactions with third-party entities and through public offerings of asset backed notes pursuant to this prospectus, both of which are predominantly executed through the trust. The bank also from time to time assumes the role of sponsor and servicer in pre-existing securitizations of acquired businesses.

        As an indirect, wholly-owned subsidiary of GE Capital, the bank also benefits from GE Capital's broader securitization experience. In addition to credit card receivables, assets supporting GE Capital securitizations executed by GE Capital and its subsidiaries and affiliates that are currently outstanding include: receivables secured by equipment; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans and other assets.

        None of the bank's securitization transactions have experienced early amortizations, servicer defaults or events of default. On a few occasions, private transactions have been modified to adjust for a retailer's insolvency or the termination of a credit card program. Neither we nor the bank or the trust can guarantee that there will not be any early amortizations, servicer defaults or events of default in the future.

Bank's Ability to Change Account Terms and Procedures

        The bank has agreed that it will comply with the credit card program agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not materially or adversely affect our rights. The bank may change the terms and provisions of the credit card program agreements, the agreements between the bank and the cardholders relating to the accounts or policies and procedures, including the reduction of the required minimum monthly payment, calculation of the amount, or the timing of, charge-offs and periodic finance charges and other fees applicable to the accounts, so long as any changes made are also made to any comparable segment of the bank's revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts that are the subject of the applicable change except as otherwise restricted by any agreement between the bank and a third-party or by the terms of the credit card program agreements.

        The bank has also agreed that it will not reduce the finance charges and other fees on the accounts, if we inform the bank that as a result of the reduction, we have a reasonable expectation that the portfolio yield for any series of notes as of the time of the reduction would be less than the base rate for that series, except as required by law and as the bank deems necessary in order to maintain its credit card business, based on its good faith assessment, in its sole discretion, of the nature of the competition in the credit card business. In any event, the bank will not reduce the periodic finance charges assessed on any transferred receivable or other fees on any account if (i) the reduction would cause the trust to fail to make required payments under the indenture and (ii) noteholders representing more than a majority of the outstanding principal amount of each affected series of notes have not consented to the reduction.

Assignment of Bank's Obligations; Additional Sponsors and Sellers

        The obligations of the bank under the bank receivables sale agreement are not assignable and no person may succeed to the rights of the bank under the bank receivables sale agreement, except in the following circumstances:

(1)
the merger or consolidation of the bank or the conveyance by the bank of its business substantially as an entirety, in each case that does not cause a breach of the covenant described in the following paragraph;

(2)
the designation by the bank of additional persons to originate receivables and/or sell receivables to us under the bank receivables sale agreement so long each rating agency has confirmed that doing so will not impair its rating of any outstanding class of notes; and

(3)
conveyances, mergers, consolidations, assumptions, sale or transfers to other entities provided that the following conditions are satisfied:

(a)
the bank delivers an officer's certificate to us indicating that the bank reasonably believes that the action will not result in a material adverse effect on the bank's ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the transferred receivables or our interest or the bank's interest in the transferred receivables;

(b)
the bank delivers an officer's certificate and opinion of counsel described in clause (2) of the following paragraph; and

(c)
the purchaser, pledgee, transferee or other entity succeeding to the obligations of the bank expressly assumes by a supplemental agreement to perform every covenant and obligation of the bank under the bank receivables sale agreement.

        The bank will covenant that it will not consolidate with or merge into any other entity or convey its business substantially as an entirety to any person unless:

(1)
the entity, if other than the bank, formed by the consolidation or merger or that acquires the property or assets of the bank:

(a)
is organized under the laws of the United States or any one of its states; and

(b)
expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the bank under the bank receivables sale agreement;

(2)
the bank delivers to us an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the bank receivables sale agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to permitted insolvency and equity related exceptions; and

(3)
the bank delivers notice of the applicable transaction to each rating agency.

Safety and Soundness

        If federal bank regulatory authorities supervising any bank were to find that any obligation of that bank or an affiliate under a securitization or other agreement, or any activity of that bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to the related bank, these federal bank regulatory authorities have the power under the Federal Deposit Insurance Act to order that bank or affiliate, among other things, to rescind that contractual obligation or terminate that activity. GE Money Bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the applicable regulatory authority.

        In 2003, the Office of the Comptroller of the Currency issued a consent order against a national bank asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation under its securitization agreements, and ordered it, among other things, to resign as servicer within approximately 75 days and immediately to withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing, notwithstanding the priority of payments in the securitization agreements.

        While the bank has no reason to believe that the FDIC would consider provisions relating to the bank acting as servicer or the payment or amount of the servicing fee payable to the bank, or any other obligation of the bank under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, we cannot assure you that the FDIC in the future would not conclude otherwise. If the FDIC did reach that conclusion and ordered the bank to rescind or amend its securitization agreements, payments on your notes may be delayed or reduced.

The Depositor

RFS Holding, L.L.C.

        We—RFS Holding, L.L.C.—are a limited liability company formed under the laws of the State of Delaware on December 19, 2002, and are a wholly-owned, indirect subsidiary of General Electric Capital Services, Inc., which is also the indirect parent of GE Money Bank and the direct parent of GE Capital. We were organized for the purpose of purchasing, holding, owning and transferring receivables and related activities. We have been securitizing credit card receivables as described in this prospectus since our formation and have not been engaged in any activities other than securitizing assets.

        As described under "The Trust—Transfer and Assignment of Receivables," we transfer all receivables transferred to us by the bank to the trust on an on-going basis. We are the sole certificateholder of the trust and have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments for any series of notes. Our interest is called the transferor interest and is evidenced by a transferor certificate issued by the trust under its trust agreement.

Assignment of Depositor's Interests

        The trust agreement provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of the transferor interest. Before we may transfer our interest in the transferor interest, the following must occur:

(1)
each rating agency confirms that the transfer will not impair its rating of any outstanding class of notes;

(2)
we deliver an opinion of counsel to the effect that, for federal income tax purposes:

(a)
the transfer will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

(b)
the transfer will not cause the trust to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

(c)
the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

(3)
we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.

        We may consolidate with, merge into, or sell our business to another entity, in accordance with the transfer agreement if the following conditions are satisfied:

(1)
the entity, if other than us, formed by the consolidation or merger or that acquires our property and assets:

(a)
is organized under the laws of the United States or any one of its states and is either (x) a business entity that may not become a debtor in a proceeding under the Bankruptcy Code or (y) a special-purpose corporation, the powers and activities of which are limited to the performance of our obligations under the transfer agreement and other transaction documents; and

(b)
expressly assumes, by a supplemental agreement, each of our covenants and obligations;

(2)
we deliver to the trust an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the transfer agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that, the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency and equity related exceptions; and

(3)
each rating agency confirms that the transaction will not impair its rating of any outstanding class of notes.

        The conditions described in this paragraph do not apply to any consolidation or merger if we would be the surviving entity.

The Trust

GE Capital Credit Card Master Note Trust

        GE Capital Credit Card Master Note Trust—which is referred to in this prospectus and the accompanying prospectus supplement as the "trust"—will issue your notes. The trust is a statutory trust created under the laws of the State of Delaware. It is operated under a trust agreement, dated as of

September 25, 2003, between us and The Bank of New York (Delaware), as owner trustee. We are the sole equity member of the trust.

        The activities of the trust consist of:

  •
  acquiring and owning the trust assets and the proceeds of those assets;

  •
  issuing and making payments on the notes, the transferor certificate and any supplemental certificates issued by the trust; and

  •
  engaging in related activities.

        The trust may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the bank to us and from us to the trust, the indenture and the indenture supplements or any related agreements. The fiscal year of the trust ends on December 31st of each year, unless changed by the trust. The trust will notify the indenture trustee of any change in its fiscal year.

        The trust agreement may be amended by us and the owner trustee if the rating agencies have provided confirmation that the amendment would not impair their rating of any outstanding class and we have delivered an officer's certificate to the effect that the amendment will not adversely affect in any material respect the interests of the noteholders. Without the consent of all noteholders, no amendment to the trust agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment.

        The administrator may perform certain discretionary activities with regard to the administration of the trust and the notes, as described in "—Administrator" in this prospectus. The servicer may also perform certain discretionary activities with regard to the trust's assets, as described in "The Servicers" in this prospectus. We, as holder of the transferor certificate, may also direct the owner trustee to perform certain discretionary activities with regard to the trust, as described in "The Owner Trustee—Duties and Responsibilities of Owner Trustee" in this prospectus.

        The trust's principal offices are at the following address: c/o General Electric Capital Corporation, as administrator, 777 Long Ridge Road, Building B, 3rd Floor, Stamford, CT 06927. The trust's phone number is (203) 585-2351.

Restrictions on Activities

        As long as the notes are outstanding, the trust will not, among other things:

  •
  except as expressly permitted by the indenture or the transfer agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

  •
  claim any credit on, or make any deduction from payments in respect of the principal and interest payable in respect of, the notes—other than amounts withheld under the Code or applicable state law—or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the assets of the trust that secure the notes;

  •
  voluntarily dissolve or liquidate in whole or in part or reorganize its business or affairs;

  •
  permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the trust securing the notes or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes;

  •
  engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and servicing of the transferred receivables and the other property securing the notes, the issuance of the notes and the other transactions contemplated by the trust agreement and other transaction documents as described under "—GE Capital Credit Card Master Note Trust" in this prospectus;

  •
  incur, assume or guarantee any indebtedness other than the notes, except as contemplated by the indenture and other transaction documents;

  •
  make any loan or advance to any person; or

  •
  consent to any reduction in periodic finance charges assessed on any transferred receivable transferred under the transfer agreement without the consent of noteholders representing more than a majority of the outstanding principal amount of each affected series of notes if the reduction would cause the trust to fail to make required payments under the indenture on any payment date.

        The indenture also provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

(1)
the entity:

(a)
is organized under the laws of the United States or any one of its states;

(b)
is not subject to regulation as an "investment company" under the Investment Company Act of 1940;

(c)
expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

(d)
in the case of a sale of the trust's business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the trust will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

(e)
in the case of a sale of the trust's business, expressly agrees to indemnify the indenture trustee for any loss, liability or expense arising under the indenture and the notes;

(2)
no event of default will exist immediately after the merger, consolidation or sale;

(3)
each rating agency confirms that the transaction will not impair its rating of any outstanding class of notes;

(4)
the trust will have received an opinion of counsel to the effect that for federal income tax purposes:

(a)
the transaction will not adversely affect the tax characterization as debt of any outstanding class of notes as to which an opinion of counsel was delivered at the time of their issuance that those notes would be characterized as debt;

(b)
the transaction will not cause the trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

  (c)
  the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

(5)
any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

(6)
the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

Administrator

        GE Capital acts as administrator for the trust. See "The Sponsor—GE Money Bank" in this prospectus for a description of the business of GE Capital.

        The administrator will provide the notices and perform on behalf of the trust other administrative duties of the trust under the transfer agreement, the servicing agreement and the indenture. The administrator, on behalf of the trust, will monitor the performance of the trust under the transfer agreement, the servicing agreement and the indenture and advise the trust when action is necessary to comply with the trust's duties under those agreements. The administrator will prepare, or cause to be prepared, for execution by the trust, all documents, reports, filings, instruments, certificates and opinions that the trust is required to prepare, file or deliver under the transfer agreement, the servicing agreement and the indenture and will take all appropriate action that is the duty of the trust or the owner trustee to take under those agreements, including:

  •
  enforcing the obligations of the servicer under the servicing agreement and the delivery of a servicer termination notice and appointment of a successor servicer under the circumstances described in "The Servicers—Servicer Default; Successor Servicer" in this prospectus;

  •
  the removal of the indenture trustee and the appointment of a successor indenture trustee under the circumstances described in "The Indenture Trustee—Resignation or Removal of Indenture Trustee" in this prospectus; and

  •
  the removal of the owner trustee and the appointment of a successor owner trustee upon the resignation or removal of the owner trustee.

        With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified the owner trustee or the trust, as applicable, of the proposed action within a reasonable amount of time prior to the taking of that action and the owner trustee or the trust has consented to that action or provided alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the trust include:

  •
  the initiation or settlement of any claim or lawsuit brought by or against the trust other than in connection with the collection of the transferred receivables;

  •
  the amendment of the servicing agreement, the transfer agreement, the indenture or any other related document; and

  •
  the appointment of successor note registrars, paying agents, indenture trustees, administrators and servicers.

        The administrator is an independent contractor and is not subject to the supervision of the trust or the owner trustee concerning the manner in which it performs its obligations under the administration agreement.

        As compensation for the performance of its duties under the administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive $350 per month payable in arrears on each payment date. Payment of this fee is solely an obligation of the trust.

        The administrator may resign by providing the trust and the servicer with at least 60 days' prior written notice. Upon resignation of the administrator, the resigning administrator will continue to perform its duties as administrator until the later of (a) 45 days after delivery to the trust, the indenture trustee and the servicer of notice of its resignation and (b) the date on which the resigning administrator becomes unable to act as administrator as specified in the notice of resignation and an accompanying opinion of counsel.

        The trust may remove the administrator without cause by providing the administrator and the servicer with at least 60 days' prior written notice. At the sole option of the trust, the administrator may also be removed immediately upon written notice of termination from the trust to the administrator and us if any of the following events occurs:

  •
  the administrator defaults in the performance of any of its duties and, after notice of the default, does not cure the default within ten days or, if the default cannot be cured in ten days, does not give, within ten days, assurance of cure that is reasonably satisfactory to the trust; or

  •
  certain bankruptcy or insolvency related events relating to the administrator.

        Upon the administrator's receipt of notice of termination, the predecessor administrator will continue to perform its duties as administrator until the date specified in the notice of termination or, if no date is specified in a notice of termination, until receipt of notice.

        If the administrator is terminated, the trust will appoint a successor administrator. No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the trust and each rating agency has confirmed that the appointment will not impair its rating of any outstanding class of notes.

        The administrator will indemnify the trust and its employees, trustees and agents against any liabilities and expenses incurred without gross negligence or willful misconduct on their part, arising out of or in connection with the instructions given by the administrator under the administration agreement or the failure by the administrator to perform its obligations under the administration agreement.

        The administration agreement may be amended by the trust and the administrator.

Capitalization of Trust; Minimum Free Equity Amount

        The trust's capital structure has three main elements:

  •
  notes issued to investors, which are summarized in Annex I to your prospectus supplement;

  •
  excess collateral amounts, which are portions of the transferred receivables that provide credit enhancement for various series of notes by absorbing losses and uncovered dilution on the transferred receivables allocated to the related series to the extent not covered by finance charge collections available to that series; and

  •
  the free equity amount, as described below.

        We use the term "equity amount" to refer to the result of the following calculation:

  •
  the sum of the total amount of principal receivables (including the principal amount of any participation interests held by the trust), plus any balance in the excess funding account and the amount of principal collections on deposit in other trust accounts; minus

  •
  the aggregate outstanding principal amount of all of the trust's notes.

        The equity amount at any time may exceed the sum of the excess collateral amounts for all series of notes. We refer to this excess amount, if any, as the Free Equity Amount. We are required to maintain a minimum Free Equity Amount at least equal to the Minimum Free Equity Amount. The calculations of the Free Equity Amount and the Minimum Free Equity Amount are described more specifically in the "Glossary of Terms for Prospectus" in this prospectus.

        On each business day on which the Free Equity Amount is less than the Minimum Free Equity Amount, the servicer, on behalf of the trust, will deposit collections of transferred principal receivables and excess shared principal collections otherwise distributable to us or our assigns into the excess funding account until the Free Equity Amount equals the Minimum Free Equity Amount. On any payment date on which one or more series are in an amortization period, the trust will determine the aggregate amounts of principal shortfalls, if any, for these series remaining after application of shared principal collections, as described under "Description of the Notes—Shared Principal Collections" in this prospectus, and will instruct the indenture trustee to withdraw funds on deposit in the excess funding account to cover remaining principal shortfalls, subject to the limitations described in the following sentence. The amount to be withdrawn from the excess funding account and treated as shared principal collections for any payment date may not exceed the amount by which the Free Equity Amount would be less than zero if there were no funds on deposit in the excess funding account on that payment date.

        In addition, as described in "The Trust Portfolio—Addition of Trust Assets" in this prospectus, if at the end of any Monthly Period, the Free Equity Amount is less than the Minimum Free Equity Amount, we will be required to designate additional accounts to the trust.

Transfer and Assignment of Receivables

        Under a receivables purchase agreement entered into by the bank in 1997, the bank, in its capacity as transferor, transferred receivables in designated accounts on an ongoing basis to RFS Funding Trust or its predecessor, RFS Funding Incorporated. RFS Funding Trust was a special purpose Delaware statutory trust that, among other things, issued a certificate representing a beneficial interest in the transferred receivables, which certificate was the primary initial asset of the trust. As of September 25, 2003, the 1997 agreement was replaced by two new agreements:

  •
  the receivables sale agreement, between the bank, as seller, and us, as buyer—which we refer to as the bank receivables sale agreement; and

  •
  a receivables purchase and contribution agreement between us, as seller, and RFS Funding Trust, as buyer—which we refer to as the trust receivables purchase agreement.

        Under the bank receivables sale agreement, the bank has designated a pool of accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the bank receivables sale agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. Prior to August 16, 2004, under the trust receivables purchase agreement, in our capacity as transferor, we transferred all receivables sold to us by the bank to RFS Funding Trust. On August 16, 2004, RFS Funding Trust transferred and assigned all then existing transferred receivables to the trust. RFS Funding Trust was then terminated. Since August 16, 2004, we have transferred all receivables sold to us by the bank to the trust under a transfer agreement between us and the trust. The trust receivables purchase agreement terminated along with RFS Funding Trust, but the representations and warranties relating to transferred receivables that we made under that agreement survived that termination and have been transferred to the trust.

        We obtain funds to purchase receivables from the bank under an intercompany line of credit with RFS Holding, Inc., which is a subsidiary of General Electric Capital Services and GE Capital and our direct parent. RFS Holding, Inc. in turn finances advances to us under an intercompany line of credit with GE Capital. We use a portion of the proceeds of the notes and collections on the receivables that are distributed to us to reduce the outstanding amount under the line of credit with RFS Holding, Inc. from time to time.

        If a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the bank receivables sale agreement, we will immediately cease to purchase receivables under the bank receivables sale agreement.

        We and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files or books and records that the receivables have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided and, in connection with each future designation of trust accounts, will provide, or cause to be provided, to the indenture trustee, computer files or microfiche lists, containing a true and complete list showing each trust account, identified by account number. Neither we nor the bank will deliver to the indenture trustee any other records or agreements relating to the trust accounts or the transferred receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the trust accounts and the transferred receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph, but the bank's computer records are and will be required to be marked to evidence these transfers. We and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the transferred receivables meeting the requirements of applicable law. See "Risk Factors—Some liens may be given priority over your notes, which could cause delayed or reduced payments" and "—Perfection and Priority of Security Interests" in this prospectus.

Perfection and Priority of Security Interests

        In the bank receivables sale agreement, the bank will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the transfer agreement, we will represent and warrant that the transfer agreement creates in favor of the trust (x) a valid first-priority perfected security interest in our rights in the receivables in existence on the date of termination of RFS Funding Trust or at the time that receivables in additional accounts are transferred, as the case may be, and (y) a valid first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, in each case until termination of the trust. For a discussion of the trust's rights arising from these representations and warranties not being satisfied, see "The Trust Portfolio—Representations and Warranties of the Depositor" in this prospectus.

        We will represent in the transfer agreement and the bank will represent in the bank receivables sale agreement that the receivables are "accounts" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. Therefore, we and the bank will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables.

        There are limited circumstances in which prior or subsequent transferees of receivables could have an interest in those receivables with priority over the trust's interest. Under the bank receivables sale agreement, however, the bank will represent and warrant that it has transferred the receivables to us free and clear of the lien of any third party other than the trust and the indenture trustee, subject to specified liens permitted by the bank receivables sale agreement. In addition, the bank will covenant that it will not sell, create or permit to exist any lien on any receivable, subject to specified liens permitted by the bank receivables sale agreement. Similarly, under the trust receivables purchase agreement and the transfer agreement, we represented and warranted, or will represent and warrant, that the receivables were transferred to RFS Funding Trust or the trust, as the case may be, free and clear of the lien of any third party other than the indenture trustee, subject to specified liens permitted by the trust receivables purchase agreement and the transfer agreement. In addition, we will covenant that we will not create or permit to exist any lien on any receivable other than to the trust, subject to specified liens permitted by the transfer agreement. Nevertheless, a tax, governmental or other nonconsensual lien on our property or the bank's property arising prior to the time a receivable comes into existence may have priority over the trust's interest in that receivable. Furthermore, if the FDIC were appointed as the bank's receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust's interest in the receivables.

        So long as the conditions discussed in "The Servicers—Collections; Commingling" in this prospectus continue to be satisfied, the servicer, on behalf of the trust, will be permitted to make deposits of collections on a monthly basis. Cash collections held by the servicer, on behalf of the trust, therefore will be commingled and used for the benefit of the servicer prior to each payment date, and the trust may not have a first-priority perfected security interest in those collections. In addition, if a receiver or conservator were appointed for the bank, the indenture trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in possession of the bank at the time of such appointment. If any such event occurs, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Conservatorship and Receivership; Bankruptcy

        The bank is a federal savings bank and is regulated and supervised principally by the Office of Thrift Supervision, which is required to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

        In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the bank was a party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs.

        The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made in connection with a securitization that was in effect before the repeal or modification.

        We have structured the issuance of the notes with the intention that the transfers of receivables by the bank would have the benefit of this rule. Nevertheless, if the FDIC were to assert that the transfers do not have the benefit of the rule or violate the banking laws, or were to require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by any of those parties to enforce the applicable agreement, delays in payments on outstanding series of notes could occur. Furthermore, if the FDIC's assertions were successful, possible reductions in the amount of those payments could occur.

        If bankruptcy, insolvency or similar proceedings occur with respect to the bank, we will promptly notify the indenture trustee and an early amortization event will occur with respect to each series. Under the transfer agreement, newly created receivables will not be transferred to the trust on and after any of these bankruptcy or insolvency related events.

        In the event of conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer, to direct the servicer to stop servicing the transferred receivables or to increase the amount or the priority of the servicing fee due to the bank or otherwise alter the terms under which the bank services the transferred receivables.

        In the event of conservatorship or receivership of the administrator, the conservator or receiver may have the power to prevent the trust from appointing a successor administrator or to direct the administrator to stop providing administrative services to the trust.

        In addition, the Financial Services Regulatory Relief Act of 2006 made certain changes to the FDIA. As a result of these changes, the FDIA requires, with certain exceptions, that a party obtain the consent of the FDIC, as conservator or receiver, before exercising any right or power to terminate, accelerate or declare a default under any contract to which an insolvent bank is a party, or to obtain possession of or exercise control over any property of the bank or affect any contractual rights of the bank. Therefore, regardless of the terms of any contract with the originator, the FDIC's consent may be required before termination, acceleration or declaring a default under such contract.

        We and the trust are separate, bankruptcy-remote affiliates of the bank, and our operating agreement and the trust agreement for the trust contain limitations on the nature of our business and the business of the trust, respectively. The indenture trustee and each noteholder by its acceptance of a note have agreed that it will not directly or indirectly institute or cause to be instituted against the trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy law unless noteholders of not less than 66?% of the outstanding principal amount of each class of notes has approved such filing. They will also covenant not to institute this type of proceeding against us in any case.

        Nevertheless, if the trust were to become a debtor in a bankruptcy case or if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfers of the receivables by us to the trust were not "true sales" or that we and the trust should be treated as the same person for bankruptcy purposes then you could experience delays in payment on the notes and possible reductions in the amount of those payments as a result of:

  •
  the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral;

  •
  tax or government liens on our property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or

  •
  the fact that the trust might not have a perfected interest in any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See "The Servicers—Collections; Commingling" in this prospectus for a description of the time the servicer is allowed to commingle collections with its funds.

        Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See "The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

Annual Compliance Statement

        The trust will be required to present to the indenture trustee, within 120 days after the end of each fiscal year of the trust, an officer's certificate as to the performance of its obligations under the indenture.

The Servicers

        GE Money Bank acts as servicer for the trust. See "The Sponsor—GE Money Bank" in this prospectus. GE Money Bank has entered into a master services agreement with its indirect parent, GE Capital, pursuant to which GE Capital agrees to provide various services as requested by GE Money Bank that are usual and customary for the operation of the bank's products, including assisting the bank in servicing assets that serve as collateral for underlying securitization transactions entered into by GE Money Bank. See "The Sponsor—GE Capital" in this prospectus. Pursuant to the master services agreement, GE Money Bank has granted GE Capital permission to further assign, delegate or subcontract any of GE Capital's servicing obligations to any parent, subsidiary or affiliate of GE Capital that has the capacity to provide such services at a level of quality at least equal to that provided by GE Capital. Notwithstanding any such assignment, delegation or subcontract, GE Capital remains primarily liable for all obligations under the master services agreement.

        With respect to the servicing of the assets in the trust, GE Capital has entered into a subservicing agreement with GE Consumer Finance, Inc., a Delaware corporation. GE Consumer Finance, Inc. is a direct wholly-owned subsidiary of GE Capital and is primarily responsible for investor remittances and reporting, monitoring servicing compliance with the transaction documents and oversight and reconciliation of collections. GE Capital and GE Consumer Finance, Inc. are required to follow the policies and procedures of GE Money Bank in servicing the assets of the trust. The bank's credit card operations are managed to provide for the consistent application of credit policies and servicing standards for each retail portfolio serviced. GE Capital may from time to time enter into additional sub-servicing arrangements with other affiliated companies.

GE Money Bank

        The bank and its predecessor entities, GE Capital Consumer Card Co. and Monogram Credit Card Bank of Georgia, have been servicing credit card receivables since 1988, which is the year the predecessor entities were created. See "The Sponsor—GE Money Bank" in this prospectus. The bank's portfolio of credit card receivables has grown from approximately $21.5 billion as of December 31, 2003 to approximately $40.6 billion as of March 31, 2007. As of March 31, 2007, the bank's portfolio of credit card receivables included approximately $3.6 billion of co-branded credit card receivables. See "The Sponsor—Credit Card Activities" in this prospectus for a discussion of the bank's co-branded credit card activities.

GE Capital

        GE Capital, a Delaware corporation, is the indirect parent of GE Money Bank and is an affiliate of both us and the trust. See "The Sponsor—GE Capital" in this prospectus. The bank has contracted with GE Capital to provide services as requested by the bank in connection with marketing and sales, application processing, customer service, collections, merchant servicing, transaction servicing and securitization investor reporting for transactions serviced by the bank. GE Capital has been engaged (including through predecessor entities) in servicing receivables since the 1930's, and has been servicing securitized receivables since the late 1980's. GE Capital has been servicing credit card receivables for more than 15 years.

        GE Capital, acting through various affiliated subservicers, is the primary servicer for the bank's credit card operations and performs servicing operations at offices located in sixteen cities throughout the United States, Canada, India and Mexico. The services provided within each location can be customized to support the particular requirements of each retailer. The internal control environment at each location ensures security while maximizing customer service. In addition, the servicers are responsible for following all federal, state and local laws, rules and regulations applicable to the credit card programs including but not limited to insurance laws, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act and the Fair Debt Collection Practices Act, each of their implementing regulations, and any applicable state laws. The bank monitors the servicers' activities to ensure compliance.

        The bank retains all decision-making authority in the areas of underwriting, credit decisions, finance charge adjustments and changes with any economic impact to any particular program.

Servicing Procedures

        As servicer, the bank will agree to conduct the servicing, administration and collection of the receivables owned by the trust with reasonable care and diligence and in accordance with the credit card program agreements and the trust's collection policies.

        The servicer is authorized under the servicing agreement to take any and all reasonable steps determined by the servicer to be necessary or desirable and consistent with the ownership of the transferred receivables by the trust and the pledge of the transferred receivables to the indenture trustee to:

  •
  collect all amounts due under the transferred receivables, including endorsing its name on checks and other instruments representing collections on the transferred receivables;

  •
  executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the transferred receivables;

  •
  make withdrawals from the collection account and any other account established for a series of notes; and

  •
  take any action required or permitted under any enhancement for any class of notes.

        In addition, after the transferred receivables become delinquent and to the extent permitted under and in compliance with applicable law and regulations, the servicer may take any and all reasonable steps determined by the servicer to be necessary or desirable to:

  •
  commence proceedings with respect to the enforcement of payment of the transferred receivables,

  •
  adjust, settle or compromise any payments due under the transferred receivables, and

  •
  initiate proceedings against any collateral securing the obligations due under the transferred receivables, in each case, consistent with the credit and collection policies,

        The servicer will not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the transferred receivables from the procedures, offices, employees and accounts used by the servicer in connection with servicing other credit card receivables.

        On behalf of the trust, the servicer will also direct the paying agent to make payments on the notes.

        The servicer will be required to maintain fidelity bond or other appropriate insurance coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions, and in an amount, in each case as the servicer believes to be reasonable from time to time.

Data Processing

        Certain data processing and administrative functions associated with the servicing of a portion of the bank's credit card portfolio are currently being performed on behalf of the bank by First Data Resources, Inc. First Data Resources, Inc. was established in 1969 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired First Data Resources, Inc. and in 1992, First Data Resources, Inc. became an independent company as a subsidiary of First Data Corp. According to First Data Resources, Inc., it is a global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card trusts. First Data Resources, Inc.'s home office in the United States is located in Omaha, Nebraska.

Collection Account and other Trust Accounts

        The trust has established and maintains a collection account and an excess funding account. Both the collection account and the excess funding account must be segregated accounts maintained in the corporate trust department of the indenture trustee or maintained with a depository institution that has either a short-term or long-term unsecured debt rating acceptable to each of the rating agencies.

        The funds on deposit in these accounts may only be invested, at the direction of the administrator, in highly rated investments that meet the criteria described in the indenture or the related indenture supplement for that series. Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series based on the respective allocation percentages for each series. Investment earnings on amounts in the collection account will be withdrawn from the collection account and paid to us.

        The servicer will make all determinations with respect to the deposit of collections to the trust accounts and the transfer and disbursement of those collections. No party will independently verify the account activity for the trust accounts.

Collections; Commingling

        The trust currently is required to deposit, or cause to be deposited by the servicer, into the collection account, all payments made on transferred receivables during any Monthly Period by no later than the first payment date after the end of that Monthly Period. The trust may continue making monthly deposits of these collections, so long as the bank remains the servicer and one of the following conditions is satisfied:

  (1)
  the servicer provides to the trust a letter of credit, surety bond or other arrangement covering risk of collection from the servicer acceptable to the rating agencies;

  (2)
  the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's, F1 by Fitch and P-1 by Moody's and has deposit insurance as required by law and by the FDIC; or

  (3)
  with respect to collections allocated to any series, any other conditions specified in the related indenture supplement are satisfied.

        GE Capital currently provides a guaranty of the servicing obligations of the servicer, which is acceptable to the rating agencies and which satisfies the requirements of clause (1) above.

        If in the future the above requirements are no longer satisfied, the trust or the servicer, on behalf of the trust, will be required to deposit all payments made on the transferred receivables into the collection account by no later than the second business day after processing.

        The servicer, on behalf of the trust, is only required to make daily or periodic deposits to the collection account during any Monthly Period to the extent that the funds are expected to be needed for deposit into other trust accounts or for distribution to noteholders or other parties on or prior to the related payment date. For this purpose, estimates of interest due on each series of notes and other trust expenses will be used to determine what funds are expected to be needed for deposit or distribution, based on the assumption that no early amortization event or event of default will occur, unless the trust has actual knowledge that such an event has occurred. If the collection account balance ever exceeds the amount expected to be needed for those deposits or distributions, the servicer, on behalf of the trust, may withdraw the excess and release it to the trust for the trust's own use. Subject to the immediately preceding sentence, the trust may retain and pay, or cause to be paid, directly to the servicer the servicing fee for any series and will not be required to deposit those amounts in the collection account.

        Under the terms of each credit card processing agreement, many of the retailers accept payments on the accounts at their stores. These amounts are netted against payments owed by the bank to the retailers on a periodic basis. However, the bank is obligated to transfer the full amount of all payments made on transferred receivables, without giving effect to any netting of payments owed by the bank, into the collection account.

Delinquency and Collections Procedures

        Efforts to collect delinquent receivables are made by GE Capital's collections department and, if necessary, by external outsourcing collection agencies and outside attorneys. As of the end of [    •    ] [    •    ] GE Capital's internal collection departments included eleven collection sites with approximately [    •    ] full-time equivalent frontline collectors and [    •    ] full-time equivalent managers. The eleven collection sites are located in Tempe, Arizona; St. Paul, Minnesota; Irvine, California; Canton, Ohio; Edmonton, Canada; Kettering, Ohio; Charlotte, North Carolina; Puerto Rico; Monterrey, Mexico; Hyderabad, India and Gurgaon, India. The bank also utilizes Generating Business Impact, an affiliate of the bank, which has [    •    ] full-time equivalent collectors and their four collection sites located in Hyderabad, India; Gurgaon, India; Alabang, Muntinlupa City, Philippines and Juarez, Mexico.

        External outsourcing agencies are used for a portion of the bank's collections efforts, particularly during peak volume periods. These agencies are most often utilized for collection of pre-charge-off accounts that are 60 or more days delinquent, although external outsourcing agencies may also be used for pre-charge-off accounts that are less than 60 days delinquent. Outsourcing is also often used for locating cardholders who have moved without notifying the bank of their new address and when there is no phone number associated with an account on the system. Outside attorneys are used for pre-charge-off accounts that are deemed "noncollectable" or where the cardholder is unwilling to pay.

        For accounts that are billed as 15 days past due, collection efforts vary from three to 14 days after the billing date. For accounts that are billed as 30 or more days past due, collection efforts generally begin one day after the billing date but vary by client and portfolio and are based upon customer account characteristics. These characteristics include the cardholder's payment history and delinquency status, and whether the account was a first payment default. These characteristics are analyzed to determine the optimal collection strategy, which could include contact from a live automated dialer, a manual collector, a digital voice/taped message and/or the use of a pre-charge-off external outsourcing agency. The bank uses several collection strategy tools and related software packages to automate the collection process in addition to a standardized automated daily calling procedure that maximizes its opportunity to contact the cardholder.

Defaulted Receivables; Dilution; Investor Charge-Offs

        Federal Financial Institutions Examination Council guidelines are followed for charge-off procedures relating to aged, bankrupt, fraudulent and deceased accounts. An account must be in existence for at least nine months and the cardholder must make three consecutive monthly minimum payments or an equivalent lump sum payment before an account can be re-aged. No account may be re-aged more than once in any twelve-month period or more than twice in a five-year period unless the cardholder qualifies for a troubled debt restructuring program, in which case one additional re-age is permitted during the five-year period. Accounts are charged off as a credit loss no later than the time when the account becomes 180 days past due.

        On the last day of the Monthly Period in which a receivable is charged-off, the receivable will be sold to us and will no longer be shown as an amount payable on the trust's records. The purchase price that we pay to the trust for those defaulted receivables will be equal to the aggregate amount of recoveries on previously charged-off accounts that we have received from the bank for the same Monthly Period, which will be allocated to us on a reasonable basis based on the historical recovery experience for the bank's portfolio of accounts.

        Each series will be allocated a portion of defaulted receivables in each charged-off account in an amount equal to its allocation percentage on the date the account is charged-off, as specified in the related prospectus supplement, of the aggregate amount of transferred principal receivables in that account.

        Unlike defaulted receivables, dilution, which includes reductions in transferred principal receivables as a result of returns, unauthorized charges and the like, is not intended to be allocated to any series. Instead, these reductions are applied to reduce the Free Equity Amount, and to the extent they would reduce the Free Equity Amount below zero, we are required to deposit the amount of the reduction into the excess funding account. However, if we default in our obligation to make a payment to cover dilution, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

        On each payment date, if the sum of the defaulted receivables and any dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reimbursed to the extent that finance charge collections and other amounts on deposit in the collection account are available for that purpose on any subsequent payment date as described in the related prospectus supplement.

Servicer's Representations, Warranties and Covenants

        The servicer will make customary representations and warranties to the trust as of the closing date for each series, including that:

  •
  the servicer is duly organized, validly existing and in good standing in its jurisdiction of organization and is duly qualified to do business and in good standing in each jurisdiction in which the servicing of the transferred receivables requires it to be qualified, except where the failure to comply would not reasonably be expected to have a material adverse effect on the servicer's ability to perform its obligations under the servicing agreement or a material adverse effect on the transferred receivables or the trust's rights in the transferred receivables;

  •
  the servicer has the power and authority to execute and deliver the servicing agreement and perform its obligations under the servicing agreement, and the servicing agreement is a valid and binding obligation of the servicer, enforceable against it, subject to insolvency and equity related exceptions;

  •
  no consent of, notice to, filing with or permits, qualifications or other action by any governmental authority is required for the due execution, delivery and performance of the servicing agreement, other than those that have already been obtained or made or where the failure to obtain any consent or take any action, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the servicer's ability to perform its obligations under the servicing agreement or a material adverse effect on the transferred receivables or the trust's rights in the transferred receivables; and

  •
  there is no pending or, to its actual knowledge, threatened litigation of a material nature asserting the invalidity of the servicing agreement or seeking any determination or ruling that might materially and adversely affect the validity or enforceability of the servicing agreement.

        The servicer will covenant and agree as follows:

  •
  to satisfy all obligations on its part under and in connection with the transferred receivables and the related accounts;

  •
  to maintain all necessary qualifications in order to properly service the transferred receivables and materially comply with applicable laws in connection with servicing the receivables and related accounts, if the failure to comply with those laws would cause a material adverse effect on the servicer's ability to perform its obligations under the servicing agreement and transaction documents or a material adverse effect on the transferred receivables or the trust's rights in the transferred receivables; and

  •
  not to permit any rescission or cancellation of a transferred receivable except as ordered by a court or other governmental authority or in the ordinary course of its business and in accordance with the trust's collection policies.

        If the Servicer breaches the above covenants with respect to any transferred receivable or the related account, and as a result, the trust's rights in, to or under the related transferred receivables are materially impaired or the proceeds of the transferred receivables are not available to the trust free and clear of any lien, then no later than 60 days from the earlier to occur of the discovery of the breach by the servicer or the receipt by the servicer of notice of the breach from the trust, all transferred receivables in the accounts to which the breach relates will be assigned to the servicer. On or prior to the related payment date, the servicer will pay the trust an amount equal to the amount of the transferred receivables required to be assigned to the servicer. The servicer will not be required to accept assignment of the receivables if on any day prior to the end of the 60-day period described above, the relevant breach has been cured and the covenant has been complied with in all material respects and the servicer has delivered an officer's certificate describing the nature of the breach and the manner in which the breach was cured.

Limitations on Servicer's Liability

        The servicer will indemnify the trust and its affiliates, and their respective directors, officers, employees, trustees or agents for any losses suffered as a result of the servicer's material breach of its obligations under the servicing agreement, except in each case, for losses resulting from the bad faith, gross negligence or willful misconduct by the indemnified party or recourse for uncollectible receivables. No indemnity payments by the servicer will be paid from the assets of the trust.

        Except as provided in the preceding paragraph, neither the servicer nor any of its directors, officers, employees or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders or any other person for any action or for refraining from taking any action in good faith in its capacity as servicer under the servicing agreement. However, the servicer will not be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement and which in its reasonable opinion may expose it to any expense or liability.

        The servicer is not responsible under the servicing agreement to any person for indirect, punitive, exemplary or consequential damages arising from any transaction contemplated by the servicing agreement.

Servicer Default; Successor Servicer

        The occurrence of any of the following events constitutes a servicer default:

  (1)
  failure by the servicer to make any payment, transfer or deposit on or before the date occurring 5 business days after the date that payment, transfer or deposit is required to be made or given by the servicer under the servicing agreement; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then a servicer default will not be deemed to occur until 35 business days after the date of the failure;

  (2)
  failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements in the servicing agreement if the failure has a material adverse effect on the trust which continues unremedied for a period of 60 days after notice to the servicer by the trust; provided that, if the failure could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 days to cure the default;

  (3)
  the servicer delegates its duties, except as specifically permitted under the servicing agreement, and the delegation remains unremedied for 15 days after written notice to the servicer by the trust;

  (4)
  any representation, warranty or certification made by the servicer in the servicing agreement, or in any certificate delivered in accordance with the servicing agreement, proves to have been incorrect when made if it:

  (a)
  has a material adverse effect on the rights of the trust; and

  (b)
  continues to be incorrect in any material respect for a period of 60 days after notice to the servicer by the trust; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 days to cure the default;

  (5)
  specific insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

  (6)
  any other event specified in the accompanying prospectus supplement.

        The trust will covenant to the indenture trustee that it will notify the servicer of any failure or breach by the servicer described above if directed to do so by the indenture trustee or holders of not less than 25% of the aggregate outstanding principal amount of all series or, with respect to any failure by the servicer or any breach by the servicer of a representation, warranty or certification that does not relate to all series, holders of 25% of the aggregate outstanding principal amount of all series to which the failure or breach relates.

        If a servicer default occurs, for so long as it has not been remedied, the trust may give notice to the servicer, terminating all of the rights and obligations of the servicer under the servicing agreement. The trust will covenant to the indenture trustee that it will deliver notice to the servicer terminating all of the rights and obligations of the servicer under the servicing agreement if a servicer default described in clause (5) above occurs or if any other servicer default occurs and it is directed to terminate the servicer by the holders representing a majority of the aggregate outstanding principal amount of each affected series of notes.

        Within 30 days after the trust gives notice of termination to the servicer, the trust will appoint a successor servicer. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. Deutsche Bank Trust Company Americas, the indenture trustee, does not have credit card operations. If Deutsche Bank Trust Company Americas is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts. If the indenture trustee is legally unable to act as servicer or if a majority of the noteholders so request in writing to the indenture trustee, the indenture trustee will appoint or petition a court of competent jurisdiction to appoint an eligible servicer.

        The trust has agreed in the indenture to enforce the obligations of the servicer under the servicing agreement and if a servicer default arises from the failure of the servicer to perform any of its duties or obligations under the servicing agreement with respect to the transferred receivables, the trust will take all reasonable actions available to it to remedy that failure. However, any default by the servicer in the performance of its obligations under the servicing agreement, other than a default that relates to a failure to make required deposits, may be waived by the trust, but only upon consent of the noteholders holding not less than 66 2/3% of the then-outstanding principal amount of the notes for all series as to which that default relates.

        The bank's and our respective rights and obligations under the bank receivables sale agreement will be unaffected by any change in servicer.

        If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent the trust from appointing a successor servicer.

Resignation of Servicer

        The servicer may not resign from its obligations and duties, except:

  •
  upon a determination by the servicer that performance of its duties is no longer permissible under applicable law, and there is no commercially reasonable action that the servicer could take to make the performance of its duties permissible under applicable law; or

  •
  with the consent of the trust, if the servicer has found a replacement servicer that is an eligible servicer and each rating agency confirms that the transaction will not impair its rating of any outstanding class of notes.

        If the servicer resigns or is terminated, the trust will appoint a successor servicer that has a long-term debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's.

        The servicer's resignation will not become effective until a successor has assumed the servicer's obligations and duties. The trust will notify each rating agency upon the appointment of a successor servicer. The servicer may delegate any of its servicing duties to another entity, but the servicer's delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

Merger or Consolidation of Servicer

        The servicer may consolidate with, merge into, or sell its business to, another entity in accordance with the servicing agreement on the following conditions:

  (1)
  the entity, if other than the servicer, formed by the consolidation or merger or that acquires the servicer's property or assets:

  (a)
  is a corporation or banking association organized and existing under the laws of the United States or any one of its states;

  (b)
  expressly assumes, by a supplemental agreement, every covenant and obligation of the servicer; and

  (c)
  is an eligible servicer, unless upon effectiveness of the merger, consolidation or transfer, a successor servicer assumed the obligations of the servicer pursuant to the servicing agreement;

  (2)
  the servicer delivers to the trust an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency and equity related assumptions; and

  (3)
  the servicer delivers notice of the applicable transaction to each rating agency.

        The conditions described in this paragraph do not apply to any consolidation or merger if the servicer would be the surviving entity.

Servicing Compensation and Payment of Expenses

        The servicer receives a monthly fee for its servicing activities equal to one-twelfth the product of the amount of transferred principal receivables and 2%. The share of the servicing fee allocable to each series for any payment date will be equal to one-twelfth of the product of (a) the servicing fee rate for that series and (b) the collateral amount for that series on the last day of the prior Monthly Period.

        The servicer will pay from its servicing compensation expenses of servicing the receivables, other than federal, state and local income and franchise taxes, if any, of the trust.

        Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series. The portion of the servicing fee not allocated to any series of notes will be payable by the trust. The noteholders are not responsible for any servicing fee allocable to the trust.

Evidence as to Servicer's Compliance

        The servicing agreement provides that on or before the 90th day following the end of the servicer's fiscal year, beginning with 2007, the bank and each subservicer will deliver to the trust a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:

  •
  a statement of the servicing party's responsibility for assessing compliance with the applicable servicing criteria;

  •
  a statement that the servicing party used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

  •
  the servicing party's assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

  •
  a statement that a registered public accounting firm has issued an attestation report on the servicing party's assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

        To the extent required by applicable securities laws, a separate assessment of compliance and an attestation report for each party participating in the servicing function will be filed as exhibits to the trust's annual report of Form 10-K, unless such entity's activities relate to only 5% or less of the trust's assets. For purposes of preparing the assessment of compliance described in the preceding paragraph, each servicing party will use the applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving that servicing party that are backed by the same types of assets as those backing the notes.

        The servicing agreement provides that on or before the 90th day following the end of the servicer's fiscal year, beginning with 2007, the bank and each subservicer, other than any subservicer unaffiliated with the bank that services less than 10% of the trust's assets, will provide an officer's certificate to the trust to the effect that:

  •
  a review of the servicer's activities during the applicable fiscal year and of its performance under the servicing agreement has been made under the officer's supervision; and

  •
  to the best of the officer's knowledge, based on the officer's review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer's obligations in any material respect, specifying the nature and status of the failure.

The Indenture Trustee

Deutsche Bank Trust Company Americas

        The indenture trustee is Deutsche Bank Trust Company Americas, a New York banking corporation. Deutsche Bank Trust Company Americas has, and currently is, serving as indenture trustee for numerous securitization transactions and programs involving pools of credit card receivables.

Duties and Responsibilities of Indenture Trustee

        The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee's limited responsibilities include the following:

  •
  to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

  •
  to authenticate, deliver and cancel the notes of each series;

  •
  to serve as the initial transfer agent, paying agent and registrar;

  •
  to represent the noteholders in interactions with clearing agencies and other similar organizations;

  •
  to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

  •
  to perform certain other administrative functions identified in the indenture.

        If an event of default occurs and the indenture trustee has actual knowledge of the occurrence of an event of default, the indenture trustee will exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the noteholders of the affected series by any appropriate proceedings as the indenture trustee may deem necessary to protect and enforce any of those rights. See "The Indenture—Events of Default; Rights Upon Event of Default."

Limitations on Trustee's Liability

        The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, and the indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the indenture.

        The indenture trustee will not be deemed to have knowledge of an event of default, early amortization event or servicer default unless a responsible officer of the indenture trustee has actual knowledge of the relevant event or the indenture trustee receives written notice of the relevant event from the trust or noteholders owning notes of the affected series or all series, as applicable, aggregating not less than 10% of the outstanding notes of the affected series or all series, as applicable. The indenture trustee will have no duty to monitor the performance of the trust or its agents and it will not have any liability in connection with the wrongdoing or failure to act by the trust. In addition, the indenture trustee will have no liability in connection with compliance of the trust or its agents with statutory or regulatory requirements related to the transferred receivables.

        The indenture trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of any of its rights or powers if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

Compensation and Indemnification of Indenture Trustee

        Under the terms of the indenture, the trust has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. The trust has also agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by them to the extent arising out of the administration of the indenture and the performance of the indenture trustees duties under the indenture, other than any expense or loss incurred by the indenture trustee through its own willful misconduct, negligence or bad faith.

        If specified in the accompanying prospectus supplement, a portion of the fees and other amounts owing to the indenture trustee will be payable from collections of finance charge receivables allocated to your series.

Appointment of Co-Trustees and Separate Trustees

        For the purpose of meeting any legal requirement of any jurisdiction in which any part of the collateral for the notes may at the time be located, the indenture trustee will have the power to appoint one or more co-trustees or separate trustees for the benefit of the noteholders, and to vest in any co-trustee or separate trustee all rights under the indenture with respect to the collateral for the notes and those powers, duties, obligations, rights and trusts as the indenture trustee considers necessary or desirable. No co-trustee or separate trustee will be required to meet the terms of eligibility as a successor trustee under the indenture and no notice to noteholders of the appointment of any co-trustee or separate trustee will be required. If a separate trustee or co-trustee is appointed, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly or, in any jurisdiction where the indenture trustee is incompetent or unqualified to perform certain acts, singly by the separate trustee or co-trustee, but solely at the direction of the indenture trustee. No trustee appointed under the indenture will be personally liable for any act or omission of any other trustee appointed under the indenture. The indenture trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee.

Resignation or Removal of Indenture Trustee

        The indenture trustee may resign at any time. Noteholders holding not less than 66 2/3% of the aggregate outstanding principal amount of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the trust will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the trust will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the trust or noteholders representing not less than a majority of the aggregate outstanding principal amount of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

        If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

The Owner Trustee

The Bank of New York (Delaware)

        The Bank of New York (Delaware) is a Delaware banking corporation and an affiliate of The Bank of New York, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration. The Bank of New York (Delaware) has

acted as owner trustee on numerous asset-backed transactions (with The Bank of New York providing administrative support), including the structure of the transaction referred to herein. While the structure of each transaction may differ, The Bank of New York (Delaware) and The Bank of New York on its behalf are experienced in administering transactions of this kind. You may contact The Bank of New York (Delaware) by calling (302) 283-8905.

        The Bank of New York (Delaware) is subject to various legal proceedings that arise from time to time in the ordinary course of business. The Bank of New York (Delaware) does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

        The Bank of New York (Delaware) has provided the above information for purposes of complying with Regulation AB. Other than the above paragraphs, The Bank of New York (Delaware) has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.

Duties and Responsibilities of Owner Trustee

        The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the trust under the transfer agreement. The owner trustee also acts a certificate registrar for purposes of registering the transfer of the transferor certificate and any supplemental certificates issued by the trust.

        The owner trustee is authorized, and has been directed under the trust agreement, on behalf of the trust to direct the indenture trustee to authenticate and deliver the notes from time to time pursuant to our instructions. The owner trustee is also authorized, but is not obligated, to take all actions required of the trust under the transfer agreement, the indenture and any indenture supplement, the servicing agreement or any related agreement. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement or any other related agreement to the extent the administrator has agreed in the administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the administration agreement.

        The owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust unless we, as holder of the transferor certificate, have given our prior approval and delivered an officer's certificate to the owner trustee certifying that we reasonably believe the trust is insolvent.

        The owner trustee will not take any of the following actions unless the owner trustee has notified us, as holder of the transferor certificate, of the proposed action and we have not notified the owner trustee in writing prior to the 30th day after receipt of the notice that we object to the proposed action:

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  the initiation of any claim or lawsuit by the trust or the compromise of any action, claim or lawsuit brought by or against the trust, in each case except with respect to claims or lawsuits for collection of the trust's assets;

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  the election by the trust to file an amendment to its certificate of trust;

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  the amendment of the indenture;

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  the amendment of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect our interests, as holder of the transferor certificate; or

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  the appointment pursuant to the indenture of a successor note registrar, paying agent or indenture trustee, or the consent to the assignment by the note registrar, paying agent or indenture trustee of its obligations under the indenture or the trust agreement, as applicable.

In addition, the owner trustee may not, except at our direction, remove the administrator or appoint a successor administrator.

        To the extent not inconsistent with the trust agreement or any other related document, we, as holder of the transferor certificate, may direct the owner trustee in the management of the trust.

Limitations on Owner Trustee's Liability

        The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by a responsible officer of the owner trustee unless it is proved that the owner trustee was grossly negligent in ascertaining the pertinent facts. The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator or the servicer.

        No provision of the trust agreement or any related agreement requires the owner trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the trust agreement or any related agreement, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.

        Under no circumstances will the owner trustee be liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the notes, or any representation, warranty or covenant of the trust. The owner trustee will in no event assume or incur any liability, duty or obligation to any noteholder.

        The Trustee will not be liable for the default or misconduct of the administrator, us, the indenture trustee or the servicer under the indenture, the transfer agreement or the related agreements or otherwise and the owner trustee will have no obligation or liability to perform the obligations of the trust under any agreement that are required to be performed by the administrator under the administration agreement, the indenture trustee under the indenture or the servicer under the servicing agreement; and the owner trustee will have no obligation to monitor any of the foregoing parties with respect to their respective obligations.

        The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement for the trust, or to institute, conduct or defend any litigation under the trust agreement or otherwise, at the request, order or direction of us or our assigns unless we and our assigns offered to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any related agreement may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence or willful misconduct in the performance of any discretionary act.

Compensation and Indemnification of Owner Trustee

        We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns and agents against all liabilities and all reasonable costs and expenses which may be imposed in connection with the trust agreement, the related agreements, the trust's assets and the administration of the trust's assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party's willful misconduct or gross negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement.

        If specified in the accompanying prospectus supplement, a portion of the fees and other amounts owing to the owner trustee will be payable from collections of finance charge receivables allocated to your series, to the extent we do not pay those amounts.

Resignation or Removal of Owner Trustee; Eligibility

        The owner trustee may resign at any time by giving written notice to the administrator. Upon receiving notice of the resignation of the owner trustee, the administrator will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 30 days after the owner trustee gives notice of its resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

        The owner trustee must at all times;

  (1)
  be a "bank" within the meaning of the Investment Company Act;

  (2)
  be authorized to exercise corporate trust powers;

  (3)
  have a combined capital and surplus at least $50 million and be subject to the supervision or examination by Federal or state authorities; and

  (4)
  have, or have a parent that has, a rating of at least "Baa3" by Moody's or at least "BBB-" by Standard & Poor's.

        If the owner trustee ceases to be meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice of its ineligibility from the administrator, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee, then the administrator may remove the owner trustee and appoint a successor owner trustee

        Any resignation or removal of the owner trustee will not become effective until acceptance of appointment of a successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.

The Trust Portfolio

        We refer to the accounts that have been designated as trust accounts as the trust portfolio.

        In addition to the transferred receivables, the notes will be secured by:

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  all proceeds from these receivables and the amounts we pay the trust to purchase defaulted receivables;

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  all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

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  other assets that may be added to the trust consisting of participations or trust certificates representing undivided legal or beneficial ownership interests in a pool of assets primarily consisting of credit card or other revolving credit account receivables owned by the bank or its affiliates and the funds collected thereon;

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  a security interest in the trust's rights under the agreement pursuant to which it purchases receivables from us and a security interest in the trust's rights as assignee in the agreement pursuant to which we buy transferred receivables from the bank; and

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  proceeds from any credit enhancement or derivative contracts benefiting any series.

        The transferred receivables consist of:

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  principal receivables, which are amounts charged by trust account cardholders for goods and services and cash advances; and

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  finance charge receivables, which are periodic finance charges, and other amounts charged to trust accounts, including late fees and return check fees.

        The bank has the right, and in some cases the obligation, to designate from time to time additional eligible accounts to the trust portfolio and to convey to us, for further transfer to the trust, all receivables in those additional accounts, whether those receivables are then existing or thereafter created. The accounts and the related receivables may be originated by the bank or, with rating agency approval, acquired by the bank from others. The designation of additional accounts and sale of related receivables to the trust will be limited by the conditions described in "—Addition of Trust Assets" in this prospectus. Some, but not all, designations of additional accounts require confirmation from each of the rating agencies that the addition will not impair its rating of any outstanding notes.

        The accounts must meet eligibility standards as of the date the bank designates them as additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day meet the trust's eligibility standards. However, we cannot guarantee that all the receivables and accounts will continue to meet the applicable eligibility requirements throughout the life of the trust. The trust's eligibility requirements for accounts and receivables are described under "The Trust Portfolio—Representations and Warranties of the Depositor" in this prospectus.

        Under limited circumstances, the bank may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be conveyed by the trust back to us, as described in this prospectus. Throughout the term of the trust, the transferred receivables will consist of:

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  receivables originated in the initial trust accounts; plus

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  receivables originated in any additional accounts; minus

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  receivables originated in any removed accounts; plus

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  any participation interests.

        We cannot assure you that additional accounts will be of the same credit quality as previously designated trust accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the trust accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if the bank designates additional accounts with lower periodic finance charges, that designation may have the effect of reducing the portfolio yield.

        The prospectus supplement relating to each series of notes will provide the following information about the trust portfolio as of the date specified:

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  the amount of transferred principal receivables;

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  the amount of finance charge receivables;

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  the range and average of principal balances of the accounts;

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  the range and average of credit limits of the accounts;

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  the range and average of ages of the accounts; and

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  the geographic distribution of the accounts.

Account Terms

        The bank offers fixed rate and variable rate credit card accounts. The credit card accounts are unsecured. Finance charges are calculated by multiplying the average daily balance outstanding on an account during the monthly billing period by the applicable periodic finance charge rate. In certain instances, finance charges are assessed from the date of purchase. A grace period of approximately 25 days from the billing date is available to make payment and avoid finance charges. Payments are generally applied in the following order: (1) to fees and finance charges assessed on the account and (2) to the unpaid principal balance of purchases. Subject to applicable law, the bank may change finance charge rates from time to time at its discretion. Currently, the minimum monthly payment amount is equal to a percentage of the account balance, as well as any past due amounts. Subject to applicable law, the bank may change the minimum monthly payment from time to time at its discretion.

        The bank offers four types of promotions to merchants and cardholders:

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  Deferred Interest with Minimum Payment—Finance charges on the promotional purchase are accrued but not assessed or added to the account each month during the promotional period. Minimum monthly payments are required. If the promotional purchase is paid off by expiration of the promotional period, associated accrued interest is waived.

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  Deferred Interest with No Payment—Finance charges on the promotional purchase are accrued but not assessed or added to the account each month during the promotional period. No monthly payments are required on the promotional purchase during the promotional period. If the promotional purchase is paid off by expiration of the promotional period, associated accrued interest is waived.

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  No Interest with Minimum Payment—Finance charges are not assessed on qualifying purchases during the promotion, however a minimum payment is due each month. After the promotion ends, standard account terms apply to promotional purchases.

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  No Interest with No Payment—Finance charges are not assessed on qualifying purchases during the promotion and no payments are due until the promotion expires. After the promotion ends, standard account terms apply to promotional purchases.

Consumer Protection Laws

        The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by us, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, and Fair Credit Reporting and Fair Debt Collections Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, cardholder liability for unauthorized use, prohibit various discriminatory practices in extending credit and regulate practices followed in collections. In addition, cardholders are entitled under these laws to have payments and credits applied to their revolving credit accounts promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders' interest therein, may be reassigned to us. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "—Representations and Warranties of the Depositor" in this prospectus.

Representations and Warranties of the Depositor

        As of each date on which transferred receivables are transferred to the trust, we represent to the trust that:

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  each transferred receivable is an eligible receivable on the date it is transferred to the trust;

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  the transfer agreement creates a valid and continuing security interest in the transferred receivables, which upon filing of the financing statements required to be filed pursuant to the transfer agreement and upon creation of each transferred receivable, will be prior to all other liens other than liens permitted by the transfer agreement;

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  each transferred receivable constitutes an "account" under the Uniform Commercial Code;

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  subject to liens permitted by the transfer agreement, we have not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the transferred receivables and have not authorized the filing of and are not aware of any financing statements against us that included a description of collateral covering transferred receivables;

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  immediately prior to the transfer of the transferred receivables to the trust, we own and have good and marketable title to, or have a valid security interest in, each transferred receivable free and clear of any lien, claim or encumbrance other than liens permitted by the transfer agreement;

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  all required governmental approvals in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect; and

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  we have caused, or will have caused within 10 days of each designation of additional accounts, filings of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect the security interest of the trust in the transferred receivables.

        We made similar representations to RFS Funding Trust with respect to the transferred receivables transferred to RFS Funding Trust under the trust receivables purchase agreement prior to August 16, 2004. Prior to the termination of RFS Funding Trust, RFS Funding Trust assigned it rights under the trust receivables purchase agreement to the trust.

        For purposes of the representations above and the criteria for eligible receivables described below, liens permitted by the trust receivables purchase agreement and the transfer agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business and liens created in favor of, or created by, the trust.

        If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach any receivables in the related account become defaulted receivables or the trust's rights in the transferred receivables or the proceeds of the transferred receivables are impaired or are not available to the trust free and clear of any lien, other than liens permitted by the trust receivables purchase agreement and the transfer agreement, those receivables will be deemed to have a principal balance of zero for purposes of calculating the total amount of receivables in the trust and we are required to accept reassignment of the ineligible receivable. We will be permitted 60 days to cure the breach or a longer period, not to exceed 150 days as may be agreed to by the trust, after we receive notice of the breach from the trust.

        Except under the circumstances described in the following sentence, we will purchase each ineligible receivable for a cash purchase price equal to the principal amount of the reassigned receivable, plus accrued finance charges as of the end of the preceding Monthly Period, by no later than the date on which collections of receivables for the related Monthly Period are required to be deposited in the collection account as described under "The Servicers—Collections; Commingling." However, we are not required to make the payment described in the preceding sentence if the Free Equity Amount exceeds the Minimum Free Equity Amount, after giving effect to the exclusion of the ineligible receivable from the Aggregate Principal Receivables. Any deduction or deposit is considered a repayment in full of the ineligible receivable.

        For purposes of the above representations and warranties, an eligible account is an account that satisfies the following criteria as of the date it is designated as a trust account:

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  it is either established or acquired by the bank or any other approved originator of accounts pursuant to a credit card program agreement with a retailer, which has been identified as an approved retailer in the trust receivables purchase agreement or the transfer agreement, as applicable, or is otherwise established or acquired by the bank or any other approved originator of accounts;

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  it is in existence and serviced by the bank, a successor servicer or a sub-servicer appointed by the servicer;

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  it has not been cancelled;

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  it is payable in United States dollars;

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  it is not a closed-end account;

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  except as provided below, it has not been identified as an account, the credit cards with respect to which have been reported as being lost or stolen or the cardholder of which is the subject of a bankruptcy proceeding;

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  it does not have receivables that have been sold or pledged to any other party;

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  except as provided in the immediately following paragraph, it does not have any receivables that have been charged off as uncollectible in accordance with the bank's credit and collection policies and that has not been identified by the applicable originator, or by the relevant cardholder, as having been incurred as a result of fraudulent use of a credit card;

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  the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or one of its territories or possessions or a United States military address; and

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  it does not have receivables that are obligations of the United States, any state or agency or instrumentality or political subdivision thereof.

        Eligible Accounts may include accounts, the receivables in which have been written off as uncollectible, or as to which the bank or other originator of the account believes the related cardholder is bankrupt and certain receivables that have been identified by the cardholder as having been incurred as a result of fraudulent use of credit cards or any credit cards have been reported to the bank or other originator, as applicable, as lost or stolen, so long as the balance of all receivables included in those accounts is reflected on the books and records of the bank or other originator, as applicable, as "zero" and charging privileges with respect to all such accounts have been cancelled and are not reinstated.

        For purposes of the above representations and warranties, an eligible receivable is a receivable:

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  that has arisen under an eligible account;

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  that was created in compliance with the bank's credit and collection policies and all requirements of law applicable to the bank or the originator of the related account that, if not complied with, would have a material adverse effect on the trust or any of its creditors;

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  that was created pursuant to a credit card program agreement between the cardholder and the bank or the originator of the related account which complies with all requirements of law applicable to the bank or the originator of the related account that, if not complied with, would have a material adverse effect on the trust or its assigns;

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  for which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or made by the bank or the originator of the related account in connection with the creation of the receivable or the execution, delivery and performance by the bank or the originator of the related account of the related credit card program agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that receivable, except that a receivable will not fail to be an eligible receivable if the failure to obtain or make any such consent, license, approval, authorization or registration would not have a material adverse effect on the trust or its assigns;

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  as to which, immediately prior to being transferred to RFS Funding Trust or the trust, as applicable, we had good title free and clear of all liens and security interests arising under or through us and our affiliates, other than any liens permitted by the trust receivables purchase agreement and the transfer agreement;

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  that is the subject of a valid transfer and assignment, or the grant of a security interest, from us to the trust of all of our right, title and interest therein;

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  as to which we have not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the trust, impair the rights of the trust in the receivable;

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  that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to permitted insolvency and equity related exceptions;

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  that constitutes an "account" under Article 9 of the Uniform Commercial Code as in effect in the State of New York;

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  that, at the time of transfer to RFS Funding Trust or the trust, as applicable, has not been waived or modified except as permitted by the bank receivables sale agreement;

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  that, at the time of transfer to RFS Funding Trust or the trust, as applicable, is not subject to any right of rescission, setoff, counterclaim or defense, including usury, other than some insolvency and equity related defenses or other than as to which a downward adjustment has been made pursuant to the bank receivables sale agreement;

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  as to which we have satisfied all obligations required to be satisfied at the time it is transferred to RFS Funding Trust or the trust, as applicable; and

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  so long as a FASIT election is in effect with respect to all or part of the trust, which qualifies as a "permitted asset" within the meaning of Section 860L(c) of the Code.

        On each day on which transferred receivables are transferred to the trust, we will also make representations and warranties to the trust as to:

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  our valid existence and good standing as a limited liability company and our ability to perform our obligations under the transfer agreement;

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  our qualification to do business and good standing in each jurisdiction where our ownership or lease of property or the conduct of our business requires us to be qualified and where the failure to be qualified or in good standing would have a material adverse effect on our ability to perform our obligations under the transaction documents or the receivables;

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  our due authorization, execution, delivery and performance of each transaction document to which we are a party; and

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  the enforceability of each transaction document against us as legal, valid and binding obligations subject to permitted insolvency and equity related exceptions.

        If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the transferred receivables or the availability of the proceeds of the transferred receivables to the trust, then we will be obligated to accept retransfer of all of the transferred receivables. We will be permitted 60 days after we receive notice of such breach, or a longer period, not to exceed 150 days, as may be specified in the notice, to cure the breach.

        The reassignment price would equal the aggregate amount of outstanding transferred receivables as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal amounts for all series of notes, in each case as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the notes through the payment date, plus any other amounts specified in any prospectus supplement.

        Reassignment of any affected receivables or all of the transferred receivables to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described above.

Representations and Warranties of the Bank

        In the bank receivables sale agreement, the bank represents and warrants to us as of each date on which receivables are transferred to us that:

  •
  each transferred receivable is an eligible receivable on the date it is transferred to us;

  •
  the bank receivables sale agreement creates a valid and continuing security interest in the transferred receivables, which will, upon filing of the financing statements required to be filed pursuant to the bank receivables sale agreement and upon creation of each transferred receivable, be prior to all other liens other than liens permitted by the bank receivables sale agreement;

  •
  each transferred receivable constitutes an "account" under the Uniform Commercial Code;

  •
  immediately prior to the conveyance of the transferred receivables under the bank receivables sale agreement, the bank owned and had good and marketable title to each such receivable free and clear of any lien, claim or encumbrance other than liens permitted by the bank receivables sale agreement;

  •
  all required governmental approvals in connection with the transfer of each such receivable to us have been obtained and remain in full force and effect;

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  the bank has caused, or will have caused within 10 days of each designation of additional accounts, filings of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to us in the transferred receivables; and

  •
  subject to liens permitted by the bank receivables sale agreement, the bank has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the transferred receivables and has not authorized the filing of and is not aware of any financing statements against the bank that included a description of collateral covering transferred receivables.

        For purposes of the representations above and the criteria for eligible receivables described below, liens permitted by the bank receivables sale agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business and liens created in favor of, or created by, us.

        If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach any receivables in the related account become defaulted receivables or our rights in the transferred receivables or the proceeds of the transferred receivables are impaired or are not available to us free and clear of any lien, other than liens permitted by the bank receivables sale agreement, those receivables will be deemed to be an ineligible receivable and will be subject to repurchase by the bank as described below. The bank will be permitted 60 days to cure the breach or a longer period not to exceed 120 days agreed to by us after the bank discovers the breach or receives notice of the breach from us.

        The bank will repurchase each ineligible receivable for a purchase price equal to the purchase price paid by us for that receivable, less any principal collections received on the receivable since the date we purchased the receivable. The bank will pay the repurchase price on the first date on which additional receivables are sold to us after the repurchase obligation arises. The repurchase price will first be netted against the purchase price payable by us for receivables sold by the bank to us on the repurchase date, except that if we inform the bank that we require funds to make payments on account of the related ineligible receivable under the transfer agreement, trust receivables purchase agreement or one of the other transaction documents, the bank will instead pay the full repurchase price to us in cash.

        In the bank receivables sale agreement, the bank will also make representations and warranties to us as to:

  •
  the bank's valid existence and good standing under the laws of its jurisdiction of organization and its ability to perform its obligations under the bank receivables sale agreement;

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  the bank's qualification to do business and good standing in each jurisdiction where its ownership or lease of property or the conduct of its business requires it to be qualified and where the failure to be so qualified would have a material adverse effect on the bank's ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the transferred receivables or our interest or the bank's interest in the transferred receivables;

  •
  the due authorization of the bank's execution, delivery and performance of the bank receivables sale agreement and each transaction document to which the bank is a party;

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  the execution, delivery and performance by the bank of the bank receivables sale agreement and each transaction document to which the bank is a party do not violate any law or governmental regulation, except where a violation could not reasonably be expected to have a material adverse effect on the bank's ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the transferred receivables or our interest or the bank's interest in the transferred receivables; and

  •
  the enforceability of each of the transaction documents against the bank as legal, valid and binding obligations, subject to permitted insolvency and equity related exceptions.

        If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the transferred receivables or the availability of the proceeds of the transferred receivables to us, then the bank will be obligated to accept retransfer of all of the transferred receivables. The bank will be permitted 60 days after it receives notice of such breach, or a longer period, not to exceed 150 days, as may be specified in the notice, to cure the breach.

        The reassignment price would be payable on the first payment date following the Monthly Period in which the reassignment obligation arises and would be equal to the aggregate amount of outstanding transferred receivables as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal amounts for all series of securities, as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through the payment date, plus any other amounts specified in any prospectus supplement.

Addition of Trust Assets

        We have the option to designate additional accounts to the trust portfolio, the receivables in which will be sold to us and assigned by us to the trust, if the bank is willing to designate additional accounts under the bank receivables sale agreement. We may continue designating additional accounts without obtaining confirmation of the ratings of any outstanding notes, so long as the following limits are not exceeded:

  (1)
  for any Monthly Period, there may be no more than one designation of additional accounts per retailer and no designation may include any accounts acquired by the bank from third-party financial institutions or accounts in a new private label or co-branded card program;

  (2)
  the principal balance of the additional accounts does not exceed either:

  •
  the product of:

  (a)
  15% and

  (b)
  the Aggregate Principal Receivables as of the first day of the third preceding Monthly Period,

    minus the transferred principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was designated to be added to the trust; or

    •
    the product of:

    (a)
    20% and

      (b)
      the Aggregate Principal Receivables as of the first day of the calendar year in which the addition is to occur,

    minus the transferred principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was designated to be added to the trust;

  (3)
  the number of the additional accounts does not exceed either:

  •
  the product of:

  (a)
  15% and

  (b)
  the number of accounts in the trust as of the first day of the third preceding Monthly Period,

    minus the number of additional accounts added since that date; or

    •
    the product of:

    (a)
    20% and

    (b)
    the number of accounts in the trust as of the first day of the calendar year in which the addition is to occur,

    minus the number of additional accounts added since that date.

        We may exceed these limitations or add accounts acquired by the bank from a third-party financial institution or accounts in a new private label or co-branded card program if the rating agencies for all outstanding series of notes confirm that doing so will not impair their ratings of any outstanding class of notes.

        In addition, if at the end of any Monthly Period, the Free Equity Amount is less than the Minimum Free Equity Amount or the Note Trust Principal Balance is less than the Required Principal Balance, we will be required to make an addition of accounts to the trust on or before the tenth business day following that Monthly Period. The amount of the required addition is the amount necessary so that the Free Equity Amount and the Note Trust Principal Balance, in each case computed on a pro forma basis as if the additional accounts had been designated prior to the end of the Monthly Period, would at least equal the Minimum Free Equity Amount and Required Principal Balance, respectively.

        When we transfer receivables in additional accounts to the trust, we must satisfy several conditions, including:

  •
  we must give the trust prior notice of each addition, and if the additional accounts would exceed the limits described above for additional accounts or include accounts purchased from third-party financial institutions, then each rating agency must confirm that the addition will not impair its rating of any outstanding class of notes;

  •
  we must deliver a written assignment to the trust;

  •
  we must represent and warrant that:

  •
  each additional account is an eligible account and each receivable in such additional account is an eligible receivable as of the date the additional accounts are designated to be added to the trust portfolio;

  •
  no selection procedures that we believe to be materially adverse to the trust or any of its creditors were used in selecting the additional accounts from the available eligible accounts;

  •
  we are not insolvent on the addition date;

    •
    the transfer agreement and the related assignment create a valid security interest in those receivables free and clear of any liens except for liens permitted under the transfer agreement; and

  •
  we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters.

        No party will independently verify that the above conditions for the designation of additional accounts have been met.

Removal of Accounts

        We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us or our designee of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. Our right to remove accounts is subject to the satisfaction of several conditions, including that:

  (1)
  except in the case of removed accounts designated for purchase by a retailer under the terms of the retailer's credit card agreement with the bank, each rating agency confirms that the removal will not impair its rating of any outstanding class of notes;

  (2)
  we certify that:

  (a)
  except in the case of removed accounts designated for purchase by a retailer under the terms of the retailer's credit card agreement with the bank, we reasonably believe that individual accounts or administratively convenient groups of accounts, such as billing cycles, were chosen for removal on a random basis;

  (b)
  except in the case of removed accounts designated for purchase by a retailer under the terms of the retailer's credit card agreement with the bank, we reasonably believe that no selection procedures believed by us to be materially adverse to the trust or its creditors were used in selecting the removed accounts from among any pool of accounts of a similar type; and

  (c)
  in our reasonable belief, the removal will not cause an early amortization event, or in the case of removed accounts designated for purchase pursuant to a retailer's credit card agreement, we have used reasonable efforts to avoid having the removal result in an early amortization event; and

  (3)
  except in the case of removed accounts designated for purchase by a retailer under the terms of the retailer's credit card agreement with the bank, the principal amount of the receivables in the removed accounts will not exceed the lesser of (i) the excess of the Free Equity Amount over the Minimum Free Equity Amount, or (ii) the excess of the Note Trust Principal Balance over the Required Principal Balance.

        In addition, we may from time to time, remove accounts designated for purchase by a retailer under the terms of the retailer's credit card program agreement with the bank. The repurchase price for these receivables will be calculated as if the receivables were ineligible receivables. Amounts received by the trust for these removed receivables will be treated as collections of transferred principal receivables.

        From time to time, we may also designate inactive accounts as removed accounts without satisfying the conditions described above. Inactive accounts are accounts that either (a) have had a zero balance and on which no charges have been made for at least the preceding twelve months or (b) have a zero balance and the related cardholder has agreed to substitute its credit card for a co-branded or dual card.

        No party will independently verify that the above conditions for the removal of accounts have been met.

Funding Period

        On the closing date for any series of notes, the total amount of transferred principal receivables available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series' closing date to the earliest of:

  •
  the date that series' collateral amount equals the sum of the principal amount of that series of notes and any required excess collateral amount for that series;

  •
  the date specified in the related prospectus supplement, which will be no later than three months after that series' closing date; and

  •
  the commencement of an early amortization period.

        During the funding period, the portion of the collateral amount not invested in principal receivables will be maintained by the trust either as cash held in a prefunding account or, if the maximum funding period for any series is longer than one month, in the form of eligible investments transferred by us to the trust of a type approved by the rating agencies for the related series. On the closing date for that series of notes, this amount may be up to 100% of the principal amount of that series of notes. The collateral amount for that series will increase as new principal receivables are transferred to the trust or as the collateral amounts of other outstanding series of notes are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

        During the funding period, the trust will pay to us funds on deposit in the prefunding account as the collateral amount increases. If the portion of the collateral amount that is not invested in principal receivables will be maintained by the trust in the form of eligible investments, rather than cash, then on the maturity date for any eligible investment the trust will either pay the proceeds of the eligible investment to us to the extent of any increase in the collateral amount or, if the collateral amount has not been increased by an amount at least equal to those proceeds, will deposit any remaining proceeds not transferred to us into the excess funding account. If the collateral amount for that series is not increased so that the initial collateral amount equals the sum of the initial principal amount of the notes of that series and the required excess collateral amount for that series by the end of the funding period, the trust will repay to noteholders any amount remaining in the prefunding account or any proceeds of eligible investments held in the excess funding account.

        The prospectus supplement for a series with a funding period will set forth:

  •
  the series' initial collateral amount;

  •
  the initial principal amount of the series of notes;

  •
  the date on which the series' collateral amount is expected to equal the sum of the series' initial principal amount and the required excess collateral amount for that series; and

  •
  the date by which the funding period will end.

Notice of Changes in Trust Portfolio

        If the designation of additional accounts or removal of accounts materially changes the composition of the trust portfolio, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D, which will be filed with the SEC, unless similar information with respect to the trust portfolio was otherwise previously filed in a periodic report filed with the SEC pursuant to the Exchange Act or filed with the SEC in connection with the filing by us of a prospectus supplement or registration statement relating to the trust.

Description of the Notes

        The trust may issue from time to time one or more series of notes under a master indenture and one or more indenture supplements entered into by the trust and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the transfer agreement, the trust receivables purchase agreement, the bank receivables sale agreement, the servicing agreement, the trust agreement for the trust, the indenture and the related indenture supplement for your series. We have filed a form of an indenture supplement and copies of each of the other agreements with the SEC as exhibits to the registration statement relating to the notes.

General

        Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive specified payments of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

  •
  principal payments;

  •
  maturity date;

  •
  interest rate; and

  •
  availability and amount of enhancement.

        Generally, notes offered under this prospectus and the accompanying prospectus supplement:

  •
  will be represented by notes registered in the name of a DTC nominee;

  •
  will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

  •
  will be available for purchase in book-entry form only.

        The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

        DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial ownership interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC participants.

        The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Irish Stock Exchange or another exchange.

        None of us, the administrator, the owner trustee, the indenture trustee or the servicer, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

New Issuances of Notes

        The trust may issue from time to time one or more new series or for any multiple issuance series, notes of any class for that series. All principal terms of each new series will be defined in an indenture supplement. Each series issued may have terms and enhancements that are different from those for any other series. No prior notice to, or consent from, noteholders will be required for the issuance of an additional series, and we do not expect to request such consents. The trust may offer any series or class relating to a multiple issuance series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act either directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

        No new series or, for any multiple issuance series, notes of any class for that series, may be issued unless we satisfy various conditions, including that:

  (1)
  each rating agency confirms that the new issuance will not impair its rating of any outstanding class of notes;

  (2)
  we certify, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

  (3)
  after giving effect to the new issuance, the Free Equity Amount is not less than the Minimum Free Equity Amount and the Note Trust Principal Balance is not less than the Required Principal Balance; and

  (4)
  the trust delivers an opinion of counsel to the effect that, for federal income tax purposes:

  (a)
  except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

  (b)
  the issuance will not adversely affect the tax characterization as debt of any outstanding class of notes as to which an opinion of counsel was delivered at the time of their issuance that those notes would be characterized as debt;

  (c)
  the new issuance will not cause the trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

  (d)
  the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

        If specified in the accompanying prospectus supplement, a series may be a multiple issuance series. In a multiple issuance series, notes of any class can be issued on any date so long as the trust has received confirmation from the rating agencies then rating any outstanding notes of the multiple issuance series that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met. All of the subordinated notes of a multiple issuance series provide subordination protection to all of the senior notes of the same series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. As part of a multiple issuance series, we expect the trust to issue different classes of notes or additional notes of an already issued class, at different times. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of a multiple issuance series.

        For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes, the outstanding principal amount for that class will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

        For each new issuance, we will determine whether additional notes may be issued and whether the conditions to the new issuance have been met. No party will independently verify our determination.

Collateral Amount; Allocation of Collections

        The notes will be secured by and paid from the assets of the trust. The amount of receivables constituting collateral for any series of notes, called its collateral amount, will be specified in the related prospectus supplement, and initially will generally equal the initial outstanding principal amount of the notes of that series plus the initial excess collateral amount, if any, for that series of notes. During the revolving period, the amount of collateral for a series of notes offered under this prospectus will remain constant unless reduced on account of:

  •
  defaulted receivables or uncovered dilution; or

  •
  reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

See "The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus. When a series is amortizing, the collateral amount for that series will decline as transferred principal receivables are collected and paid, or accumulated for payment, to the noteholders.

        The amount available to make payments on each series of notes on each payment date generally will be a portion of the collections of transferred principal receivables received by the trust based on the allocation percentage for that series of notes, which will be based on the collateral amount for that series. The collateral amount for each series of notes will be calculated as described in the related prospectus supplement.

        The servicer, on behalf of the trust, will allocate all collections of finance charge receivables and transferred principal receivables among each series of notes and the Free Equity Amount based on the respective allocation percentages for each series and the transferor allocation percentage. The transferor allocation percentage at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series. The transferor allocation percentage of finance charge collections and principal collections will first be deposited in the excess funding account to the extent required to maintain a Free Equity Amount that is not less than the Minimum Free Equity Amount, as described under "The Trust—Capitalization of Trust; Minimum Free Equity Amount" in this prospectus. Any remaining finance charge collections and principal collections will be available for distribution by the trust to us or our assigns. Subject to the limitation described above, the collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

Book-Entry Registration

        This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

        The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

        You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

        Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

        Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from

DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

        DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

        Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

        Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

        Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

  •
  the trust advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the trust is unable to locate a qualified successor;

  •
  circumstances change so that the book-entry system through DTC is less advantageous due to economic or administrative burden or the use of the book-entry system becomes unlawful with respect to a series and the trust notifies the indenture trustee in writing that because of the change in circumstance the trust is terminating the book-entry system with respect to that series or class of notes; or

  •
  after the occurrence of an event of default, note owners representing not less than 50%—or another percentage specified in the accompanying prospectus supplement—of the outstanding principal amount of the notes of that series or class advise DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.

        If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the trust will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

        Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date.

        Payments will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note—whether definitive notes or the notes registered in the name of Cede & Co. representing the notes—will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will mail this notice to registered noteholders not later than the fifth day of the month of the final distributions.

        Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the trust and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Interest Payments

        Your class of notes will receive interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed or floating rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

        Interest payments or deposits on any payment date will be paid from:

  •
  collections of finance charge receivables allocated to the series during the preceding Monthly Period or Monthly Periods, including any collections of transferred principal receivables treated as collections of finance charge receivables as described under "—Discount Option" in this prospectus;

  •
  collections of finance charge receivables allocated to other series and made available as described under "—Shared Excess Finance Charge Collections" in this prospectus;

  •
  investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement; and

  •
  any credit enhancement or derivative instrument, to the extent available for the series, as described in the related prospectus supplement.

        If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. In addition, for any series, any accrued and unpaid interest not paid as of the final maturity date for that series will be due and payable on the final maturity date for that series.

Principal Payments

        Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable on any class of notes during the revolving period in connection with a partial amortization. A partial amortization would occur if we were required to add receivables and the bank did not designate sufficient eligible accounts and we elected to avoid an early amortization event by commencing a partial amortization.

        The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be accumulated in a trust account or used to repay the notes of that series. That new period is called an amortization period if partial principal payments are made each month, and is called an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class of notes in full on a scheduled expected principal payment date. If the amount paid or accumulated each month is limited to some specified figure, then the period is called a controlled amortization period or controlled accumulation period, respectively.

        However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early amortization event, an early amortization period will begin, during which available principal will be paid to noteholders monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

        Principal payments for any class of notes will be paid from collections of transferred principal receivables allocated to the related series and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

        Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a class of notes at the end of an accumulation period, that class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

Length of Controlled Accumulation Period

        The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period. On each determination date until the controlled accumulation period begins for any series, the servicer, on behalf of the trust, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in that series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class of notes is less than or more than the number of months in the scheduled controlled accumulation period, the trust will either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal accumulation account by the expected principal payment date. In making its decision, the trust is required to assume that (1) the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior 12 months, (2) the total amount of transferred principal receivables in the trust and the amounts on deposit in the excess funding account will remain constant, (3) no early amortization event for any series will occur and (4) no additional series will be issued after the related determination date. In no case will the controlled accumulation period for any series be reduced to less than one month.

Early Amortization Events

        The revolving period for your series will continue through the date specified in the accompanying prospectus supplement unless an early amortization event occurs prior to that date. An early amortization event occurs with respect to all series of the trust upon the occurrence of any of the following events:

  (a)
  bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

  (b)
  we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us; or

  (c)
  the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        In addition, an early amortization event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which an early amortization event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

        In addition to the consequences of an early amortization event discussed above, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us or any other transferor of receivables to the trust, on the day of that event we or such other transferor, as applicable, will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the trust of this event. Any transferred principal receivables or participation interests transferred to the trust prior to the event, as well as collections on those transferred principal receivables, participation interests and finance charge receivables accrued at any time with respect to those transferred principal receivables, will continue to be part of the trust assets.

        If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of principal receivables to us, in which event we will continue to transfer principal receivables to the trust. See "Risk Factors—Regulatory action could cause delays or reductions in payment of your notes" in this prospectus.

Events of Default; Rights upon Event of Default

        An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

  (1)
  the trust fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

  (2)
  the trust fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

  (3)
  bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

  (4)
  the trust fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

  (a)
  the failure continues, or is not cured, for 60 days after notice, by registered or certified mail, to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of that series of notes, requiring the failure to be remedied and stating that the notice is a "Notice of Default" under the indenture; and

  (b)
  as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

  (5)
  any additional event specified in the indenture supplement related to that series.

        An event of default will not occur if the trust fails to pay the full principal amount of a note on its expected principal payment date.

        An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

        If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal amount of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal amount of the notes of that series may rescind the declaration of acceleration of maturity if:

  (1)
  the trust has paid or deposited with the indenture trustee all principal and interest due on the notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

  (2)
  all events of default have been cured or waived.

        The indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if:

  (1)
  the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

  (2)
  the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

  (3)
  the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

        Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding not less than a majority of the then-outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding not less than a majority of the then-outstanding principal amount of each class of the notes of the affected series or, with respect to any series with two or more classes, each class may also waive any event of default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder of that series.

        After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account and the other trust accounts for an accelerated series of notes and funds in the excess funding account that are available to that series will be applied immediately to pay principal of and interest on those notes.

        Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

        In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

  •
  the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

  •
  the noteholders of at least 25% of the then-outstanding principal balance of each affected series request the indenture trustee in writing to institute a proceeding as indenture trustee;

  •
  the noteholders offer indemnification to the indenture trustee that is satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

  •
  the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

  •
  during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than a majority of the then-outstanding principal amount of the notes of that series a direction inconsistent with the request.

        If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of any affected series, each representing less than a majority of the then-outstanding principal amount of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

        Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

        Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may do one or more of the following:

  •
  institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the notes of the affected series, enforce any judgment obtained and collect from the trust money determined to be due; or

  •
  take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

        Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables, which will be randomly selected, in an amount equal to the collateral amount for the series of accelerated notes and the related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

  •
  receipt by the indenture trustee of the consent of all noteholders of the affected series;

  •
  determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal amount of the affected series; or

  •
  determination by the indenture trustee that the trust assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal amount of each class of the notes of the affected series.

        The remedies described above are the exclusive remedies provided to noteholders, and each noteholder by accepting its interest in the notes of any series and the indenture trustee expressly waive any other remedy that might have been available under the Uniform Commercial Code.

Shared Excess Finance Charge Collections

        If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series that are included in the same group. The servicer on behalf of the trust will allocate the aggregate of the excess finance charge collections for all series in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any Monthly Period, excess finance charge collections will be allocated pro rata among the applicable series based on the relative amounts of finance charge shortfalls for such series.

Shared Principal Collections

        Each series will share excess principal collections with each other series unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The servicer, on behalf of the trust, will allocate the aggregate of the shared principal collections for all principal sharing series to cover any principal shortfalls for other principal sharing series. Principal shortfalls for each series will be calculated as described in the related prospectus supplements. Shared principal collections will only be available to make scheduled or permitted principal distributions to noteholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of transferred principal receivables allocable to those series, and will not be used to cover investor charge-offs for any series.

        If the principal shortfalls exceed the amount of shared principal collections for any Monthly Period, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be available for distribution by the trust to us or our assigns or will be deposited in the excess funding account under the circumstances described under "The Trust—Capitalization of the Trust; Minimum Free Equity Amount" in this prospectus.

Discount Option

        We have the option to reclassify a percentage of collections of transferred principal receivables as collections of finance charge receivables. We also have the option to reclassify a percentage of collections of transferred principal receivables arising in selected groups of trust accounts as collections of finance charge receivables. For example, we may choose to apply discounting to only those trust accounts arising in one or more selected retailer programs. If we do so, the reclassified percentage of collections of transferred principal receivables arising in accounts comprising the entire trust portfolio or accounts comprising only the portion of the trust portfolio selected for discounting for each Monthly Period will be considered collections of finance charge receivables and will be allocated with all other collections of finance charge receivables in the trust portfolio.

        We may exercise this option in order to compensate for a decline in the portfolio yield, but only if there would be sufficient transferred principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of transferred principal receivables. By doing so, we would reduce the likelihood that an early amortization event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust. We may not exercise our option to reclassify collections of transferred principal receivables as collections of finance charge receivables if we reasonably believe that doing so would cause an early amortization event, or any event that with notice or lapse of time or both, would constitute an early amortization event for any series of notes.

        In addition, the rating agencies may limit the percentage of transferred principal receivables that may be reclassified from time to time.

Voting Rights; Amendments

  Transfer Agreement and Servicing Agreement

        The transfer agreement may be amended by us and the trust. The servicing agreement may be amended by the servicer and the trust; however, in the case of any amendment, modification, termination or waiver of the servicing agreement that could reasonably be expected to have a material adverse effect on the performance of the receivables, the rating agencies must have provided confirmation that the amendment, modification, termination or waiver would not impair their rating of any outstanding class of notes. The trust has covenanted to the indenture trustee that it will not amend the transfer agreement or the servicing agreement, unless:

  (1)
  (a)    the amendment is being entered into to cure any ambiguity or correct or supplement any provisions of the applicable agreement or to add or change any other provisions concerning matters or questions raised under that agreement; and

  (b)
  each rating agency confirms that the amendment will not impair its rating of any outstanding class of notes and the trust has received a certificate from one of our authorized officers stating that, in our reasonable belief, the amendment will not:

  (i)
  result in the occurrence of an early amortization event or an event of default; or

  (ii)
  materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; or

  (2)
  each rating agency confirms that the amendment will not impair its rating of any outstanding class of notes and the amendment is being entered into to add, modify or eliminate any provisions necessary or advisable in order to enable:

  (a)
  a FASIT election to be made with respect to all or part of the trust;

  (b)
  so long as a FASIT election is in effect, all or part of the trust to qualify as a FASIT under the Code;

  (c)
  the termination of a FASIT election with respect to all or part of the trust; or

  (d)
  the trust to avoid the imposition of state or local income or franchise taxes on the trust's property or its income; or

  (3)
  the trust obtains the consent of noteholders representing more than 66 2/3% of the then-outstanding principal amount of the notes of each series affected by the amendment for which we have not delivered to the trust a certificate of the type described in clause (1)(b) above.

        The trust will also covenant to the indenture trustee that, notwithstanding the foregoing clauses (1) through (3) above, the trust will not enter into any amendment of the transfer agreement or the servicing agreement if the amendment:

  (1)
  reduces the amount of, or delays the timing of:

  (a)
  any distributions to be made to noteholders of any series; or

  (b)
  the amount available under any credit enhancement,

        in each case, without the consent of each affected noteholder;

  (2)
  changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

  (3)
  reduces the percentage of the outstanding principal amount of the notes required to consent to any amendment, without the consent of each affected noteholder; or

  (4)
  adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing more than 66 2/3% of the then-outstanding principal amount of the notes of each affected series or class.

        For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

  Trust Agreement

        The trust agreement may be amended by us and the owner trustee, without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provision in the trust agreement, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying the rights of the holder of the transferor certificate if:

  •
  we certify that the action will not adversely affect in any material respect the interests of the holder of the transferor certificate or the noteholders; and

  •
  each rating agency confirms that the amendment will not impair its rating of any outstanding class of notes.

  Bank Receivables Sale Agreement

        The bank receivables sale agreement may be amended without the consent of the noteholders. However, we have covenanted in the transfer agreement that we will not enter into an amendment of the bank receivables sale agreement if such amendment would adversely affect in any material respect the interests of the trust or the noteholders.

  Indenture

        The trust and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

  •
  to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

  •
  to reflect the agreement of another person to assume the role of the trust when permitted under the indenture;

  •
  to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust if the surrender would not have a material adverse effect on the noteholders;

  •
  to transfer or pledge any property to the indenture trustee for the benefit of the noteholders;

  •
  to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not materially adversely affect the interests of the noteholders;

  •
  to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture, in each case subject to the applicable terms of the indenture;

  •
  to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted; or

  •
  to permit the issuance of one or more new series of notes under the indenture.

        The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture or any indenture supplement, upon:

  (1)
  receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding class of notes;

  (2)
  the trust's delivery of an officer's certificate to the effect that all requirements for the amendment have been satisfied and, in the reasonable belief of the certifying officer, the action will not (i) cause an early amortization event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

  (3)
  receipt by the trust of an opinion of counsel to the effect that for federal income tax purposes:

  (a)
  the transaction will not adversely affect the tax characterization as debt of notes of any outstanding class as to which an opinion of counsel was delivered at the time of their issuance that those notes would be characterized as debt;

  (b)
  the transaction will not cause the trust to be deemed to be an association or publicly traded partnership taxable a corporation; and

  (c)
  the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

        The trust and the indenture trustee may also, without the consent of the noteholders of any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable (i) a FASIT election to be made with respect to all or part of the trust, (ii) so long as a FASIT election is in effect, all or part of the trust to qualify as a FASIT under the Code, (iii) the termination of a FASIT election with respect to all or part of the trust or (iv) the trust to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. Prior to any amendment described in this paragraph, each rating agency must confirm that the amendment will not impair its rating of any outstanding class of notes. In addition, no amendment described in this paragraph or the preceding paragraph may affect the rights, duties or obligations of the indenture trustee or the trust under the indenture.

        The trust and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

  •
  change the due date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note or interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

  •
  reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

  •
  reduce the percentage of the aggregate principal amount of the notes required to direct the indenture trustee to direct the trust to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

  •
  decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

  •
  modify provisions of the indenture prohibiting the voting of notes held by the trust, any other party obligated on the notes, us, or any of our or their affiliates; or

  •
  permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

        The trust and the indenture trustee may otherwise, with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal amount of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

  List of Noteholders

        Holders of not less than 10% of the outstanding principal amount of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Fees and Expenses Payable From Collections

        On the second business day preceding each payment date, the trust will determine:

  •
  the amount of fees and any other amounts payable to the indenture trustee;

  •
  the amount of fees and any other amounts payable to the owner trustee; and

  •
  the amount of fees and any other amounts payable to the administrator;

and, if the above fees and expenses have not been paid by us or the trust, will allocate those fees and expenses, to the extent any of those amounts are solely attributable to one series, to each series as to which they are solely attributable, and any amounts remaining will be allocated to each series according to their respective allocation percentages. The amount allocated to each series will be paid on the following payment date. The indenture supplement for any series may specify a cap on the amount of these fees and expenses that are payable from the collections allocated to that series on any payment date.

        In addition, a portion of the monthly servicing fee payable to the servicer on each payment date will be allocated to each series as described under "The Servicers—Servicing Compensation and Payment of Expenses" in this prospectus.

        The following table summarizes the fees and expenses that may be payable from the collections allocated to the notes:

Type of Fees and Expenses	Amount or Calculation	Purpose	Source of Funds for Payment	Distribution Priority
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable by the trust and may be paid from finance charge collections allocated to the notes as described above	as specified under "Description of Series Provisions—Application of Finance Charge Collections" in the related prospectus supplement
owner trustee fees and expenses	An amount agreed upon by us and the owner trustee from time to time	compensation and reimbursement of the owner trustee	payable by us, and to the extent amounts remain unpaid, payable from finance charge collections allocated to the notes as described above	as specified under "Description of Series Provisions—Application of Finance Charge Collections" in the related prospectus supplement
administrator fees and expenses	$350 monthly	compensation and reimbursement of the administrator	payable by the trust and may be paid from finance charge collections allocated to the notes	as specified under "Description of Series Provisions—Application of Finance Charge Collections" in the related prospectus supplement
servicing fees and expenses	1/12th of the product of the servicing fee rate for the related series, as specified in the related prospectus supplement, and the collateral amount for that series on the last day of the prior Monthly Period	compensation and reimbursement of the servicer	the portion of the servicing fee allocated to any series will be payable from finance charge collections allocated to that series	as specified under "Description of Series Provisions—Application of Finance Charge Collections" in the related prospectus supplement

Final Payment of Principal

        If so specified in the prospectus supplement relating to a series, we will have the option to purchase the collateral amount for your series at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series, but only if the purchase price paid to the trust is sufficient to pay all amounts owing to the noteholders of that series and all other amounts specified for that series in the related indenture supplement, as described in the prospectus supplement for that series. The purchase price will equal:

  •
  the collateral amount of the notes of that series; plus

  •
  that series' applicable allocation percentage of finance charge receivables.

        The trust will give the indenture trustee at least thirty days prior written notice of the date on which we intend to exercise our purchase option. For any series, the related prospectus supplement may specify additional conditions to our purchase option.

        Each prospectus supplement will specify the final maturity date for the related notes, which will generally be a date falling substantially later than the expected principal payment date. For any class of notes, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal by the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "Description of the Notes—Events of Default; Rights upon Event of Default" in this prospectus. The trust will notify the indenture trustee, and the indenture trustee will subsequently notify each noteholder of record at the close of business on the record date preceding the payment date, of the date on which the trust expects the final installment of principal and interest on the notes to be paid. Such notice will be mailed no later than the fifth day of the calendar month for the final payment date and will specify that the final installment will be payable only upon presentation and surrender of the related note and will specify where the notes may be presented and surrendered for payment of the final installment.

Satisfaction and Discharge of Indenture

        The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Credit Enhancement

General

        For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a derivative agreement, a surety bond, an insurance policy, a spread account, a reserve account or the use of cross support features, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

        In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of uncovered losses.

        If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

  •
  the amount payable under that credit enhancement;

  •
  any conditions to payment not described in this prospectus;

  •
  the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

  •
  any material provision of any agreement relating to that credit enhancement.

        The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

  •
  a brief description of its principal business activities;

  •
  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

  •
  if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

  •
  its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

        If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early amortization events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

Subordination

        If so specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another form of credit enhancement.

        The accompanying prospectus supplement will also set forth information concerning:

  •
  the amount of subordination of a class or classes of subordinated notes in a series;

  •
  the circumstances in which that subordination will be applicable;

  •
  the manner, if any, in which the amount of subordination will decrease over time; and

  •
  the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

        If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit

        If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The trust of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

        The maximum liability of the trust of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral

        If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

  •
  a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

  •
  a cash collateral account; or

  •
  a collateral amount in excess of the initial principal amount of the notes for that series.

        The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

  •
  to the extent we elect to apply collections of transferred principal receivables allocable to the excess collateral to decrease the excess collateral;

  •
  to the extent collections of transferred principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

  •
  to the extent excess collections of finance charge receivables must be deposited into the cash collateral account.

        The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Derivative Agreements

        If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the trust will receive payments from counterparties to the derivative agreements in exchange for the trust's payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

Surety Bond or Insurance Policy

        If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

        If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

        If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

  •
  consent to amendments to the indenture or direct the trust to take any action under the transfer agreement, the servicing agreement or any other document applicable to that series;

  •
  if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

  •
  waive any event of default or early amortization event for that series.

Spread Account

        If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

        If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

Certain Relationships and Related Transactions

        The nature of the affiliations among the sponsor, the servicer, GE Capital (which acts as administrator and a subservicer), the issuing entity and us is illustrated in the chart below.

        [Description, if applicable, of; (1) any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this asset-backed securities transaction, between the sponsor, us and the issuing entity and any of the parties described in paragraphs (a)(1) through (a)(6) of Item 1119 of Regulation AB, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor's understanding of the notes; and (2) to the extent material, any specific relationships involving or relating to this asset-backed securities transaction or the assets of the issuing entity, between the sponsor, us or the issuing entity and any of the parties in paragraphs (a)(1) through (a)(6) of Item 1119 of Regulation AB, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Ownership of Transaction Parties Included in the GE Affiliated Group

Note Ratings

        Any rating of the notes by a rating agency will indicate:

  •
  its view on the likelihood that noteholders will receive required interest and principal payments; and

  •
  its evaluation of the receivables and the availability of any credit enhancement for the notes.

        Among the things a rating will not indicate are:

  •
  the likelihood that principal payments will be paid on a scheduled date;

  •
  the likelihood that an early amortization event will occur;

  •
  the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

  •
  the marketability of the notes;

  •
  the market price of the notes; or

  •
  whether the notes are an appropriate investment for any purchaser.

        A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

        We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. At the time of their issuance, all notes offered by this prospectus and the accompanying prospectus supplement will be rated by at least one nationally recognized rating agency in one of its generic rating categories that signified investment grade. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the notes issued by the trust.

Federal Income Tax Consequences

        The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Code, proposed, temporary and final Treasury regulations promulgated thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for the trust, as qualified in this summary.

        The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through trusts, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and also is limited to investors who have purchased notes and hold those notes as capital assets within the meaning of section 1221 of the Code.

        The trust will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving the public issuance of regular interests in a "financial asset securitization investment trust" (a "FASIT") with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues below will be sought from the IRS.

Classification of FASITs

        The "Small Business Job Protection Act of 1996" created a new type of entity for Federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Sections 860H through 860L of the Code set forth the rules governing the creation and taxation of FASITs (the "FASIT Provisions"). The IRS also published proposed Treasury regulations (the "FASIT Regulations"), supplementing the FASIT Provisions on February 7, 2000, but many issues remained unresolved.

        The American Jobs Creation Act of 2004 (the "Jobs Act") repealed sections 860H through 860L of the Code, thereby eliminating FASITs as entities for federal income tax purposes. The Jobs Act provides for pre-existing FASITs with regular interests outstanding as of October 22, 2004 to be grandfathered for so long as such regular interests remain outstanding in accordance with their original terms. However, neither the Jobs Act nor the accompanying legislative history provide any further guidance with respect to how the FASIT rules (described below) would continue to apply to grandfathered FASITs. The discussion below assumes that the FASIT rules will continue to apply to the trust and to the offered notes as they applied prior to the repeal of the FASIT rules by the Jobs Act.

        Generally, a FASIT is any entity or segregated pool of assets for which an election to be treated as a FASIT applies for the taxable year, all of the interests in which are regular interests or the ownership interest, which has only one ownership interest and such ownership interest is held directly by an eligible corporation, and substantially all of the assets of which consist of permitted assets. An entity or segregated pool of assets qualifying as a FASIT is not subject to Federal income tax. Rather, the holder of the ownership interest in the FASIT is required to treat all assets, liabilities, and items of income, gain, deduction, loss and credit of the FASIT as assets, liabilities and items of the holder. Further, a regular interest in the FASIT, even if not otherwise a debt instrument, is treated as a debt instrument for Federal income tax purposes, although certain FASIT regular interests may be treated as "high-yield regular interests" which are subject to special rules discussed below.

        An election has been made to treat a portion of the trust's assets as a segregated pool constituting a FASIT for Federal income tax purposes (the "RFS FASIT"). Upon issuance of each series of notes, Mayer, Brown, Rowe & Maw LLP will deliver its opinion to the effect that, assuming compliance with all provisions of the servicing agreement, the trust agreement and other transaction documents, (i) the segregated pool of assets designated as the RFS FASIT will qualify as a FASIT, (ii) the notes offered by the trust with respect thereto will be considered to be "regular interests" in the RFS FASIT and (iii) the trust will not be an association or publicly traded partnership taxable as a corporation for Federal income tax purposes. If the repeal of the FASIT rules requires the termination of the RFS FASIT and/or prevents the RFS FASIT from issuing additional "regular interests" in the RFS FASIT, Mayer, Brown, Rowe & Maw LLP will deliver its opinion to the effect that, for Federal income tax purposes, (i) the notes offered by the trust will be characterized as debt and (ii) the trust will not be an association or publicly traded partnership taxable as a corporation. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position. Furthermore, qualification of the RFS FASIT as a FASIT will depend on meeting on a continuing basis the various qualification tests imposed by the Code. Mayer, Brown, Rowe & Maw LLP will not review compliance with these tests on a continuing basis. No assurance can be given that the RFS FASIT will satisfy such tests on a continuing basis.

        Although the accompanying prospectus supplement will indicate if any of the offered FASIT securities are expected to be treated as "high-yield regular interests," in many cases it will not be clear as of the date of the prospectus supplement (and possibly not even after the issuance of the securities) whether any particular class will actually be so treated. The ownership interest in the RFS FASIT is currently owned by an affiliate of the trust and it is expected that it will continue to be owned by an affiliate of the trust.

        If the RFS FASIT fails to comply with one or more of the ongoing requirements of the Code for FASIT status during any taxable year, the Code provides that it will not be treated as a FASIT for that year and thereafter. In that event, the RFS FASIT may be taxable as a separate corporation under Treasury regulations, and the related notes may not be accorded the status or given the tax treatment described in this prospectus under "Federal Income Tax Consequences." The IRS may, but it is not compelled to, provide relief, but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The transaction documents contain provisions designed to maintain the status of the RFS FASIT as a FASIT. It is not anticipated that the status of the RFS FASIT will be terminated.

Tax Consequences to Holder of the Notes

        General. In general, notes offered pursuant to this prospectus (whether as a result of being considered "regular interests" of the RFS FASIT or otherwise) will be treated for Federal income tax purposes as debt instruments and not as an ownership interest in the RFS FASIT or its assets. Moreover, holders of the notes that otherwise report income under a cash method of accounting will be required to report income from the notes under an accrual method. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

        Original Issue Discount and Interest Income on the Notes. The discussion below assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"). This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 0.25% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

        Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy the notes issued with OID, even if you otherwise report income under a cash method of accounting, you will be required to report income for the notes, including interest income, under an accrual method. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

        Sale or Other Disposition of Notes. Upon the sale of a note, a noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted basis in the note. The adjusted tax basis of a note will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included in the noteholder's income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer's ordinary income tax rate if the note is held for not more than 12 months and at the taxpayer's maximum capital gains rate if the note is held for more than 12 months.

        Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person (a "Foreign Person"), any interest paid to or accrued by you (including OID) generally will be considered "portfolio interest" and generally will not be subject to U.S. Federal income tax and withholding tax so long as the income is not effectively connected with your conduct of a trade or business carried on in the United States and:

          (i)  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us or the trust;

         (ii)  you are not a controlled foreign corporation that is related to us or the trust through stock ownership;

        (iii)  you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

        (iv)  the interest is not contingent interest described in section 871(h)(4) of the Code.

        To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN or substantially similar form), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

        If you are a Foreign Person and interest paid or accrued to you is not "portfolio interest," then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:

  •
  IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or

  •
  IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        If you are a Foreign Person engaged in a trade or business in the United States and interest on the note is effectively connected with your conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to U.S. Federal income tax on interest on a net income basis in the same manner as if you were a U.S. person. In addition if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

        If you are a Foreign Person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from U.S. Federal income and withholding tax; provided that:

  •
  the gain is not effectively connected with your conduct of a trade or business in the United States; and

  •
  if you are an individual Foreign Person, you have not been present in the United States for 183 days or more in the taxable year.

        Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and fail to provide the required certification, the trust will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for payments made in the taxable year 2003 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to you setting forth the amount of interest paid on the notes owned by you and the amount of tax withheld on those payments.

Special Rules for FASIT High-Yield Regular Interests

        General. A high-yield regular interest in a FASIT is a subcategory of a FASIT regular interest. A FASIT high-yield regular interest is a FASIT regular interest that either (i) has an issue price that exceeds 125% of its stated principal amount, (ii) has a yield to maturity equal to or greater than a specified amount (generally 500 basis points above the appropriate applicable Federal rate) or (iii) is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets. A holder of a FASIT high-yield regular interest generally is subject to treatment, described above, applicable to FASIT regular interests.

        Limitation on Utilization of Losses. The holder of a FASIT high-yield regular interest may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of such holder will be at least equal to the taxable income derived from such interest (which includes gain or loss from the sale of such interests), any FASIT ownership interests and certain other items specified under the Code. Thus, income from such interests generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular interest cannot be less than such holder's taxable income determined solely for such interests. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less that the group's "tainted" income (thereby preventing losses of one member from offsetting the tainted income of another member). However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to such income for both regular and alternative minimum tax purposes.

        Transfer Restrictions. Transfers of FASIT high-yield regular interests to certain "disqualified holders" will (absent the satisfaction of certain conditions) be disregarded for Federal income tax purposes. In such event, the most recent eligible holder (generally the transferring holder) will continue to be taxed as if it were the holder of the high-yield regular interest (although the disqualified holder, and not the most recent eligible holder, would be taxable on any gain recognized by such holder for such interest). Although not free from doubt, the tax ownership of a FASIT high-yield regular interest may (absent the satisfaction of certain conditions) revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer. The indenture supplement pursuant to which any high-yield regular interest is issued will require, as a prerequisite to any transfer of a FASIT high-yield regular interest, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of such interest. For these purposes, a "disqualified holder" is any person other than a (i) FASIT or (ii) domestic C corporation (other than a corporation that is exempt from (or not subject to) Federal income tax. In addition, the following entities are also "disqualified holders": (a) all regulated investment companies subject to the provisions of Part I of subchapter M of the Code, (b) all real estate investment trusts subject to the provisions of Part II of subchapter M of the Code, (c) all real estate mortgage investment conduits subject to the provisions of Part IV of subchapter M of the Code and (d) all cooperatives described in section 1381(a) of the Code.

Pass-Through Entities Holding Notes

        If a regulated investment company, real estate investment trust, trust, partnership or another entity described in Section 860E(e)(6) of the Code (a "Pass-Through Entity"), or a person holding an interest in a Pass-Through Entity as a nominee for another person, issues a high-yielding debt or equity interest that is supported by any note, such entity will be subject to an excise tax unless no principal purpose of such resecuritization was the avoidance of the rules relating to FASIT high-yield regular interests (pertaining to eligible holders of such interests). See "—Special Rules for FASIT High-Yield Regular Interests—Transfer Restrictions." The tax will apply if the original yield to maturity of the debt or equity interest in the Pass-Through Entity exceeds the greater of (i) the sum of (a) the applicable Federal rate in effect for the calendar month in which the debt or equity interest is issued and (b) five percentage points or (ii) the yield to maturity to such entity on the note (determined as of the date that such entity acquired such interest). The Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest. No such regulations have yet been issued. If this tax did apply, the tax would equal to the product of (i) the highest corporate tax rate and (ii) the income of the holder of the debt or equity interest that is properly attributable to the note supporting such interest.

Prohibited Transactions and Other Taxes

        The Code imposes a prohibited transactions tax, which is a tax on FASITs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction means the disposition of receivables, the receipt of income from a source other than any receivable or other permitted assets, the receipt of compensation for services, or receipt of any income derived from a loan originated by the FASIT. It is not anticipated that the RFS FASIT will engage in any prohibited transactions in which it would recognize a material amount of net income. The holder of the ownership interest and not the RFS FASIT itself will be subject to any prohibited transaction taxes.

        Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on the RFS FASIT.

Termination of the RFS FASIT

        The RFS FASIT will terminate as a FASIT if it revokes its election or if it fails to qualify as a FASIT under the Code. Upon the termination of the RFS FASIT, you will be treated as exchanging your notes for interests in the underlying arrangement that formerly constituted the RFS FASIT, which will be reclassified under general principles of the Federal income tax law as, for example, a partnership or a corporation. You may recognize gain on the exchange, however, no loss may be recognized. Although it is not intended that the RFS FASIT terminate while any notes remain outstanding, the repeal of the FASIT rules may require the termination of the RFS FASIT earlier than anticipated.

State Tax Consequences

        The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes.

Certain ERISA Considerations

        The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

        Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account, Keogh plan and any entity holding "plan assets" of any of the foregoing (each a "benefit plan"), from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with the governing plan documents.

        Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) or ERISA (the "regulation")), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation are applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their issuance if the trust incurs losses. This risk of reclassification is greater for classes of notes that are subordinated to other classes of notes.

        However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition, holding or disposition of the notes by or on behalf of benefit plans could be considered to give rise to a prohibited transaction if we, the trust, the underwriters, the owner trustee, the servicer, the administrator, a counterparty to a derivative contract or the indenture trustee, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

  •
  Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

  •
  Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

  •
  Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

  •
  Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

  •
  Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

        In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction.

        By your acquisition of a note, you will be deemed to represent and warrant that either (i) your purchase and holding of a note is not with the assets of a benefit plan or other plan that is subject to any applicable law that is substantially similar to ERISA or Section 4975 of the Code or (ii) your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

        Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

        If you are a benefit plan fiduciary considering the purchase of any of the notes, we encourage you to consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Plan of Distribution

        Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will sell the notes to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

        In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

        Each underwriting agreement will provide that the transferor and RFS Holding, Inc. will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

        The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Reports to Noteholders

        We will cause the servicer to prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes—Book-Entry Registration" and "The Servicers—Evidence as to Servicer's Compliance" in this prospectus.

        Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The indenture trustee will forward to each noteholder of record a report, prepared by the servicer, for its series on the payment dates for that series. The report will contain the information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

        Periodic information to noteholders generally will include:

  •
  the total amount distributed;

  •
  the amount of principal and interest for distribution;

  •
  collections of transferred principal receivables and finance charge receivables allocated to the trust and each series of notes;

  •
  the aggregate amount of transferred principal receivables and the Note Trust Principal Balance;

  •
  the collateral amount and the collateral amount as a percentage of the Note Trust Principal Balance;

  •
  the aggregate outstanding balance of accounts broken out by delinquency status;

  •
  the aggregate defaults and dilution allocated to the series;

  •
  the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

  •
  the monthly servicing fee for that series;

  •
  the amount available under the credit enhancement, if any, for the series or each class of the series;

  •
  the base rate and portfolio yield, each as defined in the related prospectus supplement for the series;

  •
  if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

  •
  for any payment date during a funding period, the remaining balance in the prefunding account; and

  •
  for the first payment date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

        The trust will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information that is required to enable the noteholders to prepare their federal, state and other income tax returns.

        If required under the Trust Indenture Act of 1939, the indenture trustee will be required to mail to the noteholders each year a brief report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any change in the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported. If none of the events described in the preceding sentence occurred during the previous 12 months, no report will be required to be delivered.

Where You Can Find More Information

        We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

        We will file with the SEC all required annual reports on Form 10-K, monthly distribution reports on Form 10-D and current reports on Form 8-K and other information about the trust under file number 333-130030. The reports described under "The Servicers—Evidence as to Servicer's Compliance" will be filed as exhibits to our annual report on Form 10-K.

        You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

        The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under file number 333-130030 and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by us as depositor on behalf of the trust until we terminate our offering of the notes.

        As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling us care of: GE Money Bank, 4246 S. Riverboat Road, Suite 200, Salt Lake City, Utah 84123-2551, Telephone: (801) 517-5271.

        The trust's annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor's website because those reports are made available to the public on the SEC Internet site as described above and are available, at no cost, by writing or calling us as described in the immediately preceding paragraph.

Glossary of Terms for Prospectus

        "Aggregate Principal Receivables" at any time will equal:

  (a)
  the total amount of transferred principal receivables, after giving effect to any discounting to treat a portion of transferred principal receivables as finance charge receivables; plus

  (b)
  the principal amount of any other participation interest that we transfer to the trust.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Free Equity Amount" means, on any date, the result of:

  (1)
  the Note Trust Principal Balance on that date; minus

  (2)
  the aggregate of the collateral amounts of all outstanding series of notes; plus

  (3)
  the amount of principal collections on deposit in any trust account that will be applied to pay the principal amount of the notes of any series on the following payment date, to the extent not deducted for the purpose of determining the collateral amount for the related series.

        "Minimum Free Equity Amount" will be calculated as the product of (a) the highest Required Retained Transferor Percentage specified in the prospectus supplement for any series, multiplied by (b) the Aggregate Principal Receivables. Unless otherwise specified in the prospectus supplement for your series, the Required Retained Transferor Percentage for your series will be 0%.

        "Monthly Period" means each period beginning on and including the 22nd day of a calendar month and ending on and including the 21st day of the following calendar month.

        "Note Trust Principal Balance" at any time will equal:

  (a)
  the Aggregate Principal Receivables; plus

  (b)
  the amount on deposit in the excess funding account, excluding any investment earnings.

        "Required Principal Balance" means, on any date of determination, the sum of the numerators used to calculate the allocation percentages for principal collections for all outstanding series of notes on that date of determination.

Annex I

Global Clearance, Settlement and
Tax Documentation Procedures

        Except in certain limited circumstances, the globally offered GE Capital Credit Card Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice—i.e., seven calendar day settlement.

        Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

        Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

        Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

        Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants.    Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

        Trading between Clearstream customers and/or Euroclear participants.    Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Clearstream customer or Euroclear participant.    When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

        As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

        Trading between Clearstream or Euroclear seller and DTC purchaser.    Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC—if the holder has an address outside the U.S.—will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See "Federal Income Tax Consequences" in this prospectus.

GE Capital Credit Card Master Note Trust
Issuing Entity

RFS Holding, L.L.C.
Depositor

GE Money Bank
Sponsor and Servicer

Series 200[•]-[•]

$                  Class A [Floating Rate] [•%] Asset Backed Notes
$                  Class B [Floating Rate] [•%] Asset Backed Notes
$                  Class C [Floating Rate] [•%] Asset Backed Notes

Prospectus Supplement

Underwriters of the Class A notes
Underwriters of the Class B notes
Underwriters of the Class C notes

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the notes in any state where the offer is not permitted.

        We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14    Other Expenses of Issuance and Distribution.

        Estimated expenses in connection with the offering of the Securities being registered herein are as follows:

SEC filing fee	$195,000
Legal fees and expenses	1,250,000
Accounting fees and expenses	200,000
Rating agency fees	2,500,000
Indenture Trustee fees and expenses	75,000
Blue Sky expenses	20,000
Printing and engraving	150,000
Miscellaneous	100,000

Total	$4,490,000

Item 15    Indemnification of Directors and Officers.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        RFS Holding, L.L.C. ("RFS Holding") was formed under the laws of the State of Delaware. The limited liability company agreement of RFS Holding provides, in effect that, subject to certain limited exceptions, it will indemnify and hold harmless, and advance expenses to its members, managers, employees, organizers or agents (each, an "Indemnified Party"), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the limited liability company agreement or RFS Holding's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that RFS Holding may otherwise have, shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of RFS Holding.

        Insofar as indemnification by RFS Holding for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of RFS Holding pursuant to the foregoing provisions, RFS Holding has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Directors and officers of the Registrant are insured against liability which they may incur in their capacity as such pursuant to a professional errors and omission policy.

        Each underwriting agreement will generally provide that the underwriter will indemnify RFS Holding and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act relating to certain information provided or actions taken by the underwriter.

RFS Holding has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16    Exhibits.

1.1	—	Form of Underwriting Agreement for Notes*
3.1	—
Limited Liability Company Agreement of RFS Holding, L.L.C. (incorporated by reference to Exhibit 3.1 of Form S-3 Registration Statement filed on July 31, 2003 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.1	—
Master Indenture, dated as of September 25, 2003, between GE Capital Credit Card Master Note Trust, as Issuer, and Deutsche Bank Trust Company Americas, as Indenture Trustee (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.2	—
Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among RFS Holding, L.L.C., RFS Funding Trust, GE Money Bank, GE Capital Credit Card Master Note Trust, Deutsche Bank Trust Company Delaware, as Trustee of RFS Funding Trust, and Deutsche Bank Trust Company Americas, as Indenture Trustee (incorporated by reference to Exhibit 4.16 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.3	—
Second Amendment to Master Indenture, dated as of June 17, 2004, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.4 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on June 17, 2004)
4.4	—
Third Amendment to Master Indenture, dated as of August 31, 2006, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on August 31, 2006)
4.5	—
Fourth Amendment to Master Indenture, dated as of June 28, 2007, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on June 28, 2007)
4.6	—	Form of Indenture Supplement, including form of Notes (incorporated by reference to Exhibit 4.4 of Amendment No. 1 to Form S-3 Registration Statement filed on August 30, 2005 (No. 333-127292))
4.7	—
Trust Agreement, dated as of September 25, 2003, between RFS Holding, L.L.C. and The Bank of New York (Delaware) (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.8	—
Custody and Control Agreement, dated as of September 25, 2003 by and among Deutsche Bank Trust Company of Americas, in its capacity as Custodian and in its capacity as Indenture Trustee, and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.8 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))

4.9	—
Receivables Sale Agreement, dated as of June 27, 2003, between GE Money Bank and RFS Holding, L.L.C. (incorporated by reference to Exhibit 4.9 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.10	—
RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as February 7, 2005, between GE Money Bank and RFS Holding, L.L.C. (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on February 7, 2005)
4.11	—
Third Amendment to Receivables Sale Agreement, dated as December 21, 2006, between GE Money Bank and RFS Holding, L.L.C. (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on December 21, 2006)
4.12	—
Transfer Agreement, dated as of September 25, 2003, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.12 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.13	—
Second Amendment to Transfer Agreement, dated as of June 17, 2004, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.3 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on June 17, 2004)
4.14	—
Third Amendment to Transfer Agreement, dated as of November 21, 2004, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on November 21, 2004)
4.15	—
Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on August 31, 2006)
4.16	—
Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on December 21, 2006)
4.17	—
Servicing Agreement, dated as of June 27, 2003, by and among RFS Funding Trust, GE Capital Credit Card Master Note Trust and GE Money Bank (incorporated by reference to Exhibit 4.13 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.18	—
Servicing Assumption Agreement, dated as of February 7, 2005, by GE Money Bank (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on February 7, 2005)
4.19	—
Administration Agreement, dated as of September 25, 2003, among GE Capital Credit Card Master Note Trust, General Electric Capital Corporation, as administrator, and The Bank of New York (Delaware), not in its individual capacity but solely as Trustee (incorporated by reference to Exhibit 4.14 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))

4.20	—
Servicer Performance Guaranty, dated as of June 27, 2003, by General Electric Capital Corporation (incorporated by reference to Exhibit 4.15 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.21	—
Amended and Restated Service Agreement, dated as of May 25, 2006, between GE Money Bank and General Electric Capital Corporation (incorporated by reference to Exhibit 4.16 of Amendment No. 2 to Form S-3 Registration Statement filed on May 26, 2006 (No. 333-130030))
4.22	—
Form of Subservicing Agreement between General Electric Capital Corporation and Affiliated Subservicers (incorporated by reference to Exhibit 4.17 of Amendment No. 2 to Form S-3 Registration Statement filed on May 26, 2006 (No. 333-130030))
4.23	—
First Amendment to Servicing Agreement, dated as of May 22, 2006, between GE Capital Credit Card Master Note Trust and GE Money Bank (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on May 25, 2006)
4.24	—
Second Amendment to Servicing Agreement, dated as of June 28, 2007, between GE Capital Credit Card Master Note Trust and GE Money Bank (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on June 28, 2007)
5.1	—	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality*
8.1	—	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to Federal income tax matters*
23.1	—	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5.1)*
23.2	—	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 8.1)*
24.	—	Power of Attorney (included in the signature page to the Registration Statement)*
25.1	—	Form T-1 Statement of Eligibility (incorporated by reference to Exhibit 25.1 of Amendment No. 2 to Form S-3 Registration Statement filed on May 26, 2006 (No. 333-130030))

*
Previously filed

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the registration statement:

           (a)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (b)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (c)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

  Provided further, however, paragraphs (1)(a) and (1)(b) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser;

           (a)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (b)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (a)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (b)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

           (c)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf or the undersigned registrant; and

           (d)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   As to documents subsequently filed that are incorporated by reference:

    the undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (8)   The undersigned registrant hereby undertakes that:

           (a)  For purposes of determining any liability under the Securities Act, or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (b)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (9)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (10) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

        (11) In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the date of August 24, 2007.

RFS Holding, L.L.C.
By:	* Robert C. Green Principal Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

* Robert C. Green	Principal Executive Officer and Manager	August 24, 2007
* Ravi Ramanujam	Principal Financial Officer and Manager	August 24, 2007
* Jeffrey R. Charlton	Principal Accounting Officer	August 24, 2007
/s/ DAVID SCHULZ David Schulz	Manager	August 24, 2007
*	Signed by David Schulz as attorney-in-fact under Power of Attorney
By:	/s/ DAVID SCHULZ Name: David Schulz Title: Attorney-in-fact

Description of Exhibits.

1.1	—	Form of Underwriting Agreement for Notes*
3.1	—
Limited Liability Company Agreement of RFS Holding, L.L.C. (incorporated by reference to Exhibit 3.1 of Form S-3 Registration Statement filed on July 31, 2003 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.1	—
Master Indenture, dated as of September 25, 2003, between GE Capital Credit Card Master Note Trust, as Issuer, and Deutsche Bank Trust Company Americas, as Indenture Trustee (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.2	—
Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among RFS Holding, L.L.C., RFS Funding Trust, GE Money Bank, GE Capital Credit Card Master Note Trust, Deutsche Bank Trust Company Delaware, as Trustee of RFS Funding Trust, and Deutsche Bank Trust Company Americas, as Indenture Trustee (incorporated by reference to Exhibit 4.16 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.3	—
Second Amendment to Master Indenture, dated as of June 17, 2004, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.4 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on June 17, 2004)
4.4	—
Third Amendment to Master Indenture, dated as of August 31, 2006, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on August 31, 2006)
4.5	—
Fourth Amendment to Master Indenture, dated as of June 28, 2007, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on June 28, 2007)
4.6	—	Form of Indenture Supplement, including form of Notes (incorporated by reference to Exhibit 4.4 of Amendment No. 1 to Form S-3 Registration Statement filed on August 30, 2005 (No. 333-127292))
4.7	—
Trust Agreement, dated as of September 25, 2003, between RFS Holding, L.L.C. and The Bank of New York (Delaware) (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.8	—
Custody and Control Agreement, dated as of September 25, 2003 by and among Deutsche Bank Trust Company of Americas, in its capacity as Custodian and in its capacity as Indenture Trustee, and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.8 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.9	—
Receivables Sale Agreement, dated as of June 27, 2003, between GE Money Bank and RFS Holding, L.L.C. (incorporated by reference to Exhibit 4.9 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))

4.10	—
RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as February 7, 2005, between GE Money Bank and RFS Holding, L.L.C. (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on February 7, 2005)
4.11	—
Third Amendment to Receivables Sale Agreement, dated as December 21, 2006, between GE Money Bank and RFS Holding, L.L.C. (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on December 21, 2006)
4.12	—
Transfer Agreement, dated as of September 25, 2003, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.12 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.13	—
Second Amendment to Transfer Agreement, dated as of June 17, 2004, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.3 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on June 17, 2004)
4.14	—
Third Amendment to Transfer Agreement, dated as of November 21, 2004, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on November 21, 2004)
4.15	—
Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on August 31, 2006)
4.16	—
Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on December 21, 2006)
4.17	—
Servicing Agreement, dated as of June 27, 2003, by and among RFS Funding Trust, GE Capital Credit Card Master Note Trust and GE Money Bank (incorporated by reference to Exhibit 4.13 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.18	—
Servicing Assumption Agreement, dated as of February 7, 2005, by GE Money Bank (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on February 7, 2005)
4.19	—
Administration Agreement, dated as of September 25, 2003, among GE Capital Credit Card Master Note Trust, General Electric Capital Corporation, as administrator, and The Bank of New York (Delaware), not in its individual capacity but solely as Trustee (incorporated by reference to Exhibit 4.14 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))
4.20	—
Servicer Performance Guaranty, dated as of June 27, 2003, by General Electric Capital Corporation (incorporated by reference to Exhibit 4.15 of Amendment No. 1 to Form S-3 Registration Statement filed on May 20, 2004 (No. 333-107495, 333-107495-01 and 333-107495-02))

4.21	—
Amended and Restated Service Agreement, dated as of May 25, 2006, between GE Money Bank and General Electric Capital Corporation (incorporated by reference to Exhibit 4.16 of Amendment No. 2 to Form S-3 Registration Statement filed on May 26, 2006 (No. 333-130030))
4.22	—
Form of Subservicing Agreement between General Electric Capital Corporation and Affiliated Subservicers (incorporated by reference to Exhibit 4.17 of Amendment No. 2 to Form S-3 Registration Statement filed on May 26, 2006 (No. 333-130030))
4.23	—
First Amendment to Servicing Agreement, dated as of May 22, 2006, between GE Capital Credit Card Master Note Trust and GE Money Bank (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on May 25, 2006)
4.24	—
Second Amendment to Servicing Agreement, dated as of June 28, 2007, between GE Capital Credit Card Master Note Trust and GE Money Bank (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C. on June 28, 2007)
5.1	—	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality*
8.1	—	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to Federal income tax matters*
23.1	—	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5.1)*
23.2	—	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 8.1)*
24.	—	Power of Attorney (included in the signature page to the Registration Statement)*
25.1	—	Form T-1 Statement of Eligibility (incorporated by reference to Exhibit 25.1 of Amendment No. 2 to Form S-3 Registration Statement filed on May 26, 2006 (No. 333-130030))

*
Previously filed

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CALCULATION OF REGISTRATION FEE
Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus
TABLE OF CONTENTS
Summary of Terms
Series 200 [ • ] - [ • ]
Offered Notes
Structural Summary
Risk Factors
Receivables Performance
Receivables Delinquency Experience (Dollars in Thousands)
Account Delinquency Experience
Loss Experience (Dollars in Thousands)
Revenue Experience (Dollars in Thousands)
Composition of the Trust Portfolio
Composition by Retailer
Composition by Account Balance
Composition by Credit Limit
Composition by Account Age
Composition by Billing Address
Composition by Delinquency Status
Composition by Obligor Credit Quality
Static Pool Information
Maturity Considerations
Cardholder Monthly Payment Rates
Payment Status
Use of Proceeds
Description of Series Provisions
Legal Proceedings
[Certain Relationships and Related Transactions]
Underwriting
Legal Matters
Glossary of Terms for Prospectus Supplement
Other Series of Notes Issued and Outstanding
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement
TABLE OF CONTENTS
Risk Factors
The Sponsor
The Depositor
The Trust
The Servicers
The Indenture Trustee
The Owner Trustee
The Trust Portfolio
Description of the Notes
Credit Enhancement
Certain Relationships and Related Transactions
Ownership of Transaction Parties Included in the GE Affiliated Group
Note Ratings
Federal Income Tax Consequences
State Tax Consequences
Certain ERISA Considerations
Plan of Distribution
Reports to Noteholders
Where You Can Find More Information
Glossary of Terms for Prospectus
Global Clearance, Settlement and Tax Documentation Procedures
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Description of Exhibits.